                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[X] Definitive Proxy Statement                RULE 14C-5(D)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                      COLUMBIA/HCA HEALTHCARE CORPORATION
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                      COLUMBIA/HCA HEALTHCARE CORPORATION
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

                      COLUMBIA/HCA HEALTHCARE CORPORATION

                                ONE PARK PLAZA
                          NASHVILLE, TENNESSEE 37203

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 8, 1995

  Notice is hereby given that the Annual Meeting of Stockholders of Columbia/HCA Healthcare Corporation, a Delaware corporation (the "Company"), will be held at the Company's offices at One Park Plaza, Nashville, Tennessee, on Thursday, June 8, 1995 at 9:00 a.m., Central Daylight Time, for the follow-ing purposes:

    (1) To elect five directors to serve until the Annual Meeting of Stock-holders in 1998, or until their successors shall have been duly elected and qualified;

    (2) To consider and approve an amendment to the Columbia/HCA Healthcare Corporation Employee Stock Purchase Plan which would increase the number of authorized shares thereunder from 2,000,000 shares to 10,000,000 shares, and certain other amendments;

    (3) To consider and approve the adoption of the Columbia/HCA Healthcare Corporation 1995 Management Stock Purchase Plan; and

    (4) To transact such other business as may properly come before the meet-ing.

  Stockholders of record at the close of business on April 25, 1995, are enti-tled to notice of and to vote at the Annual Meeting. A complete list of the stockholders entitled to vote at the Annual Meeting will be available for ex-amination by any stockholder at the Company's executive offices, during ordi-nary business hours, for a period of at least ten days prior to the Annual Meeting.

  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN AS PROMPTLY AS POSSIBLE THE ENCLOSED PROXY IN THE ACCOMPANYING RE-PLY ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON.

                                          By Order of the Board of Directors,

                                              /s/ Stephen T. Braun

                                                Stephen T. Braun
                                                   Secretary

Nashville, Tennessee
May 8, 1995

                      COLUMBIA/HCA HEALTHCARE CORPORATION

                                ONE PARK PLAZA
                          NASHVILLE, TENNESSEE 37203

                                PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 8, 1995

                               ----------------

                                 INTRODUCTION

  The accompanying proxy is solicited by the Board of Directors (the "Board") of Columbia/HCA Healthcare Corporation, a Delaware corporation (the "Compa-ny"), for use at the Annual Meeting of Stockholders of the Company (the "An-nual Meeting") to be held on the date, at the time and place and for the pur-poses set forth in the accompanying Notice of Annual Meeting of Stockholders. The Company's principal executive offices are located at One Park Plaza, Nash-ville, Tennessee 37203, and its telephone number is (615) 327-9551. Stockhold-ers of record at the close of business on April 25, 1995 are entitled to no-tice of and to vote at the Annual Meeting. This Proxy Statement and the accom-panying proxy are first being mailed to stockholders on or about May 8, 1995.

                              THE ANNUAL MEETING

VOTING AT THE ANNUAL MEETING

  On April 25, 1995, there were 348,340,881 shares of the Company's common stock, $.01 par value (the "Common Stock"), issued and outstanding (which does not include 80,411,750 shares of the Common Stock not entitled to vote at the Annual Meeting representing shares deliverable upon surrender of certificates for shares of Healthtrust Common Stock) which were held by approximately 20,000 holders of record. Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to a vote of stockholders. The Common Stock is the only class of capital stock of the Company having general voting rights.

  The presence in person or by proxy of the holders of a majority of the Company's outstanding shares of Common Stock will constitute a quorum. The af-firmative vote of a plurality of the shares represented at the Annual Meeting, in person or by proxy, will be necessary for the election of directors. The affirmative vote of a majority of the shares represented at the Annual Meet-ing, in person or by proxy, will be necessary (a) to approve the amendments to the Columbia/HCA Healthcare Corporation Employee Stock Purchase Plan (the "Em-ployee Plan"), (b) to approve the adoption of the Columbia/HCA Healthcare Cor-poration 1995 Management Stock Purchase Plan (the "Management Plan"), and (c) for the taking of all other actions which may properly come before the Annual Meeting.

PROXIES AND PROXY SOLICITATION

  All shares of Common Stock represented by properly executed proxies will be voted at the Annual Meeting in accordance with the directions marked on the proxies, unless such proxies have previously been revoked. If no directions are indicated on such proxies, they will be voted "For" (a) the election of each nominee named below under "Election of Directors", (b) the approval of the amendments to the Employee Plan, and (c) the approval of the adoption of the Management Plan. If any other matters are properly presented at the Annual Meeting for action, which is not presently anticipated, the proxy holders will vote the proxies (which confer discretionary authority upon such holders to vote on such matters) in accor-dance with their best judgment. Any stockholder present (including broker non-votes) at the Annual Meeting, but who abstains from voting, shall be counted for purposes of determining whether a quorum exists. With respect to all mat-ters other than the election of directors, an abstention (or broker non-vote) has the same effect as a vote against the proposal. Each proxy executed and returned by a stockholder may be revoked at any time before it is voted by timely submission of written notice of revocation or by submission of a duly executed proxy bearing a later date (in either case directed to the Secretary of the Company) or, if a stockholder is present at the Annual Meeting, he or she may elect to revoke his or her proxy and vote his or her shares personal-ly.

  The cost of soliciting proxies will be borne by the Company. In addition, Corporate Investor Communications, Inc., a proxy soliciting firm, has been re-tained by the Company to assist in the solicitation at a cost of approximately $8,500, plus out-of-pocket expenses. Certain directors, officers and other em-ployees of the Company, not specially employed for this purpose, may also so-licit proxies, without additional remuneration therefor, by personal inter-view, mail, telephone or telegram. The Company will also request brokers and other fiduciaries to forward proxy soliciting material to the beneficial own-ers of shares of the Common Stock which are held of record by such brokers and fiduciaries and will reimburse such persons for their reasonable out-of-pocket expenses.

                            PRINCIPAL STOCKHOLDERS

  The following table sets forth as of April 25, 1995, certain information concerning shares of the Common Stock held by (a) each stockholder owning ben-eficially at least 5% of the outstanding Common Stock, (b) each director or nominee for director of the Company, (c) each executive officer of the Company named in the "Summary Compensation Table" and (d) all directors and executive officers of the Company as a group.

                                                         NUMBER OF
         NAME OF INDIVIDUAL OR NUMBER IN GROUP          SHARES(1)(2)      PERCENT
         -------------------------------------          ------------      -------
The Columbia/HCA Healthcare Corporation Stock Bonus
 Plan..................................................  24,859,383(3)      7.1
FMR Corp. and Edward C. Johnson 3d.....................  23,036,193(3)(4)   6.6
Magdalena Averhoff, M.D................................       5,681(5)       *
Thomas F. Frist, Jr., M.D. ............................  12,392,843(6)      3.6
J. David Grissom.......................................      71,493(7)       *
Richard W. Hanselman...................................       8,800          *
Charles J. Kane........................................      82,635(8)       *
John W. Landrum........................................     204,539(9)       *
T. Michael Long........................................   1,489,655(10)      *
Donald S. MacNaughton..................................     183,704          *
R. Clayton McWhorter...................................   1,488,342(11)      *
Darla D. Moore.........................................     190,995(12)      *
Rodman W. Moorhead III.................................      10,765(13)      *
Carl F. Pollard........................................     589,781(14)      *
Carl E. Reichardt......................................     168,790(15)      *
Frank S. Royal, M.D....................................      75,901(16)      *
Richard L. Scott.......................................   6,077,121(17)     1.7
Robert D. Walter.......................................      32,556(18)      *
William T. Young.......................................     724,699(19)      *
Stephen T. Braun.......................................      33,844(20)      *
David C. Colby.........................................     170,795(21)      *
David T. Vandewater....................................     332,307(22)      *
  All directors and executive officers as a group (28
   persons)............................................  32,060,357(23)     9.2

- --------
  * Less than one percent.
 (1) Unless otherwise indicated, each stockholder shown on the table has sole voting and investment power with respect to the shares beneficially owned. The number of shares shown does not include the interest of cer-tain persons in shares held by family members in their own right.
 (2) Each named person or group is deemed to be the beneficial owner of secu-rities which may be acquired within 60 days through the exercise or con-version of options, warrants and rights, if any, and such securities are deemed to be outstanding for the purpose of computing the percentage ben-eficially owned by such person or group. Such securities are not deemed to be outstanding for the purpose of computing the percentage of class beneficially owned by any other person or group. Accordingly, the indi-cated number of shares includes shares issuable upon conversion of con-vertible securities or upon exercise of options (including employee stock options) held by such person or group.
 (3) The addresses of the persons known to the Company to be the beneficial owners of more than five percent of the outstanding Common Stock are as follows: The Columbia/HCA Healthcare Corporation Stock Bonus Plan--One Park Plaza, Nashville, Tennessee 37203; and FMR Corp. and Edward C. John-son 3d--82 Devonshire Street, Boston, Massachusetts 02109.
 (4) This information is taken from the most recent Schedule 13G filed with the Securities and Exchange Commission (dated February 13, 1995). Such
     Schedule 13G was filed (1) as if all shares set forth as owned by FMR Corp. or Edward C. Johnson 3d ("Mr. Johnson") were owned by both such holders on a joint basis and (2) as if 21,095,286 of such 23,036,193 shares were jointly owned by FMR Corp., Mr. Johnson and Fidelity Manage-ment & Research Company ("Fidelity"), which is a wholly-owned subsidiary of FMR Corp. It was reported in such Schedule 13G that Mr. Johnson (i) owns 24.9% of the outstanding voting common stock of FMR Corp., (ii) is Chairman of FMR Corp. and (iii) along with various trusts for the benefit of Johnson family members constitute a controlling group with respect to FMR Corp. FMR Corp. has reported that it has sole voting power with re-spect to 981,657 of these 23,036,193 shares and sole dispositive power with respect to 23,026,085 of these shares. Mr. Johnson has reported that he has shared voting power with respect to 10,108 of these shares and also claimed sole dispositive power with respect to 23,026,085 of these shares.
 (5) Includes 5,681 shares issuable upon exercise of options.
 (6) Dr. Frist has shared voting and investment power with respect to 1,071,805 of these shares held by a trust of which he is a contingent beneficiary.
 (7) Includes 3,681 shares issuable upon exercise of options.
 (8) Includes 1,995 shares issuable upon exercise of options.
 (9) Includes 681 shares issuable upon exercise of options.
(10) Includes 400,000 shares issuable upon exercise of the Warrant (hereinaf-ter defined), which is held by The 1818 Fund, L.P. Mr. Long is a co-man-ager of The 1818 Fund, L.P. and disclaims beneficial ownership of such shares. Also includes 8,493 shares issuable upon exercise of options.
(11) Includes 879,238 shares issuable upon exercise of options.
(12) Includes 1,995 shares issuable upon exercise of options.
(13) Includes 3,681 shares issuable upon exercise of options.
(14) Includes 419,256 shares issuable upon exercise of options.
(15) Includes 1,995 shares issuable upon exercise of options.
(16) Includes 1,995 shares issuable upon exercise of options.
(17) Includes 77,500 shares issuable upon exercise of options.
(18) Includes 3,681 shares issuable upon exercise of options.
(19) Includes 3,681 shares issuable upon exercise of options. Also includes 272,108 shares with respect to which Mr. Young has sole voting and investment power and 488,910 shares with respect to which Mr. Young has shared voting and investment power with other persons. Excludes 625,655 shares held by other family members, and in trusts for their benefit, with respect to which Mr. Young has no voting or investment power. Also excludes 498,026 shares held by educational and other non-profit institutions of which Mr. Young serves as a member of the governing boards.
(20) Includes 31,958 shares issuable upon exercise of options.
(21) Includes 101,666 shares issuable upon exercise of options.
(22) Includes 76,667 shares issuable upon exercise of options and 65,024 shares of which Mr. Vandewater is trustee for the minor children of Mr. Scott, over which Mr. Vandewater has sole voting and investment power.
(23) Includes shares issuable upon exercise of options to purchase 1,850,332 shares of Common Stock and 400,000 shares issuable upon exercise of the Warrant.

                             ELECTION OF DIRECTORS

  In accordance with the Restated Certificate of Incorporation of the Company, directors of the Company are divided into three classes, such classes being as nearly equal in number as possible. The term of office of each class is three years. The Board of Directors has fixed the number of members of the Board of Directors at 17, currently consisting of five members whose term of office ex-pires in 1995 (Class II Directors), six members whose term of office expires in 1996 (Class III Directors) and six members whose term of office expires in 1997 (Class I Directors).

  At the Annual Meeting it is proposed that the nominees listed below be elected as Class II members of the Board of Directors. Each such director shall be elected to serve in such capacity until the Annual Meeting of Stock-holders in 1998 or until his or her respective successor is duly elected and qualified.

INFORMATION CONCERNING DIRECTORS

  Information concerning the five nominees proposed by the Board of Directors for election as Class II Directors along with information concerning the pres-ent Class I and Class III Directors, whose terms of office will continue after the Annual Meeting, is set forth below.

  In the event that any of the named nominees for director becomes unable or unwilling to accept nomination or election, the person or persons voting the proxy will vote for the election in his or her stead of such person as the Nominating Committee may recommend. Unless otherwise instructed on the proxy, the proxy holders will vote the proxies received by them FOR the election of the nominees shown below:

                                     PRINCIPAL OCCUPATION AND          DIRECTOR
          NAME           AGE         OFFICES WITH THE COMPANY           SINCE
          ----           ---         ------------------------          --------
                                   NOMINEES
                      CLASS II--PRESENT TERM EXPIRES 1995
 T. Michael Long........  50 Partner, Brown Brothers Harriman & Co.      1991
 Donald S. MacNaughton..  77 Retired Chairman of the Executive           1995
                              Committee, Healthtrust, Inc.
 Rodman W. Moorhead III.  51 Senior Managing Director, E. M. Warburg     1993
                              Pincus & Co., Inc.
 Carl E. Reichardt......  63 Retired Chairman of the Board and Chief     1994
                              Executive Officer, Wells Fargo &
                              Company
 William T. Young.......  76 Chairman of the Board, W. T. Young,         1993
                              Inc.

                                       PRINCIPAL OCCUPATION AND        DIRECTOR
            NAME             AGE       OFFICES WITH THE COMPANY         SINCE
            ----             ---       ------------------------        --------
                        DIRECTORS CONTINUING IN OFFICE
                      CLASS I--PRESENT TERM EXPIRES 1997
 Magdalena Averhoff, M.D. ..  44 Practicing Physician                    1992
 Charles J. Kane............  74 Retired Chairman of the Board,          1994
                                  Third National Corporation
 John W. Landrum............  72 Owner, Springlake Farms                 1993
 R. Clayton McWhorter.......  61 Chairman of the Board, Columbia/HCA     1995
                                  Healthcare Corporation
 Frank S. Royal, M.D........  55 Practicing Physician                    1994
 Robert D. Walter...........  49 Chairman of the Board and Chief         1993
                                  Executive Officer, Cardinal
                                  Health, Inc.
                     CLASS III--PRESENT TERM EXPIRES 1996
 Thomas F. Frist, Jr., M.D..  56 Vice Chairman of the Board,             1994
                                  Columbia/HCA Healthcare
                                  Corporation
 J. David Grissom...........  56 Chairman of the Board, Mayfair          1993
                                  Capital
 Richard W. Hanselman.......  67 Private Investor                        1995
 Darla D. Moore.............  40 Investor                                1994
 Carl F. Pollard............  56 Chairman of the Executive               1993
                                  Committee, Columbia/HCA Healthcare
                                  Corporation and former Chairman of
                                  the Board, Columbia Healthcare
                                  Corporation
 Richard L. Scott...........  42 President and Chief Executive           1990
                                  Officer, Columbia/HCA Healthcare
                                  Corporation

  Magdalena Averhoff, M.D. is a physician specializing in gastroenterology practicing in Miami, Florida. Dr. Averhoff has practiced medicine in Miami for more than five years.

  Thomas F. Frist, Jr., M.D. has been Vice Chairman of the Board of the Com-pany since April 1995. From February 1994 to April 1995, he was Chairman of the Board of the Company. Dr. Frist was Chairman of the Board, President and Chief Executive Officer of HCA-Hospital Corporation of America ("HCA") from 1988 to February 1994. Dr. Frist, a founder of the predecessor of HCA, was previously Chairman and Chief Executive Officer of such predecessor from Au-gust 1985 until September 1987, and in September 1987 he was also named Presi-dent. Dr. Frist is Chairman of the Board of Governors of the United Way of America and is a member of the Board of Trustees of Vanderbilt University.

  J. David Grissom is Chairman of the Board of Mayfair Capital, a private in-vestment firm in Louisville, Kentucky, having held such position since March 1989. Prior to that, he was Chairman of the Board and Chief Executive Officer of Citizens Fidelity Corporation from April 1977 until March 1989. Mr. Grissom is also a director of Providian Corporation, Churchill Downs Incorporated, LG&E Energy Corp. and Regal Cinemas.

  Richard W. Hanselman is currently a private investor. From 1981 to 1986, he was Chairman, President and Chief Executive Officer of Genesco, Inc., a diver-sified footwear and apparel business. Prior thereto, he held senior management positions with Beatrice Companies, Inc., Samsonite Corporation and RCA Corpo-ration. Mr. Hanselman is a director of Becton, Dickinson and Company, Arvin Industries, Inc., The Bradford Funds, IMCO Recycling, Inc., Foundation Health Corporation, Benson Eye Corp. and Daisy Manufacturing. Mr. Hanselman is also a Trustee of the Committee for Economic Development.

  Charles J. Kane is the retired Chairman of the Board of Third National Corpo-ration (a bank holding company) and was the Senior Chairman and Chief Executive Officer of Third National Bank in Nashville from 1983 until 1985 and President and Chief Executive Officer of Third National Bank in Nashville from 1975 to 1983. Mr. Kane is an emeritus director of Third National Bank in Nashville and of American General Corporation.

  John W. Landrum is the owner of Springlake Farms, a farm operations and real estate management company in Harrodsburg, Kentucky.

  T. Michael Long is a partner with Brown Brothers Harriman & Co., a private banking firm, where he has been employed for more than five years. Mr. Long is also a director of Ekco Group, Inc., Neuvo Energy Company and Gulf Canada Re-sources, Ltd.

  Donald S. MacNaughton served as Chairman of the Executive Committee of Healthtrust, Inc.--The Hospital Company ("Healthtrust") from 1987 to April 1995. He retired as an employee of Healthtrust in 1991. Mr. MacNaughton joined Hospital Corporation of America (HCA's predecessor) in 1978 as Chairman and Chief Executive Officer. He continued to serve as Chief Executive Officer of Hospital Corporation of America until 1982, Chairman of the Board until 1985 and as Chairman of the Executive Committee until 1987. Prior to 1978, Mr. Mac-Naughton was Chairman and Chief Executive Officer of The Prudential Insurance Company of America, where he served in various management capacities for 23 years, including nine years as Chairman and Chief Executive Officer. Mr. Mac-Naughton is a member of The Business Council, a member of the Board of Trustees of Vanderbilt University and a member of the Board of Directors of Financial Securities Advisors, Inc.

  R. Clayton McWhorter has been Chairman of the Board of the Company since April 1995. Mr. McWhorter was Chairman and Chief Executive Officer of Healthtrust from 1987 to April 1995 and was President of Healthtrust from 1991 to April 1995. Mr. McWhorter served as President and Chief Operating Officer of Hospital Corporation of America (HCA's predecessor) from 1985 to 1987, and as a Director of Hospital Corporation of America from 1983 to 1987. Mr. McWhorter is a director of Third National Bank in Nashville and Ingram Industries, Inc. and is a member of the Board of the Foundation for State Legislatures. He is also past Chairman of the Federation of American Health Systems, a past member of the Board of Trustees of the American Hospital Association, a Fellow of the American College of Healthcare Executives and a Trustee of the Committee for Economic Development.

  Darla D. Moore is presently engaged in private investment activities. For more than five years until January 1994, Ms. Moore was a Managing Director of Chemical Bank in New York, New York, where she headed the bank's Restructuring and Reorganization Unit as well as the Retail Industries Group. She is also a director of the University of South Carolina Educational Endowment Board.

  Rodman W. Moorhead III has been employed since 1973 by E.M. Warburg, Pincus & Co., Inc., a specialized financial services firm in New York, where he cur-rently serves as Senior Managing Director. He is also a director of Agridyne Technologies, Inc., Cambridge NeuroScience, Inc., NeXagen, Inc., Value Health, Inc. and Vestar, Inc.

  Carl F. Pollard has served as Chairman of the Executive Committee of the Board of Directors of the Company since February 1994. Mr. Pollard was Chairman of the Board of the Company from September 1993 to February 1994, and was Chairman and Chief Executive Officer of Galen Health Care, Inc. ("Galen") from March 1, 1993 to September 1, 1993. Mr. Pollard was President and Chief Operating Officer of Humana Inc. from March 1991 to March 1993 and held various other executive positions with Humana prior thereto. He is also a director of Churchill Downs Incorporated and Vestar, Inc.

  Carl E. Reichardt is retired. From 1983 to December 1994, he served as the Chairman of the Board and Chief Executive Officer of Wells Fargo & Company (a bank holding company) and of its subsidiary, Wells Fargo Bank, N.A. Mr. Reichardt is also a director of Wells Fargo & Company, ConAgra, Inc., Ford Mo-tor Company, Newhall Management Corporation, which is the managing general partner of the Newhall Land & Farming Company (a California limited partner-ship), and of Pacific Gas & Electric Co.

  Frank S. Royal, M.D. has been a practicing physician in Richmond, Virginia for over 20 years. He is Past President/Former Board Chairman of the National Medical Association. He also serves as a member of the Boards of Directors of Crestar Financial Corporation (a bank holding company), Chesapeake Corpora-tion, CXS Corporation, Dominion Resources and Virginia Electric and Power Com-pany, and is on the Boards of Trustees of Meharry Medical College (Chairman of the Board), Virginia Union University (Chairman of the Board) and Richmond Metropolitan YMCA.

  Richard L. Scott has been President and Chief Executive Officer of the Com-pany since September 1993. Mr. Scott was Chairman of the Board and Chief Exec-utive Officer of the Company or its predecessor entities from October 1987 un-til September 1, 1993. Mr. Scott was a founder of the Company and its prede-cessor entities. Mr. Scott serves on the Board of Directors of Banc One Corpo-ration.

  Robert D. Walter is Chairman of the Board and Chief Executive Officer of Cardinal Health, Inc., a pharmaceutical distribution company located in Dub-lin, Ohio. Mr. Walter serves on the Board of Directors of Banc One Corporation and Westinghouse Electric Corporation.

  William T. Young is Chairman of the Board of W.T. Young, Inc., a warehousing company and horse farm located in Lexington, Kentucky.

  The Board of Directors of the Company has adopted a mandatory retirement policy for members of the Company's Board of Directors, with the policy being effective as of July 1, 1994. Pursuant to the policy, no person may be nomi-nated to a term of office on the Board of Directors if he or she has attained the age of 70 before the first day of the proposed term of office. The policy does not apply to certain present directors of the Company. Donald S. Mac-Naughton and William T. Young have been "grandfathered" from the provision. Charles J. Kane and John W. Landrum each have agreed to resign effective June 30, 1996. The Board of Directors will then have the power under the Company's Restated Certificate of Incorporation to appoint successors to fill out the remainder of Messrs. Kane and Landrum's terms, or to reduce the size of the Board of Directors.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

  During 1994, the Company's Board of Directors held seven meetings. Also, there are five committees of the Board of Directors which assist the Board in discharging its responsibilities. These committees, their members and func-tions are discussed below.

  Each incumbent director attended during 1994 at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees on which the individual director served.

  The Audit Committee is presently comprised of four directors: Carl E. Reichardt (Chairman), Magdalena Averhoff, M.D., John W. Landrum and T. Michael Long, none of whom are officers or employees of the Company. The functions of this Committee include review of the programs of the Company's internal audi-tors, the results of their audits, and the adequacy of the Company's system of internal controls and accounting practices. In addition, the Committee reviews the scope of the annual audit by the Company's independent auditors prior to its commencement and reviews the types of services for which the Company re-tains independent auditors. In 1994, this Committee met three times.

  The Compensation Committee is presently comprised of four directors: Darla
D. Moore (Chairman), Charles J. Kane, Robert D. Walter and William T. Young, none of whom are officers or employees of the Company. Responsibilities of this Committee include approval of compensation arrangements for executive management, review of compensation plans relating to officers, grants of op-tions and other benefits under the Company's employee benefit plans and gen-eral review of the Company's employee compensation policies. In 1994, this Committee met one time.

  The Executive Committee is presently comprised of four directors: Carl F. Pollard (Chairman), Thomas F. Frist, Jr., M.D., R. Clayton McWhorter and Rich-ard L. Scott. This Committee has the authority to exercise all of the powers of the full Board of Directors, with certain exceptions relating to major cor-porate matters. This Committee is available to review with members of manage-ment certain areas of the Company's operations and to act when it is impracti-cal to assemble the entire Board for a meeting. In 1994, this Committee did not meet.

  The Investment Committee is presently comprised of three directors: Rodman
W. Moorhead III (Chairman), J. David Grissom and Frank S. Royal, M.D., none of whom are officers or employees of the Company. The functions of this Committee are to establish guidelines for and to analyze the investment performance de-cisions of the various funds, assets and portfolios of the Company. In 1994, this Committee did not meet.

  The Nominating Committee is presently comprised of four directors: Richard
L. Scott (Chairman), Thomas F. Frist, Jr., M.D., J. David Grissom and Carl F. Pollard. Until September 1, 1996, this Committee will have the exclusive power to nominate persons on behalf of the Board of Directors to serve as directors of the Company. The Nominating Committee will consider nominees for the Board of Directors recommended by stockholders. Directors are selected on the basis of their demonstrated broad knowledge, experience and ability in their chosen endeavors and, most importantly, on the basis of their ability to represent the interests of the stockholders. Recommendations by stockholders for such nominees, which must include biographical information and the proposed nomi-nee's written consent to nomination, must be made in writing to the Secretary of the Company not less than 60 days nor more than 90 days prior to the sched-uled date of the meeting (or, if less than 70 days' notice or prior public disclosure of the date of the meeting is given, the 10th day following the earlier of (i) the day such notice was mailed or (ii) the day such public dis-closure was made). In 1994, this Committee did not meet.

  Directors are elected by a plurality of the votes cast by the holders of the shares present in person or represented by proxy at a meeting at which a quo-rum is present. "Plurality" means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of di-rectors to be chosen at the meeting. Consequently, any shares not voted (whether by withholding authority or broker non-vote) have no impact in the election of directors, except to the extent the failure to vote for the indi-vidual results in another individual receiving a larger number of votes.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a regis-tered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and pro-vide the Company with copies of such reports. Based solely on its review of the copies of such forms received by it, or written representations from cer-tain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the past fiscal year all filing requirements ap-plicable to its officers, directors, and greater than ten-percent stockholders were complied with.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Company's Chief Executive Officer and each of the Company's four other most highly com-pensated executive officers, based on salary and bonus earned during 1994.

                                                                           LONG TERM COMPENSATION
                                                                      ---------------------------------
                                         ANNUAL COMPENSATION                 AWARDS           PAYOUTS
                                 ------------------------------------ --------------------- -----------
                                                         OTHER ANNUAL  RESTRICTED  OPTIONS/              ALL OTHER
   NAME AND PRINCIPAL     FISCAL                         COMPENSATION    STOCK       SARS      LTIP     COMPENSATION
       POSITIONS           YEAR  SALARY ($) BONUS ($)(1)    ($)(2)     AWARDS ($)   (#)(3)  PAYOUTS ($)    ($)(4)
   ------------------     ------ ---------- ------------ ------------ ------------ -------- ----------- ------------
Richard L. Scott........   1994   599,000     520,000     107,272(5)       -       150,000        -        9,240
 President and Chief       1993   371,000     350,000           0          -        60,000        -        5,396
 Executive Officer         1992   275,000     175,000           0          -        50,000        -        4,364
Thomas F. Frist, Jr.,
 M.D....................   1994   633,000     500,000           0          -          -           -        7,500
 Chairman of the           1993      -           -              -          -          -           -          -
 Board(6)                  1992      -           -              -          -          -           -          -
David T. Vandewater.....   1994   425,000     360,000           0     2,404,458(7) 125,000        -        9,240
 Chief Operating Officer   1993   318,000     300,000           0     3,004,018(8)  50,000        -        5,396
                           1992   250,000     150,000           0          -       100,000        -        4,364
David C. Colby..........   1994   288,000     143,000           0          -        50,000        -        9,240
 Senior Vice President,    1993   239,000     200,000           0          -        40,000        -        5,396
 Chief Financial Officer   1992   175,000     120,000           0          -        60,000        -        4,364
 and Treasurer
Stephen T. Braun........   1994   234,000     125,000           0          -        50,000        -        9,240
 Senior Vice President     1993   164,000     250,000           0          -        17,000        -        5,396
 and General Counsel       1992   138,000      75,000           0          -        15,000        -        1,719

- --------
(1) Reflects bonus earned during the fiscal year. In some instances all or a portion of the bonus was paid during the following fiscal year.
(2) Except as noted in the table, perquisites and other personal benefits did not exceed the lesser of either $50,000 or 10% of the total of annual sal-ary and bonus for the named executive officer.
(3) Options to acquire shares of the Common Stock.
(4) Consists of the Company contributions to the Company's Savings and Invest-ment Plan.
(5) Other annual compensation for Mr. Scott includes Company provided insur-ance of $1,091, relocation expenses of $10,574 and Company provided trans-portation of $95,607.
(6) Dr. Frist's employment by the Company commenced February 10, 1994.
(7) On September 15, 1995, Mr. Vandewater received 57,249 shares of the Common Stock pursuant to the 1992 Stock and Incentive Plan. On such date, the value of such shares was $2,404,458, which the Company recorded as compen-sation expense.
(8) On October 11, 1993, Mr. Vandewater received 109,237 shares of the Common Stock, in a transfer from Richard L. Scott, the President and Chief Execu-tive Officer of the Company. On such date, the value of such shares was $3,004,018, which the Company recorded as compensation expense. The shares were transferred as an acknowledgement of Mr. Vandewater's past efforts on behalf of the Company and as an incentive for his continued commitment to the Company.

OPTION GRANTS DURING 1994 FISCAL YEAR

  The following table provides information related to options granted to the named executive officers during fiscal 1994.

                                                                       POTENTIAL REALIZABLE
                                                                         VALUE AT ASSUMED
                                                                           ANNUAL RATES
                                                                          OF STOCK PRICE
                                                                           APPRECIATION
                          INDIVIDUAL GRANTS                             FOR OPTION TERM(1)
- --------------------------------------------------------------------- -----------------------
                                   % OF TOTAL
                         OPTIONS/ OPTIONS/SARS
                           SARS    GRANTED TO  EXERCISE OR
                         GRANTED  EMPLOYEES IN BASE PRICE  EXPIRATION
NAME                      (#)(2)  FISCAL YEAR   ($/SH)(3)   DATE(4)   0%   5% ($)    10% ($)
- ----                     -------- ------------ ----------- ---------- --- --------- ---------
Richard L. Scott........ 150,000        3%       38.625     2/11/04     - 3,643,658 9,233,745
Thomas F. Frist, Jr.,
 M.D....................    -           -        38.625     2/11/04     -     -         -
David T. Vandewater..... 125,000      2.5%       38.625     2/11/04     - 3,036,382 7,694,788
David C. Colby..........  50,000        1%       38.625     2/11/04     - 1,214,553 3,077,915
Stephen T. Braun........  50,000        1%       38.625     2/11/04     - 1,214,553 3,077,915

- --------
(1) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Common Stock over the term of the options. These amounts do not take into account provisions of the options relating to termination of the option following termination of employment, nontransferability or vesting over periods of up to five years.
(2) Options to acquire shares of the Common Stock. Each executive officer re-ceived a single grant of options during the fiscal year.
(3) The option exercise price may be paid in shares of the Common Stock owned by the executive officer, in cash, or a combination of the foregoing.
(4) The ten-year options become exercisable with respect to 25% of the shares covered thereby on the second, third, fourth and fifth anniversary dates following the date of grant. The exercise price was equal to the fair mar-ket value of the Common Stock on the date of grant.

OPTION EXERCISES DURING 1994 FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

  The following table provides information related to options exercised by the named executive officers during the 1994 fiscal year and the number and value of options held at fiscal year end. The Company has not issued stock apprecia-tion rights or warrants to its executive officers.

                                                           VALUE OF UNEXERCISED
                                                           NUMBER OF UNEXERCISED         IN-THE-MONEY
                                                               OPTIONS/SARS              OPTIONS/SARS
                                                               AT FY-END (#)           AT FY-END ($)(2)
                                                         ------------------------- -------------------------
                          SHARES ACQUIRED      VALUE
NAME                     ON EXERCISE (#)(1) REALIZED ($) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
- ----                     ------------------ ------------ ----------- ------------- ----------- -------------
Richard L. Scott........         -               -         45,000       215,000       840,000    1,180,000
Thomas F. Frist, Jr.,
 M.D....................         -               -            -          52,500         -          903,751
David T. Vandewater.....       39,375         964,688      64,167       190,833     1,173,961      957,289
David C. Colby..........       39,375         964,688      73,333       116,677     1,539,161    1,290,839
Stephen T. Braun........         -               -         22,541        71,959       457,260      412,991

- --------
(1) Except as noted in the table, the named executive officers did not exer-cise any stock options during 1994.
(2) The closing price for the Common Stock as reported by the New York Stock Exchange, Inc. on December 30, 1994 was $36.50. Value is calculated on the basis of the difference between the option exercise price and $36.50 mul-tiplied by the number of shares of Common Stock underlying the option.

DIRECTORS' COMPENSATION

  Prior to September 1, 1993, the Company's policy for compensating directors who were not employees of the Company was to pay each director $1,250 for each regular Board of Directors meeting which was attended. In addition, the Colum-bia Hospital Corporation Outside Directors' Nonqualified Stock Option Plan (the "Directors Plan") was adopted by the Board of Directors on November 12, 1992, which provided for the grant of an initial option for 3,000 shares of the Common Stock upon election to the Board of Directors (or adoption of the plan), with the subsequent grant of an option for 2,000 shares each year thereafter that the director served on the Board (following the Annual Meeting of Stockholders). The policy for compensating directors was revised on Septem-ber 9, 1993 and February 10, 1994, in connection with the addition of new di-rectors from Galen and HCA. The current policy provides that outside directors are paid an annual retainer of $26,000 for serving on the Board of Directors, a fee of $1,000 per Board meeting attended and reimbursement of expenses in-curred relating to attendance at meetings. In addition, committee chairpersons receive $1,000 per committee meeting attended, and all other committee members receive a fee of $500 per committee meeting attended, in both cases payable only with respect to committee meetings which are not held in conjunction with a meeting of the Board of Directors. On February 10, 1994, the Directors Plan was amended to provide that new directors will receive an initial option to acquire shares of the Common Stock (exercisable at the shares' fair market value on the date of grant of the option) having an aggregate exercise price equal to two times the outside director's annual retainer fee then in effect, but in no event more than 3,000 shares. Following each succeeding annual meet-ing, each outside director who continues in office will receive an option to acquire shares of the Common Stock (exercisable at the shares' fair market value on the date of grant of the option) having an aggregate exercise price equal to the outside director's annual retainer fee then in effect, but in no event more than 2,000 shares. Finally, for directors who were former directors of Galen, the Company matches, on an annual basis, up to $20,000 in charitable contributions and such directors are eligible to participate in the Company's self-funded medical and dental plans.

EXECUTIVE SEVERANCE PAY AGREEMENTS

  The Company has entered into severance pay agreements with thirteen employ-ees of the Company, including all of the named executive officers other than Richard L. Scott and Thomas F. Frist, Jr., M.D. Under the terms of such sever-ance agreements, in the event that at any time prior to September 1, 1995, Mr. Scott does not retain the position and duties of Chief Executive Officer of the Company for any reason (a "Scott Constructive Termination") and at any time prior to 12 months after the Scott Constructive Termination, the employ-ment of any of such covered individuals with the Company is terminated for any reason or his or her responsibilities are significantly reduced from those held just prior to the date of the Scott Constructive Termination (an "Employ-ee's Constructive Termination"), the Company will pay to any such individual a lump sum severance payment. Such severance payment shall be in an amount equal to the greater of the employee's annual base salary in effect at September 1, 1993 or the date of the Employee's Constructive Termination multiplied by two in the case of David T. Vandewater; by one and one-half in the case of David
C. Colby, Samuel A. Greco and Stephen T. Braun; and by one in the case of all other covered individuals. In addition, upon a Scott Constructive Termination, the severance pay arrangements will allow an employee to receive, in cash, a proportionate interest in an unfunded bonus pool. The pool was set at an ini-tial level of approximately $6.3 million and will be increased or decreased by approximately $506,000 each month for each whole dollar increase or decrease in the month-end closing price of the Common Stock over the August 31, 1993 closing price ($27.625). The employees' proportionate interests in the fund range between 1.3% and 32.6%.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  Decisions on compensation of the Company's executives are made by the four-member Compensation Committee (the "Compensation Committee") of the Company's Board of Directors. Each member of the Compensation Committee is a non-em-ployee director. No member of the Compensation Committee is a current or for-mer employee or officer of the Company or any of its affiliates. Responsibili-ties of the Compensation Committee include approval of compensation arrange-ments for executive management, review of compensation plans relating to offi-cers, grants of options and other benefits under the Company's employee bene-fit plans and general review of the Company's employee compensation policy. Pursuant to recently adopted rules of the Securities and Exchange Commission designed to enhance disclosure of corporate policies toward executive compen-sation, set forth below is a report submitted by the Compensation Committee.

COMPENSATION PHILOSOPHY AND POLICIES FOR EXECUTIVE OFFICERS

  The Compensation Committee believes the most effective executive compensa-tion program aligns the interests of stockholders and executives. The Company's primary objective is to provide quality health care while enhancing long-term stockholder value. The Compensation Committee is committed to a strong, positive link between the Company's strategic business goals and its compensation and benefit goals. The Company does not generally have contrac-tual agreements of employment with executive officers. The Company provides its executive officers with a minimal number of perquisites.

  The Company's executive compensation program is consistent with the Company's overall compensation philosophy for all management levels. The Com-pensation Committee believes that the greater the number of employees aligned with the overall Company objectives, the greater the common focus and ultimate success on both a short-term and long-term basis. To support this philosophy, substantially all of the Company's employees will be afforded the opportunity to participate in one or more of the Company's stock-based compensation plans.

  The Company's executive compensation program has been designed to support the objective of creating stockholder value by:

  . Directly aligning the interests of executives with the long-term inter-ests of stockholders by making stock appreciation over the long run the cornerstone of executive compensation through award opportunities that can result in the ownership of substantial amounts of the Common Stock.

  . Providing compensation opportunities that create an environment that at-tracts and retains talented executives on a long-term basis.

  . Emphasizing pay for performance by having a meaningful portion of execu-tive compensation "at-risk".

  . Appropriately balancing the Company's short-term and long-term business and financial and strategic goals.

  At present, the Company's executive compensation program is comprised of three components: base salary, annual cash incentive (bonus) and long-term in-centive opportunity in the form of non-qualified stock options. The Board of Directors of the Company is proposing the adoption of the Management Plan, which would allow the officers of the Company (including the executive offi-cers) to use all or a portion of their annual cash incentive bonus to purchase shares of restricted stock of the Company. See "Approval of the Columbia/HCA Healthcare Corporation 1995 Management Stock Purchase Plan." Two of the three components of the Company's executive compensation (the annual incentive bonus and the long-term stock-based incentive) are directly related to actual individual business unit and overall Company performance, as explained below. In addition, the greater the person's responsibility in his position with the Company, the greater the mix of compensation shifts to reli-ance on the value of the Common Stock through the grant of stock options. The annual executive pay targets (base salary plus incentive) are designed to be market competitive with U.S. corporations having similar revenues (or at the same relative size if a business unit is applicable) when (but only when) the Company or the individual business units meet or exceed their operating tar-gets.

BASE SALARY

  The base salaries of the Company's five highest paid executives are listed in the Summary Compensation Table found under "Executive Compensation" in this Proxy Statement. These salaries are evaluated annually. In determining appro-priate salary levels and salary increases, the Compensation Committee consid-ers level of responsibility, individual performance, internal equity and ex-ternal pay practices. In this latter regard, the Compensation Committee at-tempts to set base salaries of all executive officers at a level which is be-low the "market" rate, as determined from information gathered by the Company from independent compensation consulting firms.

  The Compensation Committee increased the base salaries of the named execu-tive officers during the last fiscal year based upon an evaluation of each ex-ecutive's performance. The Compensation Committee considered the success of the executive officers in developing and executing the Company's strategic plans, developing management employees and exercising leadership. The Compen-sation Committee also considered the Company's recent growth in assets and revenues. Based upon information provided by management, the Compensation Com-mittee believes that executive officer base salaries for 1994 were generally lower than the average salaries paid by other comparable healthcare companies, including the companies included in the Standard & Poor's Hospital Management Composite Index (the "Hospital Index").

ANNUAL INCENTIVES

  Annual incentive (bonus) award opportunities at the Company are designed to:

  . Focus management attention on key operational goals deemed important for the upcoming fiscal year.

  . Support the Company's strategic goal for consistent growth by highlight-ing corporate and business unit earnings as the main performance measure affecting incentive bonus payments.

  . Tie management's interests to the stockholders' interests by condition-ing the targeted bonus on the attainment of earnings per share goals.

  The amounts individual executives may earn under the incentive plan is de-pendent upon the individual's position, responsibility and ability to impact the Company's financial success. Annual bonuses are designed to provide com-petitive incentive pay only for meeting or exceeding budgeted financial per-formance.

  The Columbia/HCA Healthcare Corporation Annual Incentive Plan (the "Incen-tive Plan") determines bonus levels. The Incentive Plan provides for targeted bonuses equal to 80% of base salaries for the Chairman of the Board, the Vice Chairman, the Chief Executive Officer and the Chief Operating Officer, and 50% of base salaries for other executive officers, contingent in all cases upon the Company's achievement of certain earnings per share criteria. Generally, the targeted bonus amount is comprised of two components, an earnings per share component and a discretionary component. The earnings per share compo-nent comprises 75% of the target bonus, and is contingent upon the Company meeting its budgeted earnings per share level. The discre-tionary component comprises 25% of the target bonus, and will be determined by the Compensation Committee based upon the executive's accomplishment of cer-tain goals and objectives. The bonuses for the Chairman of the Board and the Chief Executive Officer were 100% dependent upon the Company meeting its bud-geted earnings per share level. The maximum bonus for executive officers under the Incentive Plan is the target bonus. As discussed below, the Board of Di-rectors of the Company is proposing the adoption of the Management Plan, which would allow the officers of the Company (including the executive officers) to use all or a portion of their annual cash incentive bonus to purchase shares of restricted stock of the Company. See "Approval of the Columbia/HCA Healthcare Corporation 1995 Management Stock Purchase Plan."

LONG-TERM INCENTIVES

  The Company's only current long-term incentive compensation is non-qualified stock options which are directly related to improvement in long-term stock-holder value.

  Stock option grants provide an incentive that focuses the executive's atten-tion on managing the Company from the perspective of an owner with an equity stake in the business. These grants also help ensure that operating decisions are based on long-term results that benefit the Company and ultimately the stockholders.

  Specifically, the option grants to executive officers provide the right to purchase shares of Common Stock at the fair market value on the date of grant. Usually, each stock option becomes vested and exercisable only over a period of time, generally one to five years, usually with no options vesting until at least one year after grant. The number of shares covered by each grant re-flects the executive's level of responsibility and past and anticipated con-tributions to the Company.

  Options to purchase 375,000 shares of the Common Stock were granted to the named executive officers in 1994 with an exercise price equal to the fair mar-ket value of the underlying Common Stock on the date of grant. The options vest cumulatively in four annual installments of 25% beginning on the second anniversary date of the grant and expire ten years after the date of grant. The Compensation Committee granted this number of options based on its judg-ment that this number is appropriate considering the executive officers' ac-tual and potential contribution to the Company. The assessment of actual and potential contribution was based on the Compensation Committee's evaluation of each executive officer's ability, skills, efforts and leadership. In determin-ing the number of options to grant to the named executive officers, the Com-pensation Committee did not consider outstanding stock options, but did con-sider the other items of compensation, giving special weight to the modest base salaries.

CHIEF EXECUTIVE OFFICER COMPENSATION

  Securities and Exchange Commission regulations require all corporate Compen-sation Committees to disclose the bases for the compensation of a corpora-tion's chief executive officer relative to such corporation's performance.

  Richard L. Scott, an original founder of the Company in 1987, is eligible to participate in the same executive compensation plans available to the other senior executive officers which are described above. The Compensation Commit-tee's general approach in setting Mr. Scott's target annual compensation is to seek to be competitive with other large U.S. corporations with similar reve-nues, but also to have a large percentage of his target compensation based upon specific corporate-wide operating performance criteria.

  Consistent with the executive compensation policy and components described above, the Compensation Committee determined the salary, bonus and stock op-tions received by Richard L. Scott, the President and Chief Executive Officer of the Company, for services rendered in 1994. Mr. Scott received a base salary of $599,000 for 1994. The Compensation Committee did not establish a specific target or formula to determine Mr. Scott's salary. Based on information provided by management, the Compensation Committee be-lieves that this base salary was below average base salaries paid to chief ex-ecutive officers of other publicly held healthcare companies, including those companies included in the Hospital Index. Mr. Scott also earned a $520,000 bo-nus. Mr. Scott received the bonus for the Company's surpassing the earnings per share goal specified in advance by the Compensation Committee. Mr. Scott also received options to purchase 150,000 shares of the Common Stock. The Com-pensation Committee determined the number of options granted to Mr. Scott based on its subjective evaluation of Mr. Scott's abilities, skills, efforts and leadership. Based on information provided by management and derived from publicly available data, the Compensation Committee believes that the number of options granted to Mr. Scott is comparable to the number of options granted to the chief executive officers of other healthcare companies, including those in the Hospital Index.

EXECUTIVE COMPENSATION TAX DEDUCTIBILITY

  The Omnibus Budget Reconciliation Act of 1993 (the "Budget Act"), generally provided that, commencing in 1994, compensation paid by publicly-held corpora-tions to the chief executive officer and the four most highly paid senior ex-ecutive officers in excess of $1 million per year per executive will be de-ductible by the Company only if paid pursuant to qualifying performance-based compensation plans approved by the stockholders of the Company. Compensation as defined by the Budget Act includes, among other things, base salary, incen-tive compensation and gains on stock option transactions. The Company estab-lishes individual compensation based primarily upon Company performance and competitive considerations. As a result, executive compensation may exceed $1 million in a given year. The Company believes it has performed the necessary steps to qualify the Company's performance-based compensation plans for tax deductibility.

  The foregoing report is submitted by all of the members of the Compensation Committee of the Company's Board of Directors whose members are as follows:

   Darla D. Moore (Chairman)
   Charles J. Kane
   Robert D. Walter
   William T. Young

  The foregoing report of the Compensation Committee shall not be deemed in-corporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specif-ically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  During fiscal 1994, the members of the Compensation Committee were responsi-ble for determining executive compensation and stock option grants to execu-tive officers. The following directors currently serve on the Compensation
Committee: Darla D. Moore, Charles J. Kane, Robert D. Walter and William T. Young. Richard L. Scott, the President and Chief Executive Officer of the Com-pany, submitted recommendations to the Compensation Committee concerning key executive officer compensation, but did not participate in deliberations re-garding the compensation of such key executive officers.

  On November 22, 1992, the Board of Directors of the Company adopted the Co-lumbia Hospital Corporation Outside Directors Nonqualified Stock Option Plan (the "Directors Plan"), which provides for option grants to non-employee di-rectors, including those directors that serve on the Compensation Committee. The stockholders of the Company approved the adoption of the Directors Plan on May 20, 1993. See "Directors' Compensation" above.

  Mr. Robert D. Walter, the Chairman, Chief Executive Officer and a principal stockholder of Cardinal Health, Inc., became a member of the Board of Directors of the Company on September 1, 1993. Mr. Walter is a member of the Compensation Committee. A wholly-owned subsidiary of Cardinal Health, Inc. supplies therapeutic plasma products to certain of the Company's subsidiaries. During the year ended December 31, 1994, the Company's subsidiaries purchased approximately $251,000 in supplies from the Cardinal Health, Inc. subsidiary, which accounted for less than 1/10 of 1% of Cardinal Health, Inc.'s revenues for the same period.

COMPANY STOCK PERFORMANCE

  The following Performance Graph shall not be deemed incorporated by refer-ence by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

  The graph below compares the cumulative total stockholder return on the Company's Common Stock for the period since the Company became a publicly-held company on May 16, 1990, with the cumulative total return of companies on the Standard & Poor's 500 Index (S&P 500 Index) and the Standard & Poor's Hospital Management Index (S&P Hospital Index) over the same period (assuming the in-vestment of $100 in the Company's Common Stock, the S&P 500 Index and the S&P Hospital Index on May 16, 1990 and reinvestment of all dividends).

                      COLUMBIA/HCA HEALTHCARE CORPORATION

                    COMPARISON OF CUMULATIVE TOTAL RETURNS



                              [CRC GRAPH TO COME]



 5/16/90          100.00                100.00               100.00
12/31/90           83.93                 93.34               101.07
12/31/91          121.43                121.80                89.46
12/31/92          151.79                131.11                69.56
12/31/93          237.07                144.33               104.84
12/31/94          261.80                146.23               111.39

                             CERTAIN TRANSACTIONS

  T. Michael Long, co-manager of The 1818 Fund, L.P. (the "Fund"), became a member of the Board of Directors of the Company on March 18, 1991, in connec-tion with the Fund's purchase of a $40 million principal amount 9% Subordi-nated Mandatory Convertible Note due June 30, 1999 (the "9% Note"). The 9% Note was converted into Common Stock at a conversion price of $18.50 per share in two separate transactions on June 16 and July 1, 1994. The Company also is-sued a warrant to purchase 400,000 shares of Common Stock (the "Warrant") to the Fund. The Warrant is exercisable at any time prior to March 31, 1998, at an exercise price of $20.00 per share, subject to adjustment to prevent dilu-tion in the event of stock splits, recapitalizations and reorganizations. The Fund was also granted certain incidental and demand registration rights by the Company with respect to the shares of Common Stock issuable upon conversion of the 9% Note and exercise of the Warrant (the "Registrable Securities"). As a result, the Fund is entitled to notice of any registration statement filed by the Company on Form S-1, S-2, or S-3 with respect to the registration of shares of Common Stock (other than registration of shares to be issued in ex-change for partnership interests), and the Company is required, subject to certain limitations, to use its best efforts to include the Registrable Secu-rities in such registration at the Company's expense. The registration rights granted to the Fund may, in certain transactions, adversely affect the market price of the Common Stock and limit the Company's ability to raise capital through the public markets. In connection with the purchase of the 9% Note and the Warrant, the Company agreed that the Fund would have the right to nominate one director to the Board so long as the Fund owned shares of the Common Stock, or notes convertible into shares of the Common Stock, representing at least five percent of the fully-diluted outstanding Common Stock of the Compa-ny. The Company is no longer obligated to nominate a director on behalf of the Fund.

  See "Compensation Committee Interlocks and Insider Participation" concerning certain other transactions between the Company and certain executive officers, directors and principal stockholders of the Company.

                             SELECTION OF AUDITORS

  As a result of the merger involving the Company and HCA, management re-quested proposals on March 3, 1994 from two independent public accounting firms, Coopers & Lybrand (the Company's independent accountants) and Ernst & Young LLP (formerly the independent accountants for HCA), to provide audit services in connection with the Company's consolidated financial statements. The Audit Committee of the Board of Directors, upon review of the proposals and discussions with each firm, recommended the selection of Ernst & Young LLP to the Board of Directors. The Board of Directors selected Ernst & Young LLP as the Company's principal independent accountants.

  The Company did not contact Ernst & Young LLP during its two prior fiscal years, or any subsequent interim period regarding (a) the application of ac-counting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consoli-dated financial statements, or (b) any matter that was the subject of a dis-agreement. Prior to its engagement, Ernst & Young LLP was neither asked for nor has it expressed any opinion on any accounting issues concerning the Com-pany.

  There were no disagreements with Coopers & Lybrand during the fiscal year ended December 31, 1993, or any subsequent interim period, on any matters in-volving accounting principles or practices, financial statement disclosure or auditing scope or procedures. The report of Coopers & Lybrand for the fiscal year ended December 31, 1993, or any subsequent interim period, did not con-tain an adverse opinion, disclaimer of opinion, qualification, or modification as to uncertainty, audit scope or accounting principles.

  The Board of Directors, in accordance with the recommendation of its Audit Committee, the members of which are not employees of the Company, has appointed Ernst & Young LLP, as independent accountants to audit the consolidated finan-cial statements of the Company for the fiscal year ending December 31, 1995. Representatives of Ernst & Young LLP will be present at the Annual Meeting and will be afforded the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

             AMENDMENTS TO THE COLUMBIA/HCA HEALTHCARE CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN

  The Columbia/HCA Healthcare Corporation Employee Stock Purchase Plan (the "Employee Plan") was adopted by the Company's Board of Directors on November 12, 1992 and approved by the stockholders on May 20, 1993. The Employee Plan provides for the granting of rights to purchase up to 2,000,000 shares of Com-mon Stock (subject to anti-dilution adjustment) to eligible employees of the Company and its subsidiaries.

  The Board of Directors has determined that it is in the best interests of the Company to amend the Employee Plan (a) to increase the number of authorized shares thereunder from 2,000,000 shares to 10,000,000 shares, (b) to reduce the eligibility requirement from twelve months to three months of employment and
(c) to change the six month payment periods to the six-month periods ending on May 31 and November 30, from June 30 and December 31.

  The purpose of the Employee Plan is to promote the interests of the Company and its stockholders by providing eligible employees of the Company and its subsidiaries with additional incentives to continue their employment and en-courage increased efforts to promote the best interests of the Company by per-mitting such employees to purchase shares of the Company's Common Stock at a price which is less than the current market price thereof.

  The Employee Plan is administered by the Compensation Committee of the Board (the "Compensation Committee"). The Compensation Committee, by action of a ma-jority of its members, has the authority to establish rules for administering and interpreting the Employee Plan. Currently, any full time or regular part time employee of the Company and its participating subsidiaries is eligible to participate in the Employee Plan, except employees who have not been continu-ously employed for at least twelve months prior to, and on the first day of, a Payment Period. The Board of Directors proposes to amend the Employee Plan to reduce the eligibility requirement from twelve months to three months, to allow new employees to participate in the plan at an earlier point in time. Each six month period, January 1 to June 30 and July 1 to December 31, is a Payment Pe-riod during which payroll deductions are accumulated under the Employee Plan. The Board of Directors proposes to amend the Employee Plan to change the six-month payment periods to the six-month periods ending on May 31 and November 30, to ease the administrative burden associated with regular quarterly divi-dends. No employee may acquire any right to purchase shares of Common Stock un-der the Employee Plan if, immediately after receiving such right, such employee would own 5% or more of the total combined voting power or value of all classes of stock of the Company. Approximately 190,000 employees are currently eligible to participate in the Employee Plan.

  Employees will be provided with the opportunity to enroll in the Employee Plan at two times during the calendar year. To enroll in the Employee Plan, an employee must execute and deliver a payroll deduction authorization card pursu-ant to which payroll deductions in an amount not less that 1% and not more that 10% of such employee's gross weekly earnings (before withholding or other de-ductions) will be made during each payroll period commencing with the first pay period occurring on or after the first day of a Payment Period. The amount of an employee's payroll deductions may not be modified during any Payment Period and will remain in ef-fect for all successive Payment Periods unless changed by the employee in a written request filed with the Company.

  Payroll deductions will be credited to the purchase account of each partici-pating employee. At the end of each Payment Period, the amount in each partici-pant's contribution account will be applied to the purchase of the number of shares of Common Stock determined by dividing such amount by the purchase price of the shares for such purchase period. The purchase price per share of the Common Stock for each Payment Period will be the lesser of (a) 85% of the clos-ing price of a share of the Common Stock on the first day of such Payment Peri-od, rounded up to avoid fractions other than 1/4, 1/2 and 3/4, or (b) 85% of the closing price on the last business day of such Payment Period, rounded up to avoid fractions other than 1/4, 1/2 and 3/4. On April 28, 1995, the closing price of the Common Stock was $42.125 per share.

  The Common Stock purchased by each participant will be considered to be is-sued and outstanding as of the close of business on the last day of each Pay-ment Period. A person who disposes of shares of Common Stock purchased pursuant to the Employee Plan within two years of the commencement of the Payment Period during which such shares are purchased is required to notify the Company of such disposition promptly in writing.

  A participant may elect to terminate his or her participation in the Employee Plan by providing appropriate written notice to the Company. Once each Payment Period, a participant may elect to reduce his or her contribution rate to 0% and may allow the dollars contributed to participate in the allocation of shares of the Common Stock or receive a refund prior to the allocation. Upon such request for a refund, the entire cash balance in such participant's con-tribution account will be refunded, without interest, and less any taxes re-quired to be withheld.

  In the event a participant's employment with the Company or its subsidiaries ceases during a Payment Period for any reason, then such person's participation in the Employee Plan shall terminate as of the date of such termination of em-ployment. Upon such termination, the entire cash balance in such participant's contribution account will be refunded, without interest, and less any taxes re-quired to be withheld.

  The Board may terminate the Employee Plan at any time. It will terminate in any case when all or substantially all of the shares of stock reserved for the purposes of the Employee Plan have been purchased. The Board may amend the Em-ployee Plan from time to time in any respect in order to meet changes in legal requirements or for any other reason; provided, however, that no such amendment shall (a) increase the number of shares of the Common Stock to be offered pur-suant to the Employee Plan (except pursuant to the antidilution provisions thereof), or (b) change the class of employees eligible to receive options un-der the Employee Plan, in either case without stockholder approval.

  The Board of Directors proposes to amend the Employee Plan by increasing the number of authorized shares thereunder from 2,000,000 shares to 10,000,000 shares, to account for growth in the size of the employee base. At the time of adoption of the Employee Plan by stockholders in May 1993, the Company had ap-proximately 16,000 employees eligible to participate in the Employee Plan. The Company currently has approximately 190,000 employees eligible to participate in the Employee Plan. At December 31, 1994, 737,651 shares of the Common Stock had been issued pursuant to the Employee Plan and 1,262,349 shares were avail-able for issuance.

  It is the intention of the Company to have the Employee Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Employee Plan will be so construed so as to extend and limit participation in a manner consistent with the requirements of Section 423. An employee will not be deemed to have received any compensation for federal income tax pur-poses at the time of the grant or exercise of an option under the Employee Plan. Whenever an employee sells the shares or dies, the 15% discount in the option price will be taxed as ordinary income. If an employee exercises an op-tion under the Employee Plan and does not dispose of the shares thus acquired until more than two years after the date the option was granted, profit (other than the 15% discount) realized upon such disposition will be taxed as a long-term capital gain. In such case the Company will not be entitled to a deduc-tion for federal income tax purposes in connection with either the grant or the exercise of the option.

  Rights acquired under the Employee Plan are not transferable, other than by will or the laws of descent and distribution, and may be exercised only by a participant. No eligible employee or participant will, by reason of participa-tion in the Employee Plan, have any rights as a stockholder of the Company un-til such employee acquires shares of the Common Stock as provided in the Em-ployee Plan. Nothing in the Employee Plan confers upon any participant any right to continue in the employment of the Company or its subsidiaries.

  Stockholder approval of the amendments to the Employee Plan is being sought in order to qualify the plan under Rule 16b-3 promulgated by the Securities and Exchange Commission as a stockholder approved plan. Once approved, grants of options would not be treated as purchases for the Section 16(b) short swing profit rules. The Company believes that approval of the amendments to the Em-ployee Plan does not conflict with or impede the policy behind the short-swing profit provisions of the securities laws.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF AMEND-MENTS TO THE COLUMBIA/HCA HEALTHCARE CORPORATION EMPLOYEE STOCK PURCHASE PLAN.

              APPROVAL OF THE COLUMBIA/HCA HEALTHCARE CORPORATION
                      1995 MANAGEMENT STOCK PURCHASE PLAN

  The Columbia/HCA Healthcare Corporation 1995 Management Stock Purchase Plan (the "Management Plan"), was adopted by the Company's Board of Directors as of April 24, 1995 and is being submitted for stockholder approval at the Annual Meeting. The Management Plan provides for the granting of rights to purchase up to 2,000,000 shares of the Common Stock (subject to antidilution adjust-ment) to officers (including executive officers) of the Company.

  The purposes of the Management Plan are to attract and retain highly-quali-fied executives, to align executive and stockholder long-term interests by creating a direct link between executive compensation and stockholder return, to enable executives to develop and maintain a substantial share ownership po-sition in the Company and to provide incentives to such executives to contrib-ute to the success of the Company's business.

  The Management Plan will be administered by the Compensation Committee of the Board of Directors (the "Compensation Committee"). The Compensation Com-mittee can make such rules and regulations and establish such procedures for the administration of the Management Plan as it deems appropriate.

  The maximum number of shares of the Common Stock initially reserved for is-suance under the Management Plan is 2,000,000 shares, subject to equitable ad-justment as set forth in the Management Plan.

  The eligible participants in the Management Plan will consist of all Company officers (including executive officers). Each participant will be eligible to apply a minimum of 20% and, at his or her election, will be permitted to apply up to 100% of the annual incentive bonus, if any, earned by the participant under the Company's Annual Incentive Plan to the receipt of restricted shares (the "Restricted Shares") under the Management Plan at a 25% discount from the fair market value of the Common Stock on the date of grant (which is deemed to mean the previous five-day av-erage closing price of the Common Stock on the New York Stock Exchange). Any election by a person who is subject to the reporting and short-swing profit provisions under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Section 16 Person") must be made at least six months prior to the date the amount of the annual incentive bonus is finally deter-mined by the Compensation Committee under the Annual Incentive Plan. Elections must be irrevocable and made not later than 90 days after the commencement of the fiscal year to which the annual bonus relates (except, in the Compensation Committee's discretion, an election as to the first annual incentive bonus un-der the Annual Incentive Plan).

  The restricted period for Restricted Shares granted under the Management Plan will generally be three years from the date of grant. However, if the Compensation Committee determines that the Company may lose its federal income tax deduction in connection with the future lapsing of restrictions on Re-stricted Shares held by an executive officer because of the $1.0 million an-nual deductibility cap of Section 162(m) of the Code, the Compensation Commit-tee, in its discretion, can cause some or all of such Restricted Shares to be converted into an equal number of "restricted stock units", as to which pay-ment will be postponed until such time as the payment will not cause the Com-pany to lose its deduction. When the payment is made, it will be made in shares of Common Stock. Until payment is made, the participant will be cred-ited with dividend equivalents on the restricted stock units, which dividend equivalents will be converted into additional restricted stock units.

  With respect to Restricted Shares granted under the Management Plan, if em-ployment is terminated during the restricted period, then, except as provided below, the participant will receive a cash payment equal to the lesser in value of (i) the Restricted Shares at their then-current fair market value or
(ii) the aggregate amount of the annual bonus applied to the receipt of all Restricted Shares held by the participant. Any additional value is forfeited. If, during the restricted period, termination of employment of a participant resulted from death or total and permanent disability, the restrictions on the Restricted Shares will immediately lapse. If during the restricted period a participant is terminated by the Company without cause, the participant shall receive, in the sole discretion of the Compensation Committee, either (i) the Restricted Shares at their then-current fair market value or (ii) the aggre-gate amount of the annual bonus applied to the receipt of all Restricted Shares held by the participant. In addition, the Compensation Committee may in its discretion accelerate the lapse of such restrictions under such other cir-cumstances as it may deem appropriate. The same rules regarding termination of employment will apply to any restricted stock units which have been substi-tuted for Restricted Shares.

  The Compensation Committee can, in its discretion and on such terms and con-ditions as it determines, permit or require a participant to pay all or a por-tion of any taxes arising in connection with the grant of Restricted Shares or the lapse of restrictions with respect to shares of the Common Stock by having the Company withhold such shares of the Common Stock or by the participant de-livering previously acquired shares of the Common Stock having a fair market value equal to the amount of taxes to be withheld.

  No purchase can be made under the Management Plan after April 24, 2005. Holdings of Restricted Shares acquired prior thereto, however, can extend be-yond such date, and the provisions of the Management Plan will continue to ap-ply thereto.

  The Board can from time to time amend, suspend or discontinue the Management Plan; provided, however, that no amendment which requires stockholder approval in order for the exemp-tions available under Rule 16b-3 to be applicable to the Management Plan will be effective unless it receives the requisite stockholder approval. In addi-tion, the Committee can make such amendments as it deems necessary to comply with applicable laws, rules and regulations.

  The following is a brief summary of the principal federal income tax conse-quences of transactions under the Management Plan based on current federal in-come tax laws. The summary is not intended to constitute tax advice and, among other things, does not address possible state, local or foreign tax conse-quences.

  A participant generally must include as ordinary income the fair market value of the Restricted Shares at the earlier of the time such Restricted Shares are either transferable or no longer subject to a deferred substantial risk of forfeiture (the "forfeiture period") within the meaning of Section 83 of the Code. Any participant (including a Section 16 Person) can elect pursu-ant to Section 83(b) of the Code to include as ordinary income, in the year of transfer of the Restricted Shares, an amount equal to the fair market value of the Restricted Shares on the date of such transfer; such an election must made within 30 days of the date of such transfer. A participant's tax basis in Re-stricted Shares is equal to the amount paid for such shares plus the amount includable in income with respect to such Restricted Shares. With respect to the sale of Restricted Shares after the expiration of the forfeiture period, any gain or loss will generally be treated as long-term or short-term capital gain or loss, depending on the holding period. The holding period for capital gains treatment will begin when the forfeiture period expires, unless the par-ticipant has made a Section 83(b) election, in which event the holding period will commence just after the date of transfer of the Restricted Shares by the Company to such person. The Company generally will be entitled to a deduction in the amount of a participant's income at the time such income is so recog-nized, provided that the participant includes such amount in income or the Company satisfies applicable reporting requirements, and subject to possible limitations on deductibility under Section 162(m) of the Code of compensation paid to executives designated in that Section.

  A participant who holds restricted stock units that have been substituted for Restricted Shares generally must include as ordinary income the fair mar-ket value of the Common Stock received in payment of such restricted stock units at the time of such payment. With respect to the sale of Common Stock received in payment of restricted stock units, any gain or loss will generally be treated as long-term or short-term capital gain or loss, depending on the holding period. The holding period for capital gains treatment will begin when the Common Stock is received in payment of the restricted stock units. The Company generally will be entitled to a deduction in the amount of a partici-pant's income at the time such income is recognized as described above, pro-vided that the participant includes such amount in income or the Company sat-isfies applicable reporting requirements, and subject to possible limitations on deductibility under Section 162(m) of the Code of compensation paid to ex-ecutives designated in that Section.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE MANAGEMENT PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS OTHERWISE SPECIFY IN THEIR PROXIES.

                              GENERAL INFORMATION

STOCKHOLDER PROPOSALS

  Any proposals that stockholders of the Company desire to have presented at the 1996 Annual Meeting of Stockholders must be received by the Company at its principal executive offices not less than 60 days nor more than 90 days prior to the scheduled date of the meeting (or, if less than 70 days' notice or prior public disclosure of the date of the meeting is given, the 10th day fol-lowing the earlier of (i) the day such notice was mailed or (ii) the day such public disclosure was made).

                                                                        APPENDIX

                      COLUMBIA/HCA HEALTHCARE CORPORATION
                  INDEX TO CONSOLIDATED FINANCIAL INFORMATION

                                                                           PAGE
                                                                           ----
Market for Registrant's Common Equity and related Stockholder Matters.....  F-2
Selected Financial Data...................................................  F-3
Management's Discussion and Analysis of Financial Condition...............  F-4
Report of Independent Auditors............................................ F-13
Consolidated Financial Statements:
  Consolidated Statement of Income for the years ended December 31, 1994,
   1993 and 1992.......................................................... F-14
  Consolidated Balance Sheet, December 31, 1994 and 1993.................. F-15
  Consolidated Statement of Common Stockholders' Equity for the years ended December 31, 1994, 1993 and 1992................................. F-16
  Consolidated Statement of Cash Flows for the years ended December 31,
   1994, 1993 and 1992.................................................... F-17
  Notes to Consolidated Financial Statements.............................. F-18
  Quarterly Consolidated Financial Information (Unaudited)................ F-38

MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

  The Company's Common Stock has been primarily traded on the New York Stock Exchange (the "NYSE") (symbol "COL") since July 14, 1993. Prior to that date, the Company's Common Stock was traded through the National Association of Se-curities Dealers Automated Quotation National Market System ("NASDAQ/NMS"). The table below sets forth, for the calendar quarters indicated, the high and low sales prices per share reported on the NYSE Composite Tape or NASDAQ/NMS for the Company's Common Stock. The information with respect to NASDAQ/NMS quotations was obtained from the National Association of Securities Dealers, Inc. and reflects interdealer prices, without retail markup, markdown or com-missions and may not necessarily represent actual transactions.

                                                                    HIGH   LOW
                                                                   ------ ------
1993:
  First Quarter................................................... $24.50 $16.25
  Second Quarter..................................................  27.75  19.25
  Third Quarter...................................................  31.00  25.38
  Fourth Quarter..................................................  33.88  27.00
1994:
  First Quarter...................................................  45.25  33.25
  Second Quarter..................................................  43.00  36.50
  Third Quarter...................................................  44.00  38.25
  Fourth Quarter..................................................  43.75  33.50

  The Company's registrar and transfer agent for its Common Stock is National City Bank, Cleveland, Ohio. At the close of business on February 28, 1995, there were approximately 20,000 holders of record of the Company's Common Stock and one holder of record of the Company's Nonvoting Common Stock.

  In September 1993 the Company initiated a regular quarterly dividend of $.03 per share. Prior to that time, the Company did not pay any cash dividends. While it is the present intention of the Company's Board of Directors to con-tinue paying a quarterly dividend of $.03 per share, the declaration and pay-ment of future dividends by the Company will depend upon many factors, includ-ing the Company's earnings, financial condition, business needs, capital and surplus and regulatory considerations.

                      COLUMBIA/HCA HEALTHCARE CORPORATION
                            SELECTED FINANCIAL DATA
                   AS OF AND FOR THE YEARS ENDED DECEMBER 31
                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                            1994       1993       1992       1991       1990
                          ---------  ---------  ---------  ---------  ---------
SUMMARY OF OPERATIONS:
Revenues................  $  11,132  $  10,252  $   9,932  $   9,598  $   8,641
                          ---------  ---------  ---------  ---------  ---------
Salaries, wages and
 benefits...............      4,545      4,215      4,112      3,976      3,510
Supplies................      1,686      1,664      1,613      1,467      1,314
Other operating
 expenses...............      2,059      1,893      1,849      1,739      1,586
Provision for doubtful
 accounts...............        628        542        515        508        444
Depreciation and
 amortization...........        609        554        541        524        499
Interest expense........        248        321        401        597        694
Investment income.......        (62)       (66)       (81)       (64)       (69)
Non-recurring
 transactions...........        159        151        439        300         22
                          ---------  ---------  ---------  ---------  ---------
                              9,872      9,274      9,389      9,047      8,000
                          ---------  ---------  ---------  ---------  ---------
Income from continuing
 operations before
 minority interests and
 income taxes...........      1,260        978        543        551        641
Minority interests in
 earnings of
 consolidated entities..         29          9         10          9          4
                          ---------  ---------  ---------  ---------  ---------
Income from continuing
 operations before
 income taxes...........      1,231        969        533        542        637
Provision for income
 taxes..................        486        394        294        189        240
                          ---------  ---------  ---------  ---------  ---------
Income from continuing
 operations.............        745        575        239        353        397
Discontinued operations:
 Income (loss) from
  operations of
  discontinued health
  plan segment, net of
  income tax (benefit)..          -         16       (108)        16         (6)
 Costs associated with
  discontinuance of
  health plan
  segment, net of income
  tax benefit...........          -          -        (17)         -          -
Extraordinary loss on
 extinguishment of debt,
 net of income tax
 benefit................       (115)       (84)         -          -          -
Cumulative effect on
 prior years of a change
 in accounting
 for income taxes.......          -          -         51          -          -
                          ---------  ---------  ---------  ---------  ---------
  Net income............  $     630  $     507  $     165  $     369  $     391
                          =========  =========  =========  =========  =========
Earnings per common and
 common equivalent share
 (a):
 Income from continuing
  operations............  $    2.13  $    1.70  $     .73  $    1.20  $    1.28
 Discontinued
  operations:
 Income (loss) from
  operations of
  discontinued health
  plan segment..........          -        .04       (.33)       .05       (.02)
 Costs associated with
  discontinuance of
  health plan segment...          -          -       (.06)         -          -
 Extraordinary loss on
  extinguishment of
  debt..................       (.33)      (.24)         -          -          -
 Cumulative effect on
  prior years of a
  change in accounting
  for income taxes......          -          -        .16          -          -
                          ---------  ---------  ---------  ---------  ---------
  Net income............  $    1.80  $    1.50  $     .50  $    1.25  $    1.26
                          =========  =========  =========  =========  =========
Shares used in earnings
 per common and common
 equivalent share
 computations (in
 thousands).............    350,075    339,222    328,564    279,954    262,552
Net cash provided by
 continuing operations..  $   1,301  $   1,298  $   1,287  $   1,257  $   1,191
FINANCIAL POSITION:
Assets..................  $  12,339  $  10,216  $  10,347  $  10,843  $  10,391
Working capital.........        783        573        606        635        482
Net assets of
 discontinued
 operations.............          -          -        376        411        303
Long-term debt,
 including amounts due
 within one year........      3,930      3,698      3,656      5,158      5,139
Minority interests in
 equity of consolidated
 entities...............        258         57         31         23         16
Common stockholders'
 equity.................      5,022      3,471      3,691      2,822      2,099
OPERATING DATA (B):
Number of hospitals at
 end of period..........        195        193        200        219        221
Number of licensed beds
 at end of period.......     43,670     42,237     42,245     43,231     42,789
Weighted average bed
 capacity...............     42,357     41,263     40,608     42,437     42,264
Average daily census....     18,524     18,702     19,253     21,255     21,351
Occupancy...............         44%        45%        47%        50%        51%
Admissions..............  1,189,400  1,158,400  1,161,100  1,189,700  1,174,700
Average length of stay
 (days).................        5.7        5.9        6.1        6.5        6.6
Emergency room visits...  3,215,500  3,139,700  3,042,900  3,028,600  2,894,800
Outpatient revenues as a
 percentage of patient
 revenues...............         30%        27%        26%        24%        22%

- --------
(a) Earnings per common and common equivalent share include the effect of pre-ferred stock dividend requirements totaling $18 million in 1991 and $63 million in 1990.
(b) Operating data for 1992 exclude the twenty-two divested psychiatric hospi-tals discussed in Note 7 of the Notes to Consolidated Financial Statements.

                      COLUMBIA/HCA HEALTHCARE CORPORATION
               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

  The accompanying Selected Financial Data and the accompanying consolidated financial statements set forth certain information with respect to the finan-cial position, results of operations and cash flows of Columbia/HCA Healthcare Corporation ("Columbia/HCA") which should be read in conjunction with the fol-lowing discussion and analysis.

HEALTHTRUST MERGER

  The merger transaction with Healthtrust, Inc. -- The Hospital Company ("Healthtrust") (the "Healthtrust Merger") was approved by the stockholders of both companies on February 28, 1995. Subject to certain regulatory and other approvals, the Healthtrust Merger is expected to be consummated in April 1995. At December 31, 1994, Healthtrust operated 116 hospitals and certain other an-cillary health care facilities located in twenty-two states with annual reve-nues approximating $3.4 billion. Although the Healthtrust Merger is expected to be treated as a pooling of interests for accounting purposes, the accompa-nying consolidated financial statements and selected financial and operating data included in this discussion and analysis do not include the retroactive effect of the Healthtrust Merger. See Note 5 of the Notes to Consolidated Fi-nancial Statements for a description of the specific terms of the Healthtrust Merger.

BACKGROUND INFORMATION AND BUSINESS STRATEGY

MCA Merger

  In September 1994 Columbia/HCA completed a merger transaction with Medical Care America, Inc. ("MCA") (the "MCA Merger"). MCA was a national provider of alternative-site health care services through the operation of free-standing surgical centers and certain other outpatient ancillary facilities located in twenty-six states with annual revenues in excess of $400 million. The MCA Merger was accounted for under the purchase method, and accordingly, the ac-companying consolidated financial statements and selected financial and oper-ating data included in this discussion and analysis include the operations of MCA since September 1, 1994.

HCA Merger

  Columbia Healthcare Corporation ("Columbia") completed a merger transaction with HCA - Hospital Corporation of America ("HCA") (the "HCA Merger") to form Columbia/HCA in February 1994. At the time of the HCA Merger, HCA operated 97 hospitals located in twenty-one states with annual revenues in excess of $5 billion. For accounting purposes, the HCA Merger was treated as a pooling of interests. Accordingly, the accompanying consolidated financial statements and selected financial and operating data included in this discussion and analysis give retroactive effect to the HCA Merger and include the combined operations of Columbia and HCA for all periods presented.

Galen Merger

  In September 1993 Columbia Hospital Corporation ("CHC") completed a merger transaction with Galen Health Care, Inc. ("Galen") (the "Galen Merger") to form Columbia. At the time of the Galen Merger, CHC operated twenty-two hospi-tals and certain ancillary health care facilities in five major markets lo-cated in Florida and Texas. Annual revenues of CHC were in excess of $1 bil-lion. Galen operated 71 hospitals located in eighteen states and two foreign countries with

                      COLUMBIA/HCA HEALTHCARE CORPORATION
               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                CONDITION AND RESULTS OF OPERATIONS (CONTINUED)
BACKGROUND INFORMATION AND BUSINESS STRATEGY (CONTINUED)

annual revenues of approximately $4 billion. The Galen Merger was accounted for as a pooling of interests. Accordingly, the accompanying consolidated financial statements and selected financialand operating data included in this discussion and analysis give retroactive effect to the Galen Merger and include the com-bined operations of CHC and Galen for all periods presented.

Spinoff Transaction

  Prior to the merger with CHC, Galen became a publicly held corporation on March 1, 1993 as a result of a tax-free spinoff transaction (the "Spinoff") by Humana Inc. ("Humana"). The Spinoff separated Humana's previously integrated hospital and managed care health plan businesses and was effected through the distribution of Galen common stock to then current Humana common stockholders on a one-for-one basis. For accounting purposes, because of the relative sig-nificance of the hospital business, the pre-Spinoff financial statements of Ga-len (and now those of Columbia/HCA) include the separate results of Humana's hospital business, while the operating results and net assets of Humana's man-aged care health plans have been classified as discontinued operations.

Business Strategy

  Columbia/HCA primarily operates hospitals and ancillary health care facili-ties through either (i) wholly owned subsidiaries, (ii) joint ventures or (iii) ownership of controlling interests in various partnerships in which subsidiar-ies of Columbia/HCA serve as the managing general partner. Columbia/HCA's busi-ness strategy centers on the development of comprehensive, integrated health care delivery networks with physicians and other health care providers in targeted markets, which typically involves significant health care facility ac-quisitions and consolidation activities.

  During the past several years, hospital industry inpatient admission trends have been adversely impacted by cost containment efforts initiated by federal and state governments and various third-party payers, including health mainte-nance organizations, preferred provider organizations, commercial insurance companies and employer-sponsored networks. In addition, a significant number of medical procedures have shifted from inpatient to less expensive outpatient settings as a result of both cost containment pressures and advances in medical technology.

  In response to changes in the health care industry, Columbia/HCA has devel-oped the following strategy to provide the highest quality health care services at the lowest possible cost:

  Become a significant provider of services -- Columbia/HCA attempts to (i) consolidate services to reduce costs and (ii) develop the geographic coverage necessary for inclusion in most managed care and employer-sponsored networks in each market.

  Provide a comprehensive range of services -- In addition to the operation of general, acute care hospitals, Columbia/HCA also operates psychiatric and reha-bilitation facilities, outpatient sur-gery and diagnostic centers, home health agencies and other services. This strategy enables

                      COLUMBIA/HCA HEALTHCARE CORPORATION
               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                CONDITION AND RESULTS OF OPERATIONS (CONTINUED)
BACKGROUND INFORMATION AND BUSINESS STRATEGY (CONTINUED)

Columbia/HCA to attract business from managed care plans and major employers seeking efficient access to a wide array of health care services.

  Deliver high quality services -- Through the use of clinical information sys-tems and continuous quality enhancement programs, Columbia/HCA focuses on pa-tient outcomes and strives to continuously improve the quality of care and service provided to patients.

  Integrate fragmented delivery systems -- Through its networks, Columbia/HCA focuses on coordinating pricing, contracting, information systems, economic in-centives and quality assurance activities among providers in each market.

                      COLUMBIA/HCA HEALTHCARE CORPORATION
               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                CONDITION AND RESULTS OF OPERATIONS (CONTINUED)
RESULTS OF OPERATIONS

  The following is a summary of continuing operations (dollars in millions, ex-cept per share amounts).

                                      1994            1993            1992
                                  --------------  --------------  -------------
                                  AMOUNT   RATIO  AMOUNT   RATIO  AMOUNT  RATIO
                                  -------  -----  -------  -----  ------  -----
Revenues........................  $11,132  100.0  $10,252  100.0  $9,932  100.0
                                  -------  -----  -------  -----  ------  -----
Salaries, wages and benefits....    4,545   40.8    4,215   41.1   4,112   41.4
Supplies........................    1,686   15.2    1,664   16.2   1,613   16.2
Other operating expenses........    2,059   18.5    1,893   18.5   1,849   18.6
Provision for doubtful accounts.      628    5.7      542    5.3     515    5.2
Investment income...............      (62)  (0.6)     (66)  (0.6)    (81)  (0.8)
                                  -------  -----  -------  -----  ------  -----
                                    8,856   79.6    8,248   80.5   8,008   80.6
                                  -------  -----  -------  -----  ------  -----
EBDITA (a)......................    2,276   20.4    2,004   19.5   1,924   19.4
Depreciation and amortization...      609    5.5      554    5.4     541    5.5
Interest expense................      248    2.2      321    3.1     401    4.0
Non-recurring transactions......      159    1.4      151    1.5     439    4.4
                                  -------  -----  -------  -----  ------  -----
Income before minority interests
 and income taxes...............    1,260   11.3      978    9.5     543    5.5
Minority interests..............       29    0.2        9    0.1      10    0.1
                                  -------  -----  -------  -----  ------  -----
Income from continuing
 operations before income taxes.    1,231   11.1      969    9.4     533    5.4
Provision for income taxes......      486    4.4      394    3.8     294    3.0
                                  -------  -----  -------  -----  ------  -----
Income from continuing
 operations.....................  $   745    6.7  $   575    5.6  $  239    2.4
                                  =======  =====  =======  =====  ======  =====
Earnings per common and common
 equivalent share:
  Excluding non-recurring
   transactions.................  $  2.42         $  1.99         $ 1.82
  Non-recurring transactions....     (.29)           (.29)         (1.09)
                                  -------         -------         ------
  Income from continuing
   operations...................  $  2.13         $  1.70         $  .73
                                  =======         =======         ======
% changes from prior year:
  Revenues......................      8.6             3.2
  EBDITA........................     13.6             4.2
  Income from continuing
   operations before
   income taxes.................     27.1            81.9
  Income from continuing
   operations...................     29.4           140.6
  Earnings per common and common
   equivalent share.............     25.3           132.9
Other information excluding the
 effect of
 non-recurring transactions:
  Income from continuing
   operations
   before income taxes..........  $ 1,390   12.5  $ 1,120   10.9  $  972    9.8
  Income from continuing
   operations...................      847    7.6      673    6.6     597    6.0
  % changes from prior year:
    Income from continuing
     operations before income
     taxes......................     24.2            15.3
    Income from continuing
     operations.................     25.7            12.8
    Earnings per common and
     common equivalent share....     21.6             9.3

- --------
(a) Income from continuing operations before non-recurring transactions, depre-ciation, interest, minority interests, income taxes and amortization. Al-though EBDITA is not a measure of operating performance calculated in ac-cordance with generally accepted accounting principles, it is commonly used as an analytical indicator within the health care provider industry. In ad-dition, EBDITA also serves as a measurement of leverage capacity and debt service ability. EBDITA should not be considered as a measure of profit-ability or liquidity or as an alternative to net income, cash flows gener-ated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an in-dicator of financial performance.

                      COLUMBIA/HCA HEALTHCARE CORPORATION
               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                CONDITION AND RESULTS OF OPERATIONS (CONTINUED)
RESULTS OF OPERATIONS (CONTINUED)

  Revenues increased 9% to $11.1 billion in 1994 and 3% to $10.3 billion in 1993. Increases in both periods resulted primarily from acquisitions, growth in same-hospital outpatient services, price increases and, in 1994, growth in same-hospital inpatient volumes. On a same-hospital basis, admissions increased 1.5% in 1994 and declined 1.1% in 1993, while outpatient visits grew 43.6% in 1994 and 4.6% in 1993. The significant increase in outpatient visits in 1994 was primarily a result of expanding home health care and other outpatient an-cillary services.

  During the past three years, Columbia/HCA has experienced increases in dis-counted business. Medicare admissions as a percentage of total admissions was 39% in both 1994 and 1993 and 37% in 1992, while discounted and managed care admissions grew to 39% in 1994 from 35% in 1993 and 32% in 1992.

  Despite a continued increase in discounted business, income from continuing operations before income taxes increased 27% to $1.2 billion in 1994 from $969 million in 1993 and pretax margins increased to 11.1% in 1994 from 9.4% in 1993. Excluding the effect of non-recurring transactions, income from continu-ing operations before income taxes increased 24% to $1.4 billion in 1994 from $1.1 billion in 1993 and pretax margins increased to 12.5% in 1994 from 10.9% in 1993. The improvement in pretax income was primarily attributable to growth in revenues and reductions in interest expense resulting from refinancing ac-tivities in both 1994 and 1993. In addition, pretax margins also increased due to improvements in staffing levels and increased discounts on medical supplies. Salaries, wages and benefits increased approximately 8% and declined as a per-centage of revenues to 40.8% in 1994 from 41.1% in 1993, while supply costs in-creased approximately 1% and declined as percentage of revenues to 15.2% in 1994 compared to 16.2% in 1993.

  Pretax income from continuing operations increased 82% to $969 million in 1993 from $533 million in 1992 and pretax margins increased to 9.4% in 1993 from 5.4% in 1992. Excluding the effect of non-recurring transactions, pretax income from continuing operations increased 15% to $1.1 billion in 1993 from $972 million in 1992 and pretax margins increased to 10.9% in 1993 from 9.8% in 1992. The improvement was primarily attributable to reductions in interest ex-pense resulting from refinancing activities in both 1993 and 1992. In addition, pretax margins also increased due to improvements in staffing levels. Salaries, wages and benefits increased approximately 2% in 1993 and declined as a per-centage of revenues to 41.1% in 1993 from 41.4% in 1992.

  Income from continuing operations increased 29% to $745 million ($2.13 per share) in 1994 and 141% to $575 million ($1.70 per share) in 1993. Excluding the effects of the non-recurring transactions, income from continuing opera-tions increased 26% to $847 million ($2.42 per share) in 1994 and 13% to $673 million ($1.99 per share) in 1993.

  Columbia/HCA recorded significant non-recurring charges during each of the last three years. In 1994 Columbia/HCA recorded $159 million ($102 million net of tax) of charges in connection with the HCA Merger. In addition to investment and advisory fees associated with the HCA Merger, these charges reflect manage-ment's actions to reduce overhead costs, eliminate duplicative operating facil-ities in certain markets and consolidate management information systems. These cost-saving measures were substantially completed during 1994. In connection with the Galen Merger, Columbia/HCA recorded charges in 1993 totaling $151 mil-lion ($98 million net of tax) for management actions similar to those previ-ously discussed as part of the HCA Merger. Consolidation and cost-saving activ-ities related to these charges have been completed. Results of operations

                      COLUMBIA/HCA HEALTHCARE CORPORATION
               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                CONDITION AND RESULTS OF OPERATIONS (CONTINUED)
RESULTS OF OPERATIONS (CONTINUED)

in 1992 include (i) $394 million ($330 million net of tax) of losses associated with divestitures of certain hospitals, (ii) $138 million ($86 million net of tax) of costs related primarily to the Spinoff and (iii) a gain of $93 million ($58 million net of tax) on the sale of Healthtrust common stock.

  The free-standing surgical center business acquired in connection with the MCA Merger in September 1994 increased revenues by $163 million ($124 million in the fourth quarter). The MCA Merger had no material effect on 1994 earnings. See Note 9 of the Notes to Consolidated Financial Statements for certain pro forma information related to the MCA Merger.

  Results of operations for the periods prior to the Spinoff include income from discontinued operations of $16 million ($.04 per share) in 1993 and losses of $125 million ($.39 per share) in 1992 related to Humana's health plan busi-ness. Losses from discontinued operations in 1992 include non-recurring costs of $135 million (net of tax) incurred by Humana in connection with the Spinoff.

  In connection with the Galen Merger and the HCA Merger, substantial amounts of high-coupon long-term debt were refinanced to reduce future interest expense and eliminate certain restrictive covenants. In 1994 Columbia/HCA refinanced approximately $2.2 billion of long-term debt resulting in an after-tax loss of $115 million ($.33 per share). Losses from refinancings of $787 million of long-term debt and a revolving credit agreement in 1993 reduced net income by $84 million ($.24 per share).

LIQUIDITY

  Cash provided by continuing operations totaled $1.3 billion in each of the last three years. Cash flows in 1994 were reduced by approximately $75 million in connection with the payment to the Internal Revenue Service (the "IRS") re-lated to disputed prior year income taxes and interest. Cash flows and avail-able cash and cash equivalents in excess of capital expenditures (including ac-quisitions and divestitures) were used generally to reduce long-term debt. In addition, such cash flows were also used in 1994 to fund $146 million of self-insured professional liability risks related to prior years and, in 1993, to finance a payment of $135 million to Humana in connection with the Spinoff.

  Working capital totaled $783 million at December 31, 1994 compared to $573 million at December 31, 1993. Management believes that cash flows from opera-tions and amounts available under Columbia/HCA's revolving credit facilities and related commercial paper programs are sufficient to meet expected future liquidity needs.

  A substantial portion of the non-recurring transactions recorded during the past three years relate to the writedown of recorded assets and, accordingly, did not have a material adverse effect on cash flows from continuing opera-tions.

  Investments of Columbia/HCA's professional liability insurance subsidiary to maintain statutory equity and pay claims totaled $973 million and $778 million at December 31, 1994 and 1993, respectively.

                      COLUMBIA/HCA HEALTHCARE CORPORATION
               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                CONDITION AND RESULTS OF OPERATIONS (CONTINUED)
LIQUIDITY (CONTINUED)

  In September 1993 the Board of Directors initiated the payment of a regular quarterly cash dividend of $.03 per common share. Management anticipates that this dividend policy will continue after consummation of the Healthtrust Merg-er.

CAPITAL RESOURCES

  Excluding acquisitions, capital expenditures totaled $975 million in 1994 compared to $836 million in 1993 and $668 million in 1992. Planned capital ex-penditures in 1995 (excluding acquisitions and the effect of the Healthtrust Merger) are expected to approximate $1 billion. Management believes that its capital expenditure program is adequate to expand, improve and equip existing health care facilities.

  In addition, Columbia/HCA expended $213 million, $79 million and $36 million for acquisitions and joint ventures (excluding the MCA, HCA and Galen Mergers) during 1994, 1993 and 1992, respectively. See Note 8 of the Notes to Consoli-dated Financial Statements for a description of these activities.

  The MCA Merger consummated in September 1994 (accounted for under the pur-chase method) at an aggregate cost of $912 million was financed through the is-suance of approximately 21.1 million shares of Columbia/HCA common stock.

  As part of its business strategy, Columbia/HCA intends to acquire additional health care facilities in the future. Since December 31, 1994, Columbia/HCA has expended $334 million toward the purchase of seven hospitals (or a controlling interest therein). These transactions, which will be accounted for under the purchase method, were financed through the use of internally generated funds and issuance of long-term debt.

  Columbia/HCA expects to finance all capital expenditures with internally gen-erated and borrowed funds. Available sources of capital include public or pri-vate debt, commercial paper, unused bank revolving credits and equity. At De-cember 31, 1994, there were projects under construction which had an estimated additional cost to complete of approximately $263 million.

  At December 31, 1993, Columbia/HCA was a party to certain interest rate swap agreements covering $380 million of commercial paper classified as long-term debt. These transactions were consummated in prior years in connection with the refinancing of high-coupon debt with an average interest rate approximating 13% and provided a cost-effective source of fixed rate financing averaging 7.9%. As part of the previously discussed refinancing of $2.2 billion of long-term debt in 1994, Columbia/HCA terminated all of its interest rate agreements in advance of their scheduled maturities. The after-tax loss on refinancing of long-term debt aggregating $115 million includes a loss of $13 million related to the termination of these agreements. At December 31, 1994, Columbia/HCA was not a party to any interest rate swap agreements. Subject to market conditions and certain other factors, Columbia/HCA may enter into similar arrangements in the future as a means of effecting fixed rate financing.

  In connection with the Spinoff, common stockholder's equity was reduced by $802 million in 1993 as a result of the following transactions with Humana: (i) distribution of the net assets of the health plan business ($392 million) and the net assets of a hospital facility ($25 million), (ii) payment of cash ($135 million) and (iii) issuance of notes ($250 million). The notes were refinanced in September 1993.

                      COLUMBIA/HCA HEALTHCARE CORPORATION
               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                CONDITION AND RESULTS OF OPERATIONS (CONTINUED)
CAPITAL RESOURCES (CONTINUED)

  Subject to consummation of the Healthtrust Merger, Columbia/HCA will amend its revolving credit agreements from an aggregate amount of $2.25 billion to $3.75 billion. In addition, Columbia/HCA intends to refinance approximately $1 billion of Healthtrust long-term debt and all outstanding borrowings under the Healthtrust $1.2 billion bank credit agreement. Management anticipates that losses resulting from these refinancing activities will reduce Columbia/HCA's second quarter 1995 net income by approximately $70 million.

  Columbia/HCA's credit facilities contain customary covenants which include
(i) limitations on additional debt, (ii) limitations on sales of assets, merg-ers and changes of ownership and (iii) maintenance of certain interest coverage ratios. Columbia/HCA was in compliance with all such covenants at December 31, 1994.

EFFECTS OF INFLATION AND CHANGING PRICES

  Various federal, state and local laws have been enacted that, in certain cases, limit Columbia/HCA's ability to increase prices. Revenues for hospital services rendered to Medicare patients are established under the federal gov-ernment's prospective payment system. Medicare revenues approximated 34% of to-tal revenues in both 1994 and 1993, and 30% in 1992.

  Management believes that hospital industry operating margins have been, and may continue to be, under significant pressure because of deterioration in in-patient volumes and changes in payer mix, and growth in operating expenses in excess of the increase in prospective payments under the Medicare program. Columbia/HCA expects that the average rate of increase in Medicare prospective payments will approximate 2% in 1995. In addition, as a result of increasing regulatory and competitive pressures, Columbia/HCA's ability to maintain oper-ating margins through price increases to non-Medicare patients is limited.

HEALTH CARE REFORM

  In recent years, an increasing number of legislative proposals have been in-troduced or proposed in Congress and in some state legislatures that would sig-nificantly affect health care systems in Columbia/HCA's markets. Proposals un-der consideration include cost controls on hospitals, insurance market reforms that increase the availability of group health insurance to small businesses, requirements that all businesses offer health insurance to their employees and creation of a single government health insurance plan that would cover all cit-izens. The cost of certain proposals would be funded in significant part by re-ductions in payments by government programs, including Medicare and Medicaid, to health care providers such as hospitals. There can be no assurance that health care proposals adverse to the business of Columbia/HCA will not be adopted.

OTHER INFORMATION

  Columbia/HCA is contesting income taxes and related interest aggregating $1.5 billion at December 31, 1994 proposed by the IRS for prior years. Management believes that final resolution of these disputes will not have a material ad-verse effect on the financial position, results of operations or liquidity of Columbia/HCA. However, if all or a majority of the positions of the IRS are up-held, the financial position, results of operations and liquidity of Columbia/HCA would be materially adversely affected.

  In March 1994 Columbia/HCA made an advance payment to the IRS of approxi-mately $75 million in connection with certain disputed prior year income taxes and related interest. This payment did not have a material effect on 1994 earn-ings.

                      COLUMBIA/HCA HEALTHCARE CORPORATION
               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                CONDITION AND RESULTS OF OPERATIONS (CONTINUED)
OTHER INFORMATION (CONTINUED)

  Resolution of various other loss contingencies, including litigation pending against Columbia/HCA in the ordinary course of business, is not expected to have a material adverse effect on its financial position or results of opera-tions.

  During 1992 Columbia/HCA adopted the provisions of Statement of Financial Ac-counting Standards No. 109, "Accounting for Income Taxes," which increased net income by $51 million ($.16 per share).

  Columbia/HCA expects to incur certain expenses related to the Healthtrust Merger, the amounts of which have not been determined. These costs will in-clude, among other things, amounts for investment advisory and professional fees, expenses of printing and distributing proxy materials, severance payments and provisions for loss related to the consolidation of the operations of Columbia/HCA and Healthtrust. Management anticipates that these expenses will be recorded in the second quarter of 1995.

                        REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders
Columbia/HCA Healthcare Corporation

We have audited the accompanying consolidated balance sheet of Columbia/HCA Healthcare Corporation as of December 31, 1994 and 1993, and the related con-solidated statements of income, common stockholders' equity and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsi-bility is to express an opinion on these financial statements based on our au-dits.

We conducted our audits in accordance with generally accepted auditing stan-dards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of mate-rial misstatement. An audit includes examining, on a test basis, evidence sup-porting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement pre-sentation. We believe that our audits provide a reasonable basis for our opin-ion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Columbia/HCA Healthcare Corporation at December 31, 1994 and 1993, and the consolidated re-sults of its operations and cash flows for each of the three years in the pe-riod ended December 31, 1994 in conformity with generally accepted accounting principles.

As discussed in Note 10 to the consolidated financial statements, effective January 1, 1992, the Company adopted the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."


                                                          /s/ Ernst & Young LLP

                                                          ERNST & YOUNG LLP


Louisville, Kentucky
February 28, 1995

                      COLUMBIA/HCA HEALTHCARE CORPORATION
                        CONSOLIDATED STATEMENT OF INCOME
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                       1994     1993     1992
                                                      -------  -------  ------
Revenues............................................. $11,132  $10,252  $9,932
                                                      -------  -------  ------
Salaries, wages and benefits.........................   4,545    4,215   4,112
Supplies.............................................   1,686    1,664   1,613
Other operating expenses.............................   2,059    1,893   1,849
Provision for doubtful accounts......................     628      542     515
Depreciation and amortization........................     609      554     541
Interest expense.....................................     248      321     401
Investment income....................................     (62)     (66)    (81)
Non-recurring transactions...........................     159      151     439
                                                      -------  -------  ------
                                                        9,872    9,274   9,389
                                                      -------  -------  ------
Income from continuing operations before minority
 interests
 and income taxes....................................   1,260      978     543
Minority interests in earnings of consolidated
 entities............................................      29        9      10
                                                      -------  -------  ------
Income from continuing operations before income
 taxes...............................................   1,231      969     533
Provision for income taxes...........................     486      394     294
                                                      -------  -------  ------
Income from continuing operations....................     745      575     239
Discontinued operations:
  Income (loss) from operations of discontinued
   health plan segment, net of income tax (benefit)
   of $9 in 1993 and
   ($46) in 1992.....................................       -       16    (108)
  Costs associated with discontinuance of health plan
   segment, net of income tax benefit of $2..........       -        -     (17)
Extraordinary loss on extinguishment of debt, net of
 income
 tax benefit of $72 in 1994 and $51 in 1993..........    (115)     (84)      -
Cumulative effect on prior years of a change in
 accounting for income taxes.........................       -        -      51
                                                      -------  -------  ------
      Net income..................................... $   630  $   507  $  165
                                                      =======  =======  ======
Earnings per common and common equivalent share:
  Income from continuing operations.................. $  2.13  $  1.70  $  .73
  Discontinued operations:
    Income (loss) from operations of discontinued
     health plan segment.............................       -      .04    (.33)
    Costs associated with discontinuance of health
     plan segment....................................       -        -    (.06)
  Extraordinary loss on extinguishment of debt.......    (.33)    (.24)      -
  Cumulative effect on prior years of a change in
   accounting for income taxes.......................       -        -     .16
                                                      -------  -------  ------
      Net income..................................... $  1.80  $  1.50  $  .50
                                                      =======  =======  ======

                The accompanying notes are an integral part of
                    the consolidated financial statements.

                      COLUMBIA/HCA HEALTHCARE CORPORATION
                           CONSOLIDATED BALANCE SHEET
                           DECEMBER 31, 1994 AND 1993
                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                           1994      1993
                                                          -------  --------
                                  ASSETS
Current assets:
  Cash and cash equivalents.............................. $    13  $    224
  Accounts receivable less allowance for loss of $604 --
    1994 and
   $513 -- 1993..........................................   1,747     1,566
  Inventories............................................     285       245
  Other..................................................     505       453
                                                          -------  --------
                                                            2,550     2,488
Property and equipment, at cost:
  Land...................................................     660       568
  Buildings..............................................   4,576     4,049
  Equipment..............................................   3,986     3,442
  Construction in progress (estimated cost to complete
   and equip after December 31, 1994 -- $263)............     351       333
                                                          -------  --------
                                                            9,573     8,392
  Accumulated depreciation...............................  (3,190)   (2,792)
                                                          -------  --------
                                                            6,383     5,600
Investments of professional liability insurance
 subsidiary..............................................     888       700
Intangible assets net of accumulated amortization of
 $247 -- 1994 and
 $178 -- 1993............................................   2,269     1,232
Other....................................................     249       196
                                                          -------  --------
                                                          $12,339  $ 10,216
                                                          =======  ========
               LIABILITIES AND COMMON STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable....................................... $   503  $    445
  Salaries, wages and other compensation.................     277       232
  Other accrued expenses.................................     910       853
  Income taxes...........................................       -        22
  Long-term debt due within one year.....................      77       363
                                                          -------  --------
                                                            1,767     1,915
Long-term debt...........................................   3,853     3,335
Deferred credits and other liabilities...................   1,439     1,438
Minority interests in equity of consolidated entities....     258        57
Contingencies
Common stockholders' equity:
  Common stock $.01 par; authorized 800,000,000 voting
   shares and 25,000,000 nonvoting shares; issued and
   outstanding 347,849,200 voting shares and 14,119,000
   nonvoting shares -- 1994 and 317,686,800 voting shares
   and 18,990,000 nonvoting shares -- 1993...............       4         3
  Capital in excess of par value.........................   3,162     2,164
  Other..................................................      23        59
  Retained earnings......................................   1,833     1,245
                                                          -------  --------
                                                            5,022     3,471
                                                          -------  --------
                                                          $12,339  $ 10,216
                                                          =======  ========

                The accompanying notes are an integral part of
                    the consolidated financial statements.

                      COLUMBIA/HCA HEALTHCARE CORPORATION
             CONSOLIDATED STATEMENT OF COMMON STOCKHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
                             (DOLLARS IN MILLIONS)

                              COMMON STOCK
                              ------------  CAPITAL IN
                              SHARES   PAR  EXCESS OF         RETAINED
                               (000)  VALUE PAR VALUE  OTHER  EARNINGS  TOTAL
                              ------- ----- ---------- -----  --------  ------
Balances, December 31, 1991.. 260,407   $3  $      821 $ 471    $1,527  $2,822
  Net income.................                                      165     165
  Cash dividends (Galen
   Health Care, Inc. common
   stock)....................                                     (143)   (143)
  Issuance of common stock...  48,282              916                     916
  Stock options exercised and
   related tax benefits, net
   of 30,000 shares tendered
   in partial payment
   therefor..................  22,967              331  (386)              (55)
  Other......................      18                2   (16)              (14)
                              -------  ---  ---------- -----  --------  ------
Balances, December 31, 1992.. 331,674    3       2,070    69     1,549   3,691
  Net income.................                                      507     507
  Cash dividends (Columbia
   Healthcare Corporation
   common stock).............                                       (9)     (9)
  Stock options exercised and
   related tax benefits, net
   of 81,000 shares tendered
   in partial payment
   therefor..................   4,000               71   (35)               36
  Spinoff transaction with
   Humana Inc.:
    Cash payment to Humana
     Inc. ...................                                     (135)   (135)
    Noncash transactions:
     Issuance of notes
      payable................                                     (250)   (250)
     Distribution of net
      investment in
      discontinued health
      plan operations........                                     (392)   (392)
     Transfer of a hospital
      facility...............                                      (25)    (25)
  Net unrealized gains on
   investment securities.....                             27                27
  Other......................   1,003               23    (2)               21
                              -------  ---  ---------- -----  --------  ------
Balances, December 31, 1993.. 336,677    3       2,164    59     1,245   3,471
  Net income.................                                      630     630
  Cash dividends
   (Columbia/HCA Healthcare
   Corporation common stock).                                      (42)    (42)
  Issuance of common stock...  21,094    1         905                     906
  Stock options exercised and
   related tax benefits, net
   of 23,000 shares tendered
   in partial payment
   therefor..................   1,751               42   (16)               26
  Net unrealized losses on
   investment securities.....                            (30)              (30)
  Other......................   2,446               51    10                61
                              -------  ---  ---------- -----  --------  ------
Balances, December 31, 1994.. 361,968   $4  $    3,162 $  23    $1,833  $5,022
                              =======  ===  ========== =====  ========  ======

                The accompanying notes are an integral part of
                    the consolidated financial statements.

                      COLUMBIA/HCA HEALTHCARE CORPORATION
                      CONSOLIDATED STATEMENT OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
                             (DOLLARS IN MILLIONS)

                                                      1994     1993     1992
                                                     -------  -------  -------
Cash flows from continuing operations:
  Net income........................................ $   630  $   507  $   165
  Adjustments to reconcile net income to net cash
   provided by operating activities:
    Discontinued operations.........................       -      (16)     127
    Minority interests in earnings of consolidated
     entities.......................................      29        9       10
    Non-recurring transactions......................     159      151      439
    Depreciation and amortization...................     609      554      541
    Amortization of debt discounts and loan costs...      26       45       78
    Deferred income taxes...........................     (39)     (28)      34
    Change in operating assets and liabilities:
      (Increase) decrease in accounts receivable....     (91)      19       98
      Increase in inventories and other assets......     (71)      (7)     (58)
      Increase (decrease) in income taxes...........      (9)      19     (160)
      Increase (decrease) in other liabilities......    (108)     (87)      83
    Change in accounting for income taxes...........       -        -      (51)
    Extraordinary loss on extinguishment of debt....     187      135        -
    Other...........................................     (21)      (3)     (19)
                                                     -------  -------  -------
      Net cash provided by continuing operations....   1,301    1,298    1,287
                                                     -------  -------  -------
Cash flows from investing activities:
  Purchase of property and equipment................    (975)    (836)    (668)
  Cash acquired in connection with Medical Care
   America, Inc. merger transaction.................     106        -        -
  Acquisition of hospitals and health care
   facilities.......................................    (213)     (79)     (36)
  Sale of assets....................................      86      191      225
  Investment in discontinued operations.............       -        -      (71)
  Change in investments.............................    (226)      21      (35)
  Other.............................................    (116)     (34)      (8)
                                                     -------  -------  -------
      Net cash used in investing activities.........  (1,338)    (737)    (593)
                                                     -------  -------  -------
Cash flows from financing activities:
  Issuance of long-term debt........................   1,190    1,586      240
  Net change in commercial paper borrowings and
   lines of credit..................................   1,148      342     (176)
  Repayment of long-term debt.......................  (2,486)  (2,325)  (1,799)
  Payment to Humana Inc. in spinoff transaction.....       -     (135)       -
  Payment of cash dividends.........................     (36)     (40)    (143)
  Issuance of common stock..........................      18       43      741
  Other.............................................      (8)     (25)     (15)
                                                     -------  -------  -------
      Net cash used in financing activities.........    (174)    (554)  (1,152)
                                                     -------  -------  -------
Change in cash and cash equivalents.................    (211)       7     (458)
Cash and cash equivalents at beginning of period....     224      217      675
                                                     -------  -------  -------
Cash and cash equivalents at end of period.......... $    13  $   224  $   217
                                                     =======  =======  =======
Interest payments................................... $   281  $   278  $   319
Income tax payments, net of refunds.................     467      347      360

                The accompanying notes are an integral part of
                    the consolidated financial statements.

                      COLUMBIA/HCA HEALTHCARE CORPORATION
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- ACCOUNTING POLICIES

Reporting Entity

  Columbia/HCA Healthcare Corporation ("Columbia/HCA") is a Delaware corpora-tion that operates hospitals and ancillary health care facilities through ei-ther (i) wholly owned subsidiaries, (ii) joint ventures or (iii) ownership of controlling interests in various partnerships in which subsidiaries of Columbia/HCA serve as the managing general partner.

  On September 16, 1994, Columbia/HCA completed a merger transaction with Med-ical Care America, Inc. ("MCA") (the "MCA Merger"). See Note 2 for a descrip-tion of the specific terms of the MCA Merger.

  On February 10, 1994, Columbia Healthcare Corporation ("Columbia") merged with HCA- Hospital Corporation of America ("HCA") (the "HCA Merger") to form Columbia/HCA. See Note 3 for a description of the specific terms of the HCA Merger.

  Prior to the HCA Merger, Columbia was formed on September 1, 1993 as a re-sult of a merger involving Columbia Hospital Corporation ("CHC") and Galen Health Care, Inc. ("Galen") (the "Galen Merger"). See Note 4 for a description of the specific terms of the Galen Merger.

Basis of Presentation

  The consolidated financial statements include all subsidiaries and less than 100% owned entities controlled by Columbia/HCA. Significant intercompany transactions have been eliminated.

  The MCA Merger and various other acquisitions and joint venture transactions have been accounted for under the purchase method. Accordingly, the accounts of these entities have been consolidated with those of Columbia/HCA since the acquisition of controlling interest.

  The HCA and Galen Mergers have been accounted for by the pooling-of-inter-ests method. Accordingly, the consolidated financial statements included herein give retroactive effect to these transactions and include the combined operations of HCA, Galen and CHC for all periods presented. In addition, the historical financial information related to Galen (which prior to the Galen Merger was reported on a fiscal year ending August 31) has been recast to con-form to Columbia/HCA's annual reporting period ending December 31.

  On February 28, 1995, the stockholders of both Columbia/HCA and Healthtrust, Inc. -- The Hospital Company ("Healthtrust") approved a tax-free stock-for-stock merger transaction (the "Healthtrust Merger"). Management anticipates that the Healthtrust Merger will be consummated in April 1995. Although the Healthtrust Merger is expected to be treated as a pooling of interests for ac-counting purposes, the accompanying consolidated financial statements do not give retroactive effect to this transaction. See Note 5 for a description of the specific terms of the Healthtrust Merger.

Revenues

  Columbia/HCA's health care facilities have entered into agreements with third-party payers, including government programs and managed care health plans, under which Columbia/HCA is paid based upon established charges, cost of providing services, predetermined rates by diagnosis, fixed per diem rates or discounts from established charges.

                      COLUMBIA/HCA HEALTHCARE CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
NOTE 1 -- ACCOUNTING POLICIES (CONTINUED)

  Revenues are recorded at estimated amounts due from patients and third-party payers for health care services provided, including anticipated settlements under reimbursement agreements with third-party payers.

Cash and Cash Equivalents

  Cash and cash equivalents include highly liquid investments with an original maturity of three months or less. Carrying values of cash and cash equivalents approximate fair value due to the short-term nature of these instruments.

Accounts Receivable

  Accounts receivable consist primarily of amounts due from the Medicare and Medicaid programs, other government programs, managed care health plans, com-mercial insurance companies and individual patients.

Inventories

  Inventories are stated at the lower of cost (first-in, first-out) or market.

Property and Equipment

  Depreciation expense, computed by the straight-line method, was $547 million in 1994, $504 million in 1993 and $493 million in 1992. Columbia/HCA uses com-ponent depreciation for buildings. Depreciation rates for buildings are equiv-alent to useful lives ranging generally from 20 to 25 years. Estimated useful lives of equipment vary generally from 3 to 10 years.

Investments

  On December 31, 1993, Columbia/HCA adopted the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS 115"), which requires that investments in debt and equity securities be classified according to certain criteria.

Intangible Assets

  Intangible assets consist primarily of costs in excess of the fair value of identifiable net assets of acquired entities and are amortized using the straight-line method generally over a period of 40 years. To the extent that operating results indicate the probability that the carrying values of such assets have been impaired, provisions for loss are recorded based upon the undiscounted cash flows of the acquired entity over the remaining amortization period.

  Noncompete and debt issuance costs are amortized based upon the lives of the respective contracts or loans.

Professional Liability Insurance Claims

  Provisions for loss for professional liability risks are based upon actuari-ally determined estimates. To the extent that subsequent claims information varies from management's estimates, earnings are charged or credited.

                      COLUMBIA/HCA HEALTHCARE CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
NOTE 1 -- ACCOUNTING POLICIES (CONTINUED)

Minority Interests in Consolidated Entities

  The consolidated financial statements include all assets, liabilities, reve-nues and expenses of less than 100% owned entities controlled by Columbia/HCA. Accordingly, management has recorded minority interests in the earnings and equity of such entities.

  Generally, partnership agreements include provisions for the redemption of minority shareholder interests using specified valuation techniques.

Earnings per Common and Common Equivalent Share

  Earnings per common and common equivalent share are based upon the weighted average number of common shares outstanding adjusted for the dilutive effect of common stock equivalents consisting primarily of stock options. Fully di-luted earnings per common and common equivalent share are not presented be-cause such amounts approximate earnings per common and common equivalent share.

NOTE 2 -- MCA MERGER

  The MCA Merger was consummated on September 16, 1994. MCA was a national provider of alternative-site health care services through the operation of freestanding surgical centers and certain other outpatient ancillary facili-ties.

  In connection with the MCA Merger, all outstanding shares of MCA common stock were converted on a tax-free basis into approximately 21,093,600 shares of Columbia/HCA common stock (an exchange ratio of 0.7042 of a share of Columbia/HCA common stock for each share of MCA common stock). The following is a summary of the aggregate purchase price (dollars in millions, except per share data):

    Fair value of Columbia/HCA common stock ($42.25 per share) issued in exchange for all outstanding MCA common stock.......................  $891
    Fair value of options to purchase Columbia/HCA common stock issued in
     exchange for all outstanding options to purchase MCA common stock...    15
    Transaction costs....................................................     6
                                                                           ----
                                                                           $912
                                                                           ====

  The MCA Merger has been accounted for by the purchase method and, according-ly, the accounts of MCA have been consolidated with those of Columbia/HCA since September 1, 1994. The excess of the aggregate purchase price over the estimated fair value of net assets acquired (including property and equipment of $217 million) approximated $891 million.

NOTE 3 -- HCA MERGER

  The HCA Merger was completed on February 10, 1994. In connection with the HCA Merger, Columbia stockholders approved an amendment to Columbia's Certifi-cate of Incorporation changing the name of the corporation to "Columbia/HCA Healthcare Corporation". HCA was then merged into a wholly owned subsidiary of Columbia/HCA. Shares of HCA Class A voting common stock and Class B nonvoting common stock were converted on a tax-free basis into approximately 166,846,000 shares of Columbia/HCA voting common stock and approximately 18,990,000 shares of Columbia/HCA nonvoting common stock, respectively (an exchange ratio of 1.05 shares of Columbia/HCA common stock for each share of HCA voting and non-voting common stock).

                      COLUMBIA/HCA HEALTHCARE CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
NOTE 3 -- HCA MERGER (CONTINUED)

  The HCA Merger has been accounted for as a pooling of interests, and accord-ingly, the consolidated financial statements give retroactive effect to the HCA Merger and include the combined operations of Columbia and HCA for all pe-riods presented. The following is a summary of the results of operations of the separate entities for periods prior to the HCA Merger (dollars in mil-lions):

                                                        COLUMBIA  HCA   COMBINED
                                                        -------- ------ --------
One month ended January 31, 1994 (unaudited):
  Revenues.............................................  $  480  $  460 $   940
  Income from continuing operations....................      33      44      77
  Net income...........................................      33      44      77
1993:
  Revenues.............................................  $5,130  $5,122 $10,252
  Income from continuing operations....................     193     382     575
  Net income...........................................     139     368     507
1992:
  Revenues.............................................  $4,806  $5,126 $ 9,932
  Income from continuing operations....................     211      28     239
  Net income...........................................     137      28     165

NOTE 4 -- GALEN MERGER

  On August 31, 1993, the stockholders of both CHC and Galen approved the Ga-len Merger, effective as of September 1, 1993. In connection with the Galen Merger, CHC, a Nevada corporation, was merged into Columbia. Each CHC share of common stock was converted on a tax-free basis into one share of Columbia com-mon stock. Immediately subsequent thereto, a wholly owned subsidiary of Colum-bia was merged into Galen, at which time Galen became a wholly owned subsidi-ary of Columbia. In connection with this transaction, Columbia issued approxi-mately 123,830,000 shares of common stock in a tax-free exchange for all of the outstanding common shares of Galen (an exchange ratio of 0.775 of a share of Columbia common stock for each share of Galen common stock).

  The Galen Merger has been accounted for as a pooling of interests, and ac-cordingly, the consolidated financial statements give retroactive effect to the Galen Merger and include the combined operations of CHC and Galen for all periods presented. The following is a summary of the results of operations of the separate entities for periods prior to the Galen Merger (dollars in mil-lions):

                                                            CHC  GALEN  COMBINED
                                                            ---- ------ --------
Eight months ended August 31, 1993 (unaudited):
  Revenues................................................. $823 $2,600  $3,423
  Income from continuing operations........................   17    176     193
  Net income...............................................   17    192     209
1992:
  Revenues................................................. $819 $3,987  $4,806
  Income from continuing operations........................   26    185     211
  Net income...............................................   26    111     137

                      COLUMBIA/HCA HEALTHCARE CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
NOTE 5 -- HEALTHTRUST MERGER

  On October 4, 1994, Columbia/HCA entered into a definitive agreement to merge with Healthtrust. The Healthtrust Merger was approved by the stockhold-ers of both companies on February 28, 1995 and is expected to be consummated in April 1995. Under the terms of the merger agreement, Healthtrust stockhold-ers will receive on a tax-free basis 0.88 of a share of Columbia/HCA common stock in exchange for each Healthtrust share held. At December 31, 1994, ap-proximately 90,896,000 shares of Healthtrust common stock were outstanding.

  The Healthtrust Merger remains conditioned upon the finalization of a con-sent agreement with the Federal Trade Commission and completion of final docu-mentation.

NOTE 6 -- SPINOFF TRANSACTION AND DISCONTINUED OPERATIONS

  Prior to the Galen Merger, Galen began operating its hospital business as an independent publicly held corporation on March 1, 1993 as a result of a tax-free spinoff transaction (the "Spinoff") by Humana Inc. ("Humana"), which re-tained its managed care health plan business. The Spinoff separated Humana's previously integrated hospital and managed care health plan businesses and was effected through the distribution of Galen common stock to then current Humana common stockholders on a one-for-one basis.

  For accounting purposes, because of the relative significance of the hospi-tal business, the pre-Spinoff consolidated financial statements of Galen (and now those of Columbia/HCA) include the separate results of Humana's hospital business, while the operations and net assets of Humana's managed care health plans have been classified as discontinued operations.

  In connection with the Spinoff, Galen entered into various agreements with Humana which were intended to facilitate orderly changes for both the hospital and managed care health plan businesses in a way which would be minimally dis-ruptive to each entity. Principal contracts are summarized below:

  Operations -- Certain former Galen hospitals will provide medical services to insureds of Humana for three years subsequent to the Spinoff. The contract includes, among other things, established payment rates for various inpatient and outpatient services and annual increases therein, and hospital utilization guarantees and related penalties. Contract rates associated with this business are comparable to other managed care plan contracts covering similar volumes.

  Liabilities and indemnification -- Each entity assumed liability for speci-fied claims. The entities will also share risks with respect to certain liti-gation and other contingencies, both identified and unknown.

  Income taxes -- Each entity entered into risk-sharing arrangements in con-nection with the ultimate resolution of various income tax disputes.

  Financing -- In January 1993 certain subsidiaries issued $250 million of notes payable to Humana, and paid to Humana $135 million in cash on March 1, 1993 which was financed principally through the issuance of commercial paper. The $250 million of notes were repaid in September 1993 in connection with the refinancing of certain long-term debt.

                      COLUMBIA/HCA HEALTHCARE CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
NOTE 6 -- SPINOFF TRANSACTION AND DISCONTINUED OPERATIONS (CONTINUED)

  Administration -- These arrangements relate to leasing of certain adminis-trative facilities, division of information systems, employee benefit and stock option plans, and various administrative service arrangements.

  Revenues of the discontinued managed care health plan business (included in discontinued operations in the accompanying consolidated statement of income) were $523 million in 1993 and $2.9 billion in 1992.

NOTE 7 -- NON-RECURRING TRANSACTIONS

1994

  In the first quarter of 1994, the following pretax charges were recorded in connection with the HCA Merger (dollars in millions):

    Employee benefit and certain severance actions........................ $ 40
    Investment advisory and professional fees.............................   12
    Writedown of assets in connection with consolidation of duplicative
     facilities...........................................................   53
    Costs of information systems consolidations primarily related to the
     writedown of assets..................................................   42
    Other.................................................................   12
                                                                           ----
                                                                           $159
                                                                           ====

1993

  In the third quarter of 1993, the following pretax charges were recorded in connection with the Galen Merger (dollars in millions):

    Employee benefit and certain severance actions........................ $ 47
    Investment advisory and professional fees.............................   15
    Writedown of assets in connection with consolidation of duplicative
     facilities...........................................................   63
    Administrative facility asset writedowns and conversion costs associ-
     ated with the transaction............................................   16
    Provision for loss on planned sales of assets.........................   10
                                                                           ----
                                                                           $151
                                                                           ====

1992

  In the third quarter of 1992, a pretax charge of $394 million was recorded in connection with the planned divestiture of twenty-two psychiatric hospitals and the unrelated sale of two other facilities. The charge included the writedown to estimated net realizable value of the hospitals to be sold, a $231 million writeoff of permanently impaired cost in excess of net assets ac-quired, and the costs associated with the replacement of certain credit agree-ments.

  Income from continuing operations in 1992 also includes a pretax gain of $93 million on the sale of an investment in Healthtrust common stock.

  Income from continuing operations in 1992 includes $138 million of pretax charges incurred primarily in connection with the Spinoff, including a provi-sion for loss on the planned sale of

                      COLUMBIA/HCA HEALTHCARE CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
NOTE 7 -- NON-RECURRING TRANSACTIONS (CONTINUED)

hospitals, writedowns of assets in markets with significant declines in opera-tions, administrative facility asset writedowns and certain other costs asso-ciated with the separation of the hospital and health plan businesses. Non-recurring costs aggregating $171 million (before income taxes) incurred by Humana primarily in connection with the Spinoff are included in discontinued operations in 1992.

NOTE 8 -- OTHER BUSINESS COMBINATIONS

  During the past three years, Columbia/HCA has acquired various hospitals and related ancillary health care facilities (or controlling interests in such fa-cilities), all of which have been accounted for by the purchase method. Ac-cordingly, the aggregate purchase price of these transactions has been allo-cated to tangible and identifiable intangible assets acquired and liabilities assumed based upon their respective fair values. The consolidated financial statements include the accounts of acquired entities since the respective ac-quisition dates.

  The following is a summary of acquisitions and joint ventures consummated during the last three years under the purchase method of accounting (excluding the MCA Merger) (dollars in millions):

                                                            1994   1993   1992
                                                            -----  -----  -----
Number of hospitals........................................     9      3     15
Number of licensed beds.................................... 2,535    903  2,345
Purchase price information:
  Fair value of assets acquired............................ $ 443  $ 164  $ 490
  Fair value of liabilities assumed........................   (55)   (48)  (279)
                                                            -----  -----  -----
    Net assets acquired....................................   388    116    211
  Issuance of common stock.................................     -      -   (119)
  Cash received from sale of certain acquired assets.......     -      -    (40)
  Net assets sold in exchange for acquired properties......   (45)     -      -
  Contributions from minority partners.....................  (124)   (28)    (1)
  Other....................................................    (6)    (9)   (15)
                                                            -----  -----  -----
    Net cash paid.......................................... $ 213  $  79  $  36
                                                            =====  =====  =====

  In July 1992 Columbia/HCA acquired Basic American Medical, Inc. ("BAMI") (included in the table above) through a merger into a wholly owned subsidiary. The assets of BAMI included eight hospitals containing 1,203 licensed beds and certain other health care businesses. The transaction was financed through the assumption of approximately $140 million of long-term debt, issuance of 6,995,000 shares of common stock and payment of $38 million in cash to BAMI stockholders.

  The purchase price paid in excess of the fair value of identifiable net as-sets of acquired entities included in the table above aggregated $100 million in 1994, $7 million in 1993 and $97 million in 1992.

  The pro forma effect of these acquisitions on Columbia/HCA's results of op-erations prior to consummation was not significant.

                      COLUMBIA/HCA HEALTHCARE CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 9 -- PRO FORMA INFORMATION

  The following unaudited pro forma information reflects the combined operat-ing results of Columbia/HCA and MCA as if the MCA Merger had occurred at the beginning of the periods indicated (dollars in millions, except per share da-ta).

                                                                 1994    1993
                                                                ------- -------
  Revenues..................................................... $11,430 $10,684
  Income from continuing operations............................     768     569
  Net income...................................................     741     399
  Earnings per common and common equivalent share:
    Income from continuing operations..........................    2.10    1.55
    Net income.................................................    2.03    1.09

NOTE 10 -- INCOME TAXES

  Provision for income taxes consists of the following (dollars in millions):

                                                                 1994 1993  1992
                                                                 ---- ----  ----
Current:
  Federal....................................................... $400 $357  $232
  State.........................................................   71   69    34
                                                                 ---- ----  ----
                                                                  471  426   266
                                                                 ---- ----  ----
Deferred:
  Federal.......................................................   13  (36)   22
  State.........................................................    2    4     6
                                                                 ---- ----  ----
                                                                   15  (32)   28
                                                                 ---- ----  ----
                                                                 $486 $394  $294
                                                                 ==== ====  ====

  Reconciliation of federal statutory rate to effective income tax rate fol-lows:

                                                               1994  1993  1992
                                                               ----  ----  ----
Federal statutory rate........................................ 35.0% 35.0% 34.0%
State income taxes, net of federal income tax benefit.........  3.9   4.6   4.4
Merger costs..................................................  0.4   0.6     -
Costs in excess of net assets acquired........................  1.1   1.2  16.6
Tax exempt investment income.................................. (0.6) (0.9) (1.7)
Other items, net.............................................. (0.3)  0.1   1.8
                                                               ----  ----  ----
Effective income tax rate..................................... 39.5% 40.6% 55.1%
                                                               ====  ====  ====

  In August 1993 Congress enacted the Omnibus Budget Reconciliation Act of 1993 which included, among other things, an increase in corporate income tax rates retroactive to January 1, 1993. This legislation had no material effect on 1993 net income.

  Columbia/HCA adopted the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"), as of January 1, 1992, the effect of which increased 1992 net income by $51 million. The provisions of SFAS 109 require, among other things, recognition of deferred income taxes using statutory rates at which temporary differences in the tax and book bases of assets and liabilities are expected to affect taxable income in future years.

                      COLUMBIA/HCA HEALTHCARE CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
NOTE 10 -- INCOME TAXES (CONTINUED)

  A summary of deferred income taxes by source included in the consolidated balance sheet at December 31 follows (dollars in millions):

                                                  1994               1993
                                           ------------------ ------------------
                                           ASSETS LIABILITIES ASSETS LIABILITIES
                                           ------ ----------- ------ -----------
Depreciation..............................  $  -     $591      $  -    $  766
Long-term debt............................     -       22         -        26
Professional liability risks..............   205        -       329         -
Doubtful accounts.........................    91        -        91         -
Property losses...........................    46        -        87         -
Cash basis................................     -       37         -        60
Compensation..............................    62        -        24         -
Capitalized leases........................    19        -        11         -
Other.....................................   305      286       215       167
                                            ----     ----      ----    ------
                                            $728     $936      $757    $1,019
                                            ====     ====      ====    ======

  Deferred income taxes totaling $271 million and $295 million at December 31, 1994 and 1993, respectively, are included in other current assets. Noncurrent deferred income taxes, included in deferred credits and other liabilities, to-taled $479 million and $557 million at December 31, 1994 and 1993, respective-ly.

  The Internal Revenue Service (the "IRS") has issued statutory notices of de-ficiency in connection with its examinations of HCA's federal income tax re-turns for 1981 through 1988. Columbia/HCA is currently contesting these claimed deficiencies in the United States Tax Court. In addition, the IRS has proposed certain adjustments in connection with its examinations of HCA's 1989 and 1990 federal income tax returns. The following is a discussion of the dis-puted items with respect to these years.

Method of Accounting

  For years 1981 through 1986, most of HCA's hospital subsidiaries (the "Sub-sidiaries") reported taxable income primarily using the cash method of ac-counting. This method was prevalent within the hospital industry and the Sub-sidiaries applied the method in accordance with prior agreements with the IRS. The IRS now asserts that the accrual method of accounting should have been used by the Subsidiaries. The Tax Reform Act of 1986 (the "1986 Act") requires the use of the accrual method of accounting beginning in 1987. Consequently, the Subsidiaries changed to the accrual method beginning January 1, 1987. In accordance with the provisions of the 1986 Act, income that had been deferred at the end of 1986 is being recognized as taxable income by the Subsidiaries in equal annual installments over ten years. If the IRS should ultimately pre-vail in its claim that the Subsidiaries should have used the accrual method for 1981 through 1986, the claim would be reduced to the extent that HCA has recognized as taxable income a portion of such deferred income taxes since 1986. In addition, the sale by HCA of numerous Subsidiaries in 1987 that had been using the cash method resulted in the recognition of a substantial gain that would not have been recognized had the Subsidiaries been using the ac-crual method. If the IRS were successful with respect to this issue, Columbia/HCA would owe an additional $93 million in income taxes and $489 mil-lion in interest as of December 31, 1994.

                      COLUMBIA/HCA HEALTHCARE CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
NOTE 10 -- INCOME TAXES (CONTINUED)

Hospital Acquisitions

  In connection with hospitals acquired by HCA in 1981 and 1985, the IRS has asserted that a portion of the costs allocated to identifiable assets with as-certainable useful lives should be reclassified as nondeductible goodwill. If the IRS ultimately prevails in this regard, Columbia/HCA would owe an addi-tional $122 million in income taxes and $175 million in interest as of Decem-ber 31, 1994.

Insurance Subsidiary

  Based on a Sixth Circuit Court of Appeals decision (the Court having juris-diction over the HCA issues), HCA has claimed that insurance premiums paid to its wholly owned insurance subsidiary ("Parthenon") are deductible, while the IRS asserts that such premiums are not deductible and that corresponding losses are only deductible at the time and to the extent that claims are actu-ally paid. HCA has claimed the additional deductions in its Tax Court peti-tions. Through December 31, 1994, Columbia/HCA is seeking a refund totaling $63 million in income taxes and $120 million in interest in connection with this issue.

  As an alternative to its position, HCA has asserted that in connection with the sale of hospitals to Healthtrust in 1987, premiums paid to Parthenon by the sold hospitals, if not deductible as discussed above, became deductible at the time of the sale. Accordingly, HCA claimed such deduction in its 1987 fed-eral income tax return. The IRS has disallowed the deduction and is claiming an additional $4 million in income taxes and $17 million in interest. A final determination that the premiums are not deductible either when paid to Parthe-non or upon the sale of certain hospitals to Healthtrust would increase the taxable basis in the hospitals sold, thereby reducing HCA's gain realized on the sale.

Healthtrust Sale

  In connection with its sale of certain Subsidiaries to Healthtrust in 1987 in exchange for cash, Healthtrust preferred stock and stock purchase warrants, HCA calculated its gain based on the valuation of such stock and warrants by an independent appraiser. The IRS claims a higher aggregate valuation, based on the face amount of the preferred stock and a separate appraisal Healthtrust obtained for the stock purchase warrants. Application of the higher valuation would increase the gain recognized by HCA on the sale. However, if the IRS succeeds in its assertion, HCA's tax basis in its Healthtrust preferred stock and warrants will be increased accordingly, thereby substantially reducing the tax from the sale of such preferred stock and warrants by a corresponding amount. By December 31, 1992, HCA had sold its entire interest in the Healthtrust preferred stock and warrants. Including the effect of the sales of these securities, the IRS is claiming additional interest of $73 million through December 31, 1994.

  Also in connection with the 1987 sale of certain Subsidiaries to Healthtrust, the IRS claims that HCA's basis in the stock of the Subsidiaries sold to Healthtrust should be calculated by adjusting such basis to reflect accelerated rather than straight-line depreciation, which would reduce HCA's basis in the stock sold and increase the taxable gain on the sale. The IRS po-sition is contrary to a Tax Court decision in a similar case. The IRS is claiming additional income taxes of $79 million and interest of $81 million through December 31, 1994.

  In connection with the 1987 Healthtrust transactions, the IRS further as-serts that, to the extent the Subsidiaries were properly on the cash method through 1986, and therefore properly

                      COLUMBIA/HCA HEALTHCARE CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
NOTE 10 -- INCOME TAXES (CONTINUED)

recognizing taxable income over the ten-year transition period, HCA should have additional income in 1987 equal to the unamortized portion of the de-ferred income. It is HCA's position that no additional income need be included in 1987 and that the deferred income continues to qualify for the ten-year transition period after the sale. Should the IRS prevail, Columbia/HCA would owe $9 million of additional income taxes and $22 million of interest through December 31, 1994. The position of the IRS is an alternative to its denial of the use of the cash method of accounting previously discussed.

Doubtful Accounts

  The IRS is asserting that in 1986 HCA was not entitled to include charity care writeoffs in the formula used to calculate its deduction for doubtful ac-counts. For years 1987 and 1988, the IRS is asserting that HCA was not enti-tled to exclude from income amounts which are unlikely to be collected. Man-agement believes that such exclusions are permissible under an accrual method of accounting, and because HCA is a "service business" and not a "merchandis-ing business," it is entitled to a special exclusion provided to service busi-nesses by the 1986 Act. The IRS disagrees, asserting that HCA is engaged, at least in part, in a merchandising business. Notwithstanding this assertion, the IRS contends that the exclusion taken by HCA is excessive under applicable Temporary Treasury Regulations. Columbia/HCA believes that the calculation of the exclusion is inaccurate since it does not permit the exclusion in accor-dance with the controlling statute. If the IRS prevails, Columbia/HCA would owe additional income taxes of $104 million and interest of $62 million through December 31, 1994.

Leveraged Buy-out Expenses

  The IRS has asserted that no deduction is allowed for various expenses in-curred in connection with HCA's leveraged buy-out transaction in 1989, includ-ing the amortization of loan costs incurred to borrow funds to acquire the stock of the former shareholders, certain fees incurred by the Special Commit-tee of HCA's Board of Directors to evaluate the buy-out proposal, compensation payments to cancel employee stock plans, and various other costs incurred af-ter the buy-out which have been treated as part of the transaction by the IRS. Columbia/HCA believes that all of these costs are deductible. If the IRS pre-vails on these issues, Columbia/HCA would owe income taxes of $104 million and interest of $39 million through December 31, 1994.

Other Issues

  Additional federal income tax issues primarily concern disputes over the de-preciable lives utilized by HCA for constructed hospital facilities, invest-ment tax credits, vacation pay deductions and income from foreign operations. Many of these items, including depreciation, investment tax credits and for-eign issues, have been resolved favorably in previous settlements. The IRS is claiming an additional $38 million in income taxes and $20 million in interest through December 31, 1994 with respect to these issues.

  On March 24, 1994, Columbia/HCA made an advance payment to the IRS of ap-proximately $75 million in connection with certain disputed prior years income taxes and related interest. This payment did not have a material effect on 1994 earnings.

  In September 1994 Columbia/HCA presented its case in Tax Court for all is-sues other than the deductibility of insurance premiums paid to Parthenon (which was presented in November

                      COLUMBIA/HCA HEALTHCARE CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
NOTE 10 -- INCOME TAXES (CONTINUED)

1994). A Tax Court decision is expected in 1995. Resolution of disputed income tax issues by the Tax Court will not be affected by the Healthtrust Merger.

  Management believes that HCA had properly reported its income and paid its taxes in accordance with applicable laws and agreements established with the IRS during previous examinations, and that final resolution of these disputes will not have a material adverse effect on the results of operations or finan-cial position of Columbia/HCA.

NOTE 11 -- PROFESSIONAL LIABILITY RISKS

  Columbia/HCA insures a substantial portion of its professional liability risks through a wholly owned insurance subsidiary. Provisions for such risks underwritten by the subsidiary and deductibles at certain hospitals, including expenses incident to claim settlements, were $84 million for 1994, $96 million for 1993 and $102 million for 1992. Amounts funded to the insurance subsidiary were $253 million for 1994 (including approximately $146 million of previously unfunded risks related to prior years), $62 million for 1993 and $55 million for 1992.

  Allowances for professional liability risks, included principally in de-ferred credits and other liabilities, were $852 million and $817 million at December 31, 1994 and 1993, respectively.

  As discussed in Note 1, Columbia/HCA adopted the provisions of SFAS 115 on December 31, 1993. Accordingly, common stockholders' equity was increased by $27 million (net of deferred income taxes) to reflect the net unrealized gain on investments (all held by the wholly owned insurance subsidiary) classified as available for sale. Prior to the adoption of SFAS 115, debt securities were recorded at amortized cost (which approximated fair value), while equity secu-rities were recorded at the lower of aggregate cost or fair value. The adop-tion of SFAS 115 had no effect on earnings in 1993.

  The provisions of SFAS 115 require that investments in debt and equity secu-rities be classified according to the following criteria:

  Trading account -- Assets held for resale in anticipation of short-term changes in market conditions are recorded at fair value and gains and losses, both realized and unrealized, are included in income. Columbia/HCA does not maintain a trading account portfolio.

  Held to maturity -- Certain debt securities of Columbia/HCA's professional liability insurance subsidiary are expected to be held to maturity as a result of management's intent and ability to do so. These investments are carried at amortized cost.

  Available for sale -- Debt and equity securities not classified as either trading securities or held to maturity are classified as available for sale and recorded at fair value. Unrealized gains and losses are excluded from in-come and recorded as a separate component of common stockholders' equity.

                      COLUMBIA/HCA HEALTHCARE CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
NOTE 11 -- PROFESSIONAL LIABILITY RISKS (CONTINUED)

  A summary of the insurance subsidiary's investments at December 31 follows (dollars in millions):

                                           1994
                               --------------------------------
                                    UNREALIZED AMOUNTS
                                    --------------------   FAIR
                               COST  GAINS      LOSSES     VALUE
                               ---- ---------  ---------   -----
  Held to maturity:
    United States Government
     obligations.............. $  5 $       -   $       -  $  5
    Commercial paper..........  192         -           -   192
                               ---- ---------   ---------  ----
                                197         -           -   197
                               ---- ---------   ---------  ----
  Available for sale:
    Bonds:
      United States Govern-
       ment...................   38         -          (1)   37
      States and municipali-
       ties...................  360         3         (12)  351
      Mortgage-backed securi-
       ties...................   57         -          (3)   54
      Corporate and other.....   79         -          (3)   76
    Money market funds........   58         -           -    58
    Redeemable preferred
     stocks...................   16         -          (1)   15
                               ---- ---------   ---------  ----
                                608         3         (20)  591
                               ---- ---------   ---------  ----
    Equity securities:
      Adjustable rate pre-
       ferred stocks..........   29         1           -    30
      Common stocks...........  144        19          (8)  155
                               ---- ---------   ---------  ----
                                173        20          (8)  185
                               ---- ---------   ---------  ----
                               $978 $      23   $     (28)  973
                               ==== =========   =========
  Amounts classified as cur-
   rent assets................                              (85)
                                                           ----
  Investment carrying value...                             $888
                                                           ====
                                           1993
                               --------------------------------
                                    UNREALIZED AMOUNTS
                                    --------------------   FAIR
                               COST  GAINS      LOSSES     VALUE
                               ---- ---------  ---------   ---------
  Held to maturity:
    United States Government
     obligations.............. $ 44 $       -   $       -  $ 44
                               ---- ---------   ---------  ----
  Available for sale:
    Bonds:
      United States Govern-
       ment...................   19         1           -    20
      States and municipali-
       ties...................  372        16           -   388
      Mortgage-backed securi-
       ties...................   54         1           -    55
      Corporate and other.....   51         2          (1)   52
    Money market funds........   31         -           -    31
    Redeemable preferred
     stocks...................   17         1           -    18
                               ---- ---------   ---------  ----
                                544        21          (1)  564
                               ---- ---------   ---------  ----
    Equity securities:
      Adjustable rate pre-
       ferred stocks..........   13         1           -    14
      Common stocks...........  133        27          (4)  156
                               ---- ---------   ---------  ----
                                146        28          (4)  170
                               ---- ---------   ---------  ----
                               $734 $      49   $      (5)  778
                               ==== =========   =========
  Amounts classified as cur-
   rent assets................                              (78)
                                                           ----
  Investment carrying value...                             $700
                                                           ====

                      COLUMBIA/HCA HEALTHCARE CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
NOTE 11 -- PROFESSIONAL LIABILITY RISKS (CONTINUED)

  The cost and estimated fair value of debt and equity securities at December 31, 1994 by contractual maturity are shown below (dollars in millions). Ex-pected and contractual maturities will differ because the issuers of certain securities may have the right to prepay or otherwise redeem such obligations without penalty.

                                                                           FAIR
                                                                      COST VALUE
                                                                      ---- -----
   Held to maturity:
     Due in one year or less......................................... $197 $197
                                                                      ---- ----
   Available for sale:
     Due in one year or less.........................................   95   95
     Due after one year through five years...........................  126  122
     Due after five years through ten years..........................  141  136
     Due after ten years.............................................  246  238
                                                                      ---- ----
                                                                       608  591
   Equity securities.................................................  173  185
                                                                      ---- ----
                                                                       781  776
                                                                      ---- ----
                                                                      $978 $973
                                                                      ==== ====

  The fair value of the subsidiary's investments is based generally on quoted market prices.

  The average life of the above investments (excluding common stocks) approxi-mated four years at December 31, 1994 and five years at December 31, 1993, and the tax equivalent yield on such investments averaged 8% for 1994 and 10% for 1993 and 1992. Tax equivalent yield is the rate earned on invested assets, ex-cluding unrealized gains and losses, adjusted for the benefit of nontaxable investment income.

  Sales of securities for the years ended December 31 are summarized below (dollars in millions):

                                                 1994               1993
                                           ------------------ ------------------
                                           TYPE OF SECURITY   TYPE OF SECURITY
                                           ------------------ ------------------
                                            DEBT     EQUITY    DEBT     EQUITY
                                           -------- --------- -------- ---------
   Cash proceeds.......................... $    134  $    98  $    185  $    106
   Gross realized gains...................        1       16         4        19
   Gross realized losses..................        2        5         -        10

                      COLUMBIA/HCA HEALTHCARE CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 12 -- LONG-TERM DEBT

Capitalization

  A summary of long-term debt at December 31 follows (dollars in millions):

                                                                   1994   1993
                                                                  ------ ------
Senior collateralized debt, 5% to 16% (rates generally fixed)
 payable in periodic installments through 2034................... $  203 $  211
Senior debt, 3.6% to 13.3% (rates generally fixed) payable in periodic installments through 2024..............................  1,522  1,158
Senior debt (floating rates averaging 6.7%) payable in periodic
 installments through 1997.......................................    299      -
Fixed rate note agreement (13% rate).............................      -    100
Commercial paper (floating rates averaging 6.3%).................  1,630    495
Commercial paper (rates fixed under interest rate agreements)....      -    380
Bank credit agreement (floating rates averaging 6.3%)............      3  1,172
Bank line of credit (floating rates averaging 6.3%)..............    149    100
Subordinated debt, 6.8% to 11.5% (rates generally fixed) payable
 in periodic installments through 2015...........................    124     82
                                                                  ------ ------
Total debt, average life of six years (rates averaging 7.5%).....  3,930  3,698
Amounts due within one year......................................     77    363
                                                                  ------ ------
Long-term debt................................................... $3,853 $3,335
                                                                  ====== ======

Credit Facilities

  Subject to consummation of the Healthtrust Merger, Columbia/HCA will amend its revolving credit agreements (the "Credit Facilities") from an aggregate amount of $2.25 billion to $3.75 billion. The Credit Facilities will comprise a $2 billion five-year revolving credit agreement and a $1.75 billion 364-day revolving credit agreement. The Credit Facilities will support Columbia/HCA's commercial paper programs and replace prior revolving credit agreements asso-ciated with Columbia/HCA ($2.25 billion) and Healthtrust ($1.2 billion). In-terest will be payable generally at either LIBOR plus .18% to .53% (depending on Columbia/HCA's credit rating), the prime lending rate or a competitive bid rate. The Credit Facilities will contain customary covenants which include (i) limitations on additional debt, (ii) limitations on sales of assets, mergers and changes of ownership and (iii) maintenance of certain interest coverage ratios.

Significant Financing Activities

1994

  During 1994 Columbia/HCA issued $175 million of 6.5% notes due 1999; $50 million of 7.6% notes due 2001; $50 million of 8.02% notes due 2002; $100 mil-lion of 8.13% notes due 2003; $150 million of 7.15% notes due 2004; $55 mil-lion of 8.05% notes due 2006; $150 million of 8.85% notes due 2007; and $150 million of 8.36% notes due 2024. Additionally, Columbia/HCA issued $100 mil-lion and $200 million of LIBOR-based notes with final maturities of 1996 and 1997, respectively.

  During 1994 a $40 million 9% subordinated mandatory convertible note due 1999 was converted into approximately 2.2 million shares of Columbia/HCA com-mon stock.

                      COLUMBIA/HCA HEALTHCARE CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
NOTE 12 -- LONG-TERM DEBT (CONTINUED)

1993

  During 1993 Columbia/HCA issued $150 million of 6.13% notes due 2000 and $150 million of 7.5% notes due 2023.

1992

  During 1992 Columbia/HCA sold $100 million face amount of 10.88% senior sub-ordinated notes due 2002 and $135 million face amount of 11.5% senior subordi-nated notes due 2002. In September 1993 $232 million face amount of these notes were retired through the completion of a tender offer.

  Proceeds from the public offering of 41,055,000 shares of voting common stock in 1992 were used to repay $352 million of debt outstanding under a bank credit agreement and redeem the 15.75% subordinated discount debentures and related interest aggregating $444 million.

  In connection with the acquisition of BAMI in 1992, Columbia/HCA assumed ap-proximately $140 million of long-term debt, including approximately $64 mil-lion of senior collateralized notes payable in quarterly installments through 1998 at interest rates ranging from 10.7% to 11.7%. In September 1993 Columbia/HCA effected the defeasance of these notes.

General Information

  Borrowings under the commercial paper programs are classified as long-term debt due to the credit available under the revolving credit agreements dis-cussed above and management's intention to refinance these borrowings on a long-term basis.

  Maturities of long-term debt in years 1996 through 1999 are $238 million, $264 million, $115 million and $213 million, respectively. Such amounts re-flect maturities of debt issued for refinancings through February 8, 1995 and, as to short-term debt classified as long-term, are based upon maturities of the revolving credit agreements. Approximately 5% of Columbia/HCA's property and equipment is pledged on senior collateralized debt.

  During the past three years Columbia/HCA has reduced interest costs and eliminated certain restrictive covenants by refinancing or prepaying high in-terest rate debt, primarily through the use of existing cash and cash equiva-lents and issuance of long-term debt, commercial paper and equity. Amounts re-financed or prepaid totaled $2.2 billion in 1994, $787 million in 1993 and $1 billion in 1992. After-tax losses from refinancing activities aggregated $115 million in 1994 ($.33 per share) and $84 million in 1993 ($.24 per share).

  The estimated fair value of Columbia/HCA's long-term debt was $3.9 billion and $4.1 billion at December 31, 1994 and 1993, respectively, compared to car-rying amounts aggregating $3.9 billion and $3.7 billion, respectively. The es-timate of fair value is based upon the quoted market prices for the same or similar issues of long-term debt.

  At December 31, 1993, Columbia/HCA was a party to certain interest rate swap agreements covering $380 million of commercial paper classified as long-term debt. These transactions were consummated in prior years in connection with the refinancing of high-coupon debt with an average interest rate approximat-ing 13% and provided a cost-effective source of fixed rate financing averaging 7.9%. As part of the previously discussed refinancing of $2.2 billion of long-term debt

                      COLUMBIA/HCA HEALTHCARE CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
NOTE 12 -- LONG-TERM DEBT (CONTINUED)

in 1994, Columbia/HCA terminated all of its interest rate agreements in ad-vance of their scheduled maturities. The after-tax loss on refinancing of long-term debt aggregating $115 million includes a loss of $13 million related to the termination of these agreements. At December 31, 1994, Columbia/HCA was not a party to any interest rate swap agreements. Subject to market conditions and certain other factors, Columbia/HCA may enter into similar arrangements in the future as a means of effecting fixed rate financing.

NOTE 13 -- LEASES

  Columbia/HCA leases real estate and equipment under cancelable and non-can-celable arrangements. Future minimum payments under non-cancelable operating leases follow (dollars in millions):

     1995.................................................................. $132
     1996..................................................................  101
     1997..................................................................   87
     1998..................................................................   72
     1999..................................................................   59
     Thereafter............................................................  160

  Rent expense aggregated $235 million, $196 million and $190 million for the years ended December 31, 1994, 1993 and 1992, respectively.

NOTE 14 -- CONTINGENCIES

  Management continually evaluates contingencies based upon the best available evidence. In addition, allowances for loss are provided currently for disputed items that have continuing significance, such as certain third-party reim-bursements and deductions that continue to be claimed in current cost reports and tax returns.

  Management believes that allowances for loss have been provided to the ex-tent necessary and that its assessment of contingencies is reasonable. Manage-ment believes that resolution of contingencies will not materially affect Columbia/HCA's financial position or results of operations.

  Principal contingencies are described below:

    Revenues -- Certain third-party payments are subject to examination by agencies administering the programs. Columbia/HCA is contesting certain is-sues raised in audits of prior year cost reports.

    Professional liability risks -- Columbia/HCA has provided for loss for professional liability risks based upon actuarially determined estimates. Actual settlements and expenses incident thereto may differ from the provi-sions for loss.

    Income taxes -- Columbia/HCA is contesting adjustments proposed by the IRS.

    Spinoff -- Certain subsidiaries of Columbia/HCA are parties to risk-shar-ing arrangements with Humana.

    Regulatory review -- Federal regulators are investigating certain finan-cial arrangements with physicians at two psychiatric hospitals.

                      COLUMBIA/HCA HEALTHCARE CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
NOTE 14 -- CONTINGENCIES (CONTINUED)

    Litigation -- Various suits and claims arising in the ordinary course of business are pending against Columbia/HCA.

    Columbia/HCA is a party to a class action lawsuit originally initiated against certain subsidiaries, directors and officers of MCA alleging viola-tion of various sections of the Securities Act of 1933 and Securities Ex-change Act of 1934 as well as various provisions of state law. The litiga-tion is generally based on claims that the defendants knew or should have known earlier than reported that MCA's earnings for the quarter ended Sep-tember 30, 1992 would be below analysts' published expectations and that the defendants made false and misleading statements concerning MCA's earn-ings prospects, leading to the subsequent loss in the value of MCA common stock. In December 1994 the litigation was tentatively settled for $60 mil-lion, subject to the approval of the court and a majority of the class mem-bers. This settlement will not have any impact on earnings since this amount was reflected in the purchase price allocation of the MCA Merger.

NOTE 15 -- CAPITAL STOCK

  The terms and conditions associated with each class of Columbia/HCA common stock are substantially identical except for voting rights. All nonvoting com-mon stockholders may convert their shares on a one-for-one basis into voting common stock, subject to certain limitations. In addition, certain voting com-mon stockholders may convert their shares on a one-for-one basis into nonvot-ing common stock.

  The following shares of common stock were reserved at December 31, 1994 (amounts in thousands):

   Stock option plans.................................................... 35,905
   Retirement and savings plans..........................................  5,135
   Other.................................................................    690
                                                                          ------
                                                                          41,730
                                                                          ======

  Columbia/HCA has plans under which options to purchase common stock may be granted to officers, employees and directors. Generally options have been granted at not less than market price on the date of grant. Exercise provi-sions vary, but most options are exercisable in whole or in part beginning one to four years after grant and ending four to fifteen years after grant. Activ-ity in the plans is summarized below (share amounts in thousands):

                                                  SHARES UNDER   OPTION PRICE
                                                     OPTION       PER SHARE
                                                  ------------ ----------------
Balances, December 31, 1991......................    39,078    $ 0.22 to $25.71
  Granted........................................     3,950      0.60 to  22.62
  Conversion of BAMI stock options...............       466      3.18 to  11.59
  Exercised......................................   (22,998)     0.22 to  17.25
  Cancelled or lapsed............................    (7,399)     0.22 to  23.37
                                                    -------
Balances, December 31, 1992......................    13,097      0.22 to  25.71
  Granted........................................     1,660      0.60 to  33.38
  Exercised......................................    (4,018)     0.22 to  23.37
  Cancelled or lapsed............................      (709)     0.22 to  25.71
                                                    -------
Balances, December 31, 1993......................    10,030      0.22 to  33.38
  Granted........................................     5,156     36.88 to  43.38
  Conversion of MCA stock options................       938      5.64 to  57.16
  Exercised......................................    (1,774)     0.22 to  37.63
  Cancelled or lapsed............................    (1,531)     0.22 to  57.16
                                                    -------
Balances, December 31, 1994......................    12,819    $ 0.22 to $57.16
                                                    =======

                      COLUMBIA/HCA HEALTHCARE CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
NOTE 15 -- CAPITAL STOCK (CONTINUED)

  At December 31, 1994, options for 4,003,900 shares were exercisable. Shares of common stock available for future grants were 23,086,000 at December 31, 1994 and 10,088,000 at December 31, 1993.

  In connection with the HCA Merger, Columbia/HCA stockholders voted to in-crease the aggregate number of authorized voting shares of common stock from 400 million to 800 million, and the number of authorized nonvoting common shares was established at 25 million. In addition, authorized shares of pre-ferred stock (none of which are outstanding) were increased from 10 million to 25 million.

  In connection with the Galen Merger, certain preferred stock purchase rights were redeemed which were previously issued to Galen common stockholders. The cost of this transaction was not significant. In addition, a stockholder rights plan was adopted upon consummation of the Galen Merger (similar to that of Galen) under which common stockholders have the right to purchase Series A Preferred Stock in the event of accumulation of or tender offer for certain percentages of Columbia/HCA's common stock. The rights will expire in 2003 un-less redeemed earlier by Columbia/HCA.

  In September 1993 the Board of Directors initiated a regular quarterly cash dividend on common stock of $.03 per share.

  In March 1992 Columbia/HCA issued 41,055,000 shares of voting common stock, the net proceeds from which ($796 million) were used to reduce long-term debt. Assuming that these shares were issued and the proceeds therefrom were used to reduce long-term debt at the beginning of the year, earnings per common and common equivalent share would have been $.53 in 1992.

NOTE 16 -- EMPLOYEE BENEFIT PLANS

  Columbia/HCA maintains noncontributory defined contribution retirement plans covering substantially all employees. Benefits are determined as a percentage of a participant's earned income and are vested over specified periods of em-ployee service. Retirement plan expense was $72 million for 1994, $97 million for 1993 and $102 million for 1992. Amounts equal to retirement plan expense are funded annually.

  Columbia/HCA maintains various contributory savings plans which are avail-able to employees who meet certain minimum requirements. Certain of the plans require that Columbia/HCA match 25% of a participant's contribution up to cer-tain maximum levels. The cost of these plans totaled $21 million for 1994, $20 million for 1993 and $19 million for 1992. Columbia/HCA contributions are funded periodically during the year.

NOTE 17 -- ACCRUED EXPENSES

  A summary of other accrued expenses at December 31 follows (dollars in mil-lions):

                                                                      1994 1993
                                                                      ---- ----
    Workers' compensation............................................ $126 $102
    Taxes other than income..........................................  153  143
    Professional liability risks.....................................  106   89
    Employee benefit plans...........................................  122  158
    Interest.........................................................  138  181
    Other............................................................  265  180
                                                                      ---- ----
                                                                      $910 $853
                                                                      ==== ====

                      COLUMBIA/HCA HEALTHCARE CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
NOTE 18 -- FAIR VALUE INFORMATION

  A summary of fair value information at December 31 follows (dollars in mil-lions):

                                                      1994            1993
                                                 --------------- ---------------
                                                 CARRYING  FAIR  CARRYING  FAIR
                                                  VALUE   VALUE   VALUE   VALUE
                                                 -------- ------ -------- ------
Cash and cash equivalents (Note 1).............   $   13  $   13  $  224  $  224
Investments of professional liability insurance
 subsidiary (Note 11)..........................      978     973     734     778
Long-term debt, including amounts due within
 one year (Note 12)............................    3,930   3,873   3,698   4,091

                      COLUMBIA/HCA HEALTHCARE CORPORATION
                 QUARTERLY CONSOLIDATED FINANCIAL INFORMATION
                                  (UNAUDITED)
                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                   1994
                                        ------------------------------------
                                        FIRST     SECOND    THIRD     FOURTH
                                        ------    ------    ------    ------
Revenues............................... $2,778    $2,689    $2,728    $2,937
Net income:
  Continuing operations (a)............    137       205       176       227
  Extraordinary loss on extinguishment
   of debt.............................    (92)        -       (23)        -
    Net income.........................     45       205       153       227
Per common share:
  Earnings:
    Continuing operations (a)..........    .40       .60       .50       .62
    Extraordinary loss on extinguish-
     ment of debt......................   (.27)        -      (.06)        -
      Net income.......................    .13       .60       .44       .62
  Cash dividends.......................    .03       .03       .03       .03
  Market prices (b):
    High...............................    45 1/4     43        44       43 3/4
    Low................................    33 1/4    36 1/2    38 1/4    33 1/2
                                                   1993
                                        ------------------------------------
                                        FIRST     SECOND    THIRD     FOURTH
                                        ------    ------    ------    ------
Revenues............................... $2,654    $2,536    $2,491    $2,571
Net income (loss):
  Continuing operations (c)............    205       166        28       176
  Discontinued operations..............     16         -         -         -
  Extraordinary loss on extinguishment
   of debt.............................      -         -       (84)        -
    Net income (loss)..................    221       166       (56)      176
Per common share:
  Earnings (loss):
    Continuing operations (c)..........    .61       .49       .08       .52
    Discontinued operations............    .04         -         -         -
    Extraordinary loss on extinguish-
     ment of debt......................      -         -      (.24)        -
      Net income (loss)................    .65       .49      (.16)      .52
  Cash dividends.......................      -         -       .03       .03
  Market prices (b):
    High...............................    24 1/2    27 3/4     31       33 7/8
    Low................................    16 1/4    19 1/4    25 3/8     27

- --------
(a) First quarter results include $102 million ($.30 per share) of costs re-lated to the HCA Merger. See Note 7 of the Notes to Consolidated Financial Statements.
(b) Represents high and low sales prices of CHC common stock for periods prior to the Galen Merger and Columbia common stock prior to the HCA Merger. Columbia/HCA common stock is traded on the New York Stock Exchange (ticker symbol COL).
(c) Third quarter results include $98 million ($.29 per share) of costs re-lated to the Galen Merger. See Note 7 of the Notes to Consolidated Finan-cial Statements.

                      COLUMBIA/HCA HEALTHCARE CORPORATION
            INDEX TO SUPPLEMENTAL CONSOLIDATED FINANCIAL INFORMATION

                                                                           PAGE
                                                                           ----
Supplemental Selected Financial Data...................................... F-40
Supplemental Management's Discussion and Analysis of Financial Condition.. F-41
Report of Independent Auditors............................................ F-50
Supplemental Consolidated Financial Statements:
  Supplemental Consolidated Statement of Income for the years ended Decem-
   ber 31, 1994, 1993 and 1992............................................ F-51
  Supplemental Consolidated Balance Sheet, December 31, 1994 and 1993..... F-52
  Supplemental Consolidated Statement of Common Stockholders' Equity for
   the years ended December 31, 1994, 1993 and 1992....................... F-53
  Supplemental Consolidated Statement of Cash Flows for the years ended
   December 31, 1994, 1993 and 1992....................................... F-54
  Notes to Supplemental Consolidated Financial Statements................. F-55
  Supplemental Quarterly Consolidated Financial Information (Unaudited)... F-76

                      COLUMBIA/HCA HEALTHCARE CORPORATION
                     SUPPLEMENTAL SELECTED FINANCIAL DATA
                   AS OF AND FOR THE YEARS ENDED DECEMBER 31
                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                            1994       1993       1992       1991       1990
                          ---------  ---------  ---------  ---------  ---------
SUMMARY OF OPERATIONS:
Revenues................  $  14,543  $  12,678  $  12,226  $  11,722  $  10,517
                          ---------  ---------  ---------  ---------  ---------
Salaries, wages and
 benefits...............      5,963      5,202      5,062      4,924      4,401
Supplies................      2,144      2,015      1,948      1,774      1,590
Other operating
 expenses...............      2,722      2,351      2,292      2,153      1,953
Provision for doubtful
 accounts...............        853        699        652        638        558
Depreciation and
 amortization...........        804        689        670        647        618
Interest expense........        387        415        506        748        852
Investment income.......        (69)       (74)       (88)       (83)       (85)
Non-recurring
 transactions...........        159        151        532        521         22
                          ---------  ---------  ---------  ---------  ---------
                             12,963     11,448     11,574     11,322      9,909
                          ---------  ---------  ---------  ---------  ---------
Income from continuing
 operations before
 minority interests and
 income taxes...........      1,580      1,230        652        400        608
Minority interests in
 earnings of
 consolidated entities..         40         18         25         24         14
                          ---------  ---------  ---------  ---------  ---------
Income from continuing
 operations before
 income taxes...........      1,540      1,212        627        376        594
Provision for income
 taxes..................        611        492        334        158        233
                          ---------  ---------  ---------  ---------  ---------
Income from continuing
 operations.............        929        720        293        218        361
Discontinued operations:
 Income (loss) from
  operations of
  discontinued health
  plan segment, net of
  income tax (benefit)..          -         16       (108)        16         (6)
 Costs associated with
  discontinuance of
  health plan
  segment, net of income
  tax benefit...........          -          -        (17)         -          -
Extraordinary loss on
 extinguishment of debt,
 net of income tax
 benefit................       (115)       (97)       (23)      (114)        (5)
Cumulative effect on
 prior years of a change
 in accounting
 for income taxes.......          -          -         51          -          -
                          ---------  ---------  ---------  ---------  ---------
  Net income............  $     814  $     639  $     196  $     120  $     350
                          =========  =========  =========  =========  =========
Earnings per common and
 common equivalent
 share(a):
 Income from continuing
  operations............  $    2.16  $    1.75  $     .75  $     .59  $     .95
 Discontinued
  operations:
 Income (loss) from
  operations of
  discontinued health
  plan segment..........          -        .04       (.27)       .05       (.02)
 Costs associated with
  discontinuance of
  health plan segment...          -          -       (.05)         -          -
 Extraordinary loss on
  extinguishment of
  debt..................       (.27)      (.24)      (.06)      (.34)      (.02)
 Cumulative effect on
  prior years of a
  change in accounting
  for income taxes......          -          -        .13          -          -
                          ---------  ---------  ---------  ---------  ---------
  Net income............  $    1.89  $    1.55  $     .50  $     .30  $     .91
                          =========  =========  =========  =========  =========
Shares used in earnings
 per common and common
 equivalent share
 computations (in
 thousands).............    429,295    413,036    394,378    334,676    315,606
Net cash provided by
 continuing operations..  $   1,747  $   1,585  $   1,776  $   1,607  $   1,531
FINANCIAL POSITION:
Assets..................  $  16,278  $  12,685  $  12,773  $  13,081  $  12,321
Working capital.........      1,092        835        899        917        856
Net assets of
 discontinued
 operations.............          -          -        376        411        303
Long-term debt,
 including amounts due
 within one year........      5,672      4,682      4,735      6,380      6,385
Minority interests in
 equity of consolidated
 entities...............        278         67         51         44         36
Common stockholders'
 equity.................      6,090      4,158      4,241      3,219      2,236
OPERATING DATA (B):
Number of hospitals at
 end of period..........        311        274        281        301        306
Number of licensed beds
 at end of period.......     59,595     53,245     53,457     54,616     54,443
Weighted average
 licensed beds..........     57,517     53,247     51,955     54,072     54,297
Average daily census....     23,841     22,973     23,569     25,819     26,096
Occupancy...............         41%        43%        45%        48%        48%
Admissions..............  1,565,500  1,451,000  1,448,000  1,486,200  1,475,400
Average length of stay
 (days).................        5.6        5.8        6.0        6.3        6.5
Emergency room visits...  4,651,000  4,248,900  4,065,000  4,016,700  3,852,100

- --------
(a) Earnings per common and common equivalent share include the effect of preferred stock dividend requirements totaling $18 million in 1991 and $63 million in 1990.
(b) Operating data for 1992 exclude the 22 divested psychiatric hospitals dis-cussed in Note 8 of the Notes to Supplemental Consolidated Financial Statements.

                      COLUMBIA/HCA HEALTHCARE CORPORATION
         SUPPLEMENTAL MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

  The accompanying Supplemental Selected Financial Data and the accompanying supplemental consolidated financial statements set forth certain information with respect to the financial position, results of operations and cash flows of Columbia/HCA Healthcare Corporation ("Columbia/HCA") which should be read in conjunction with the following discussion and analysis.

BACKGROUND INFORMATION AND BUSINESS STRATEGY

Healthtrust Merger

  In April 1995 Columbia/HCA completed a merger transaction with Healthtrust, Inc. -- The Hospital Company ("Healthtrust") (the "Healthtrust Merger"). At the time of the Healthtrust Merger, Healthtrust operated 117 hospitals and certain other ancillary health care facilities located in twenty-two states with annual revenues approximating $3.4 billion. For accounting purposes, the Healthtrust Merger was treated as a pooling of interests. Accordingly, the accompanying supplemental consolidated financial statements and selected financial and oper-ating data included in this discussion and analysis give retroactive effect to the Healthtrust Merger and include the combined operations of Columbia/HCA and Healthtrust for all periods presented.

MCA Merger

  In September 1994 Columbia/HCA completed a merger transaction with Medical Care America, Inc. ("MCA") (the "MCA Merger"). MCA was a national provider of alternative-site health care services through the operation of free-standing surgical centers and certain other outpatient ancillary facilities located in twenty-six states with annual revenues in excess of $400 million. The MCA Merger was accounted for under the purchase method, and accordingly, the accom-panying supplemental consolidated financial statements and selected financial and operating data included in this discussion and analysis include the opera-tions of MCA since September 1, 1994.

EPIC Merger

  Prior to the merger with Columbia/HCA, Healthtrust completed a merger trans-action with EPIC Holdings, Inc. ("EPIC") (the "EPIC Merger") in May 1994. EPIC was a health care services provider that owned and operated 32 general acute care hospitals with annual revenues in excess of $1 billion. The EPIC Merger was accounted for under the purchase method, and accordingly, the accompanying supplemental consolidated financial statements and selected financial and oper-ating data included in this discussion and analysis include the operations of EPIC since May 1, 1994.

HCA Merger

  Columbia Healthcare Corporation ("Columbia") completed a merger transaction with HCA - Hospital Corporation of America ("HCA") (the "HCA Merger") in Febru-ary 1994. At the time of the HCA Merger, HCA operated 97 hospitals located in twenty-one states with annual revenues in excess of $5 billion. For accounting purposes, the HCA Merger was treated as a pooling of interests. Accordingly, the accompanying supplemental consolidated financial statements and selected financial and operating data included in this discussion and analysis give ret-roactive effect to the HCA Merger and include the combined operations of Colum-bia and HCA for all periods presented.

Galen Merger

  In September 1993 Columbia Hospital Corporation ("CHC") completed a merger transaction with Galen Health Care, Inc. ("Galen") (the "Galen Merger") to form Columbia. At the time of the

                      COLUMBIA/HCA HEALTHCARE CORPORATION
        SUPPLEMENTAL MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                CONDITION AND RESULTS OF OPERATIONS (CONTINUED)
BACKGROUND INFORMATION AND BUSINESS STRATEGY (CONTINUED)

Galen Merger, CHC operated 22 hospitals and certain ancillary health care fa-cilities in five major markets located in Florida and Texas. Annual revenues of CHC were in excess of $1 billion. Galen operated 71 hospitals located in eighteen states and two foreign countries with annual revenues of approxi-mately $4 billion. The Galen Merger was accounted for as a pooling of inter-ests. Accordingly, the accompanying supplemental consolidated financial state-ments and selected financial and operating data included in this discussion and analysis give retroactive effect to the Galen Merger and include the com-bined operations of CHC and Galen for all periods presented.

Spinoff Transaction

  Prior to the merger with CHC, Galen became a publicly held corporation on March 1, 1993 as a result of a tax-free spinoff transaction (the "Spinoff") by Humana Inc. ("Humana"). The Spinoff separated Humana's previously integrated hospital and managed care health plan businesses and was effected through the distribution of Galen common stock to then current Humana common stockholders on a one-for-one basis. For accounting purposes, because of the relative sig-nificance of the hospital business, the pre-Spinoff financial statements of Galen (and now those of Columbia/HCA) include the separate results of Humana's hospital business, while the operating results and net assets of Humana's man-aged care health plans have been classified as discontinued operations.

Business Strategy

  Columbia/HCA primarily operates hospitals and ancillary health care facili-ties through either (i) wholly owned subsidiaries, (ii) joint ventures or
(iii) ownership of controlling interests in various partnerships in which sub-sidiaries of Columbia/HCA serve as the managing general partner. Columbia/HCA's business strategy centers on the development of comprehensive, integrated health care delivery networks with physicians and other health care providers in targeted markets, which typically involves significant health care facility acquisitions and consolidation activities.

  During the past several years, hospital industry inpatient admission trends have been adversely impacted by cost containment efforts initiated by federal and state governments and various third-party payers, including health mainte-nance organizations, preferred provider organizations, commercial insurance companies and employer-sponsored networks. In addition, a significant number of medical procedures have shifted from inpatient to less expensive outpatient settings as a result of both cost containment pressures and advances in medi-cal technology.

  In response to changes in the health care industry, Columbia/HCA has devel-oped the following strategy to provide the highest quality health care serv-ices at the lowest possible cost:

  Become a significant provider of services -- Columbia/HCA attempts to (i) consolidate services to reduce costs and (ii) develop the geographic coverage necessary for inclusion in most managed care and employer-sponsored networks in each market.

  Provide a comprehensive range of services -- In addition to the operation of general, acute care hospitals, Columbia/HCA also operates psychiatric and re-habilitation facilities, outpatient sur-gery and diagnostic centers, home health agencies and other services. This strategy enables

                      COLUMBIA/HCA HEALTHCARE CORPORATION
        SUPPLEMENTAL MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                CONDITION AND RESULTS OF OPERATIONS (CONTINUED)
BACKGROUND INFORMATION AND BUSINESS STRATEGY (CONTINUED)

Columbia/HCA to attract business from managed care plans and major employers seeking efficient access to a wide array of health care services.

  Deliver high quality services -- Through the use of clinical information systems and continuous quality enhancement programs, Columbia/HCA focuses on patient outcomes and strives to continuously improve the quality of care and service provided to patients.

  Integrate fragmented delivery systems -- Through its networks, Columbia/HCA focuses on coordinating pricing, contracting, information systems, economic incentives and quality assurance activities among providers in each market.

                      COLUMBIA/HCA HEALTHCARE CORPORATION
        SUPPLEMENTAL MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                CONDITION AND RESULTS OF OPERATIONS (CONTINUED)
RESULTS OF OPERATIONS

  The following is a summary of continuing operations (dollars in millions, except per share amounts).

                                     1994            1993            1992
                                 --------------  --------------  --------------
                                 AMOUNT   RATIO  AMOUNT   RATIO  AMOUNT   RATIO
                                 -------  -----  -------  -----  -------  -----
Revenues.......................  $14,543  100.0  $12,678  100.0  $12,226  100.0
                                 -------  -----  -------  -----  -------  -----
Salaries, wages and benefits...    5,963   41.0    5,202   41.0    5,062   41.4
Supplies.......................    2,144   14.7    2,015   15.9    1,948   15.9
Other operating expenses.......    2,722   18.8    2,351   18.6    2,292   18.8
Provision for doubtful
 accounts......................      853    5.9      699    5.5      652    5.3
Investment income..............      (69)  (0.5)     (74)  (0.6)     (88)  (0.7)
                                 -------  -----  -------  -----  -------  -----
                                  11,613   79.9   10,193   80.4    9,866   80.7
                                 -------  -----  -------  -----  -------  -----
EBDITA (a).....................    2,930   20.1    2,485   19.6    2,360   19.3
Depreciation and amortization..      804    5.4      689    5.4      670    5.6
Interest expense...............      387    2.7      415    3.3      506    4.1
Non-recurring transactions.....      159    1.1      151    1.2      532    4.3
                                 -------  -----  -------  -----  -------  -----
Income before minority
 interests and income taxes....    1,580   10.9    1,230    9.7      652    5.3
Minority interests.............       40    0.3       18    0.1       25    0.2
                                 -------  -----  -------  -----  -------  -----
Income from continuing
 operations before income
 taxes.........................    1,540   10.6    1,212    9.6      627    5.1
Provision for income taxes.....      611    4.2      492    3.9      334    2.7
                                 -------  -----  -------  -----  -------  -----
Income from continuing
 operations....................  $   929    6.4  $   720    5.7  $   293    2.4
                                 =======  =====  =======  =====  =======  =====
Earnings per common and common
 equivalent share:
  Excluding non-recurring
   transactions................  $  2.40         $  1.99         $  1.80
  Non-recurring transactions...     (.24)           (.24)          (1.05)
                                 -------         -------         -------
  Income from continuing
   operations..................  $  2.16         $  1.75         $   .75
                                 =======         =======         =======
% changes from prior year:
  Revenues.....................     14.7             3.7
  EBDITA.......................     17.9             5.3
  Income from continuing
   operations before
   income taxes................     27.1            93.2
  Income from continuing
   operations..................     28.9           146.5
  Earnings per common and
   common equivalent share.....     23.4           133.3
Other information excluding the
 effect of
 non-recurring transactions:
  Income from continuing
   operations
   before income taxes.........  $ 1,699   11.7  $ 1,363   10.8  $ 1,159    9.4
  Income from continuing
   operations..................    1,031    7.1      818    6.5      709    5.8
  % changes from prior year:
    Income from continuing
     operations before income
     taxes.....................     24.7            17.6
    Income from continuing
     operations................     25.8            15.7
    Earnings per common and
     common equivalent share...     20.6            10.6

- --------
(a) Income from continuing operations before non-recurring transactions, de-preciation, interest, minority interests, income taxes and amortization. Although EBDITA is not a measure of operating performance calculated in accordance with generally accepted accounting principles, it is commonly used as an analytical indicator within the health care provider industry. In addition, EBDITA also serves as a measurement of leverage capacity and debt service ability. EBDITA should not be considered as a measure of profitability or liquidity or as an alternative to net income, cash flows generated by operating, investing or financing activities or other finan-cial statement data presented in the supplemental consolidated financial statements as an indicator of financial performance.

                      COLUMBIA/HCA HEALTHCARE CORPORATION
        SUPPLEMENTAL MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                CONDITION AND RESULTS OF OPERATIONS (CONTINUED)
RESULTS OF OPERATIONS (CONTINUED)

  Revenues increased 15% to $14.5 billion in 1994 and 4% to $12.7 billion in 1993. Increases in both periods resulted primarily from acquisitions, growth in same-hospital outpatient services, price increases and, in 1994, growth in same-hospital inpatient volumes. On a same- hospital basis, admissions in-creased 1.9% in 1994 and declined 0.7% in 1993, while outpatient visits grew 34.5% in 1994 and 10.3% in 1993. The significant increase in outpatient visits in 1994 was primarily a result of expanding home health care and other outpa-tient ancillary services.

  During the past three years, Columbia/HCA has experienced increases in dis-counted business. Medicare admissions as a percentage of total admissions were 40% in 1994, 39% in 1993 and 38% in 1992, while discounted and managed care admissions grew to 34% in 1994 from 30% in 1993 and 28% in 1992.

  Despite a continued increase in discounted business, income from continuing operations before income taxes increased 27% to $1.5 billion in 1994 from $1.2 billion in 1993 and pretax margins increased to 10.6% in 1994 from 9.6% in 1993. Excluding the effect of non- recurring transactions, income from contin-uing operations before income taxes increased 25% to $1.7 billion in 1994 from $1.4 billion in 1993 and pretax margins increased to 11.7% in 1994 from 10.8% in 1993. The improvement in pretax income was primarily attributable to growth in revenues and reductions in interest expense resulting from refinancing ac-tivities in both 1994 and 1993. In addition, pretax margins also increased due to increased discounts on medical supplies. Supply costs declined as percent-age of revenues to 14.7% in 1994 compared to 15.9% in 1993.

  Pretax income from continuing operations increased 93% to $1.2 billion in 1993 from $627 million in 1992 and pretax margins increased to 9.6% in 1993 from 5.1% in 1992. Excluding the effect of non-recurring transactions, pretax income from continuing operations increased 18% to $1.4 billion in 1993 from $1.2 billion in 1992 and pretax margins increased to 10.8% in 1993 from 9.4% in 1992. The improvement was primarily attributable to reductions in interest expense resulting from refinancing activities in both 1993 and 1992. In addi-tion, pretax margins also increased due to improvements in staffing levels. Salaries, wages and benefits declined as a percentage of revenues to 41% in 1993 from 41.4% in 1992.

  Income from continuing operations increased 29% to $929 million ($2.16 per share) in 1994 and 147% to $720 million ($1.75 per share) in 1993. Excluding the effects of the non-recurring transactions, income from continuing opera-tions increased 26% to $1 billion ($2.40 per share) in 1994 and 16% to $818 million ($1.99 per share) in 1993.

  Columbia/HCA recorded significant non-recurring transactions during each of the last three years. In 1994 Columbia/HCA recorded $159 million ($102 million net of tax) of charges in connection with the HCA Merger. In addition to in-vestment and advisory fees associated with the HCA Merger, these charges re-flect management's actions to reduce overhead costs, eliminate duplicative op-erating facilities in certain markets and consolidate management information systems. These cost-saving measures were substantially completed during 1994. In connection with the Galen Merger, Columbia/HCA recorded charges in 1993 to-taling $151 million ($98 million net of tax) for management actions similar to those previously discussed as part of the HCA Merger. Consolidation and cost-saving activities related to these charges have been completed. In addition, Columbia/HCA realized a pretax gain of $38 million in 1993 on the sale of a hospital and also recorded a provision for loss in connection with the antici-pated sale of certain hospitals totaling

                      COLUMBIA/HCA HEALTHCARE CORPORATION
        SUPPLEMENTAL MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                CONDITION AND RESULTS OF OPERATIONS (CONTINUED)
RESULTS OF OPERATIONS (CONTINUED)

$38 million. Results of operations in 1992 include $394 million ($330 million net of tax) of charges associated with divestitures of certain hospitals and $138 million ($86 million net of tax) of charges related primarily to the Spinoff.

  The acute care facilities acquired in connection with the EPIC Merger in May 1994 increased revenues by $721 million in 1994, while the free-standing sur-gical center business acquired in connection with the MCA Merger in September 1994 increased revenues by $163 million. These transactions had no material effect on 1994 earnings. See Note 10 of the Notes to Supplemental Consolidated Financial Statements for certain pro forma information related to the EPIC Merger and MCA Merger.

  Results of operations for the periods prior to the Spinoff include income from discontinued operations of $16 million ($.04 per share) in 1993 and losses of $125 million ($.32 per share) in 1992 related to Humana's health plan business. Losses from discontinued operations in 1992 include non-recur-ring charges of $135 million (net of tax) incurred by Humana in connection with the Spinoff.

  In each of the last three years, substantial amounts of high-coupon long-term debt were refinanced to reduce future interest expense and eliminate cer-tain restrictive covenants. In 1994 Columbia/HCA refinanced approximately $2.2 billion of long-term debt resulting in an after-tax loss of $115 million ($.27 per share). Losses from refinancings of $1.4 billion of long-term debt and a revolving credit agreement in 1993 reduced net income by $97 million ($.24 per share). Columbia/HCA also refinanced $1.4 billion of long-term debt in 1992 resulting in an after-tax loss of $23 million ($.06 per share).

LIQUIDITY

  Cash provided by continuing operations totaled $1.7 billion in 1994 compared to $1.6 billion in 1993 and $1.8 billion in 1992. Cash flows in 1994 were re-duced by approximately $75 million in connection with the payment to the In-ternal Revenue Service (the "IRS") related to disputed prior year income taxes and interest. Cash flows and available cash and cash equivalents in excess of capital expenditures (including acquisitions and divestitures) were used gen-erally to reduce long-term debt. In addition, such cash flows were also used in 1994 to fund $146 million of self-insured professional liability risks re-lated to prior years and, in 1993, to finance a payment of $135 million to Humana in connection with the Spinoff.

  Working capital totaled $1.1 billion at December 31, 1994 compared to $835 million at December 31, 1993. Management believes that cash flows from opera-tions and amounts available under Columbia/HCA's revolving credit facilities and related commercial paper programs are sufficient to meet expected future liquidity needs.

  A substantial portion of the non-recurring transactions recorded during the past three years relate to the writedown of recorded assets and, accordingly, did not have a material adverse effect on cash flows from continuing opera-tions.

  Investments of Columbia/HCA's professional liability insurance subsidiary to maintain statutory equity and pay claims totaled $973 million and $778 million at December 31, 1994 and 1993, respectively.

                      COLUMBIA/HCA HEALTHCARE CORPORATION
        SUPPLEMENTAL MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                CONDITION AND RESULTS OF OPERATIONS (CONTINUED)
LIQUIDITY (CONTINUED)

  In September 1993 the Board of Directors initiated the payment of a regular quarterly cash dividend of $.03 per common share.

CAPITAL RESOURCES

  Excluding acquisitions, capital expenditures totaled $1.2 billion in 1994 compared to $1.1 billion in 1993 and $842 million in 1992. Planned capital ex-penditures in 1995 are expected to approximate $1.3 billion. Management be-lieves that its capital expenditure program is adequate to expand, improve and equip existing health care facilities.

  In addition, Columbia/HCA expended $370 million, $167 million and $39 mil-lion for acquisitions and joint ventures (excluding the MCA, EPIC, Healthtrust, HCA and Galen Mergers) during 1994, 1993 and 1992, respectively. See Note 9 of the Notes to Supplemental Consolidated Financial Statements for a description of these activities.

  In connection with the MCA Merger consummated in September 1994 (accounted for under the purchase method), Columbia/HCA issued approximately 21.1 million shares of common stock in exchange for all outstanding shares of MCA common stock at an aggregate cost of $912 million.

  In connection with the EPIC Merger consummated in May 1994 (accounted for under the purchase method), Columbia/HCA paid cash in exchange for all out-standing EPIC common shares at an aggregate cost of $266 million. The EPIC Merger was financed through the public offering of 5,262,400 shares of Columbia/HCA common stock, issuance of $200 million of 10.25% subordinated notes, borrowings under a bank credit agreement and use of existing cash and cash equivalents.

  As part of its business strategy, Columbia/HCA intends to acquire additional health care facilities in the future. Since December 31, 1994, Columbia/HCA has expended $469 million toward the purchase of nine hospitals (or a control-ling interest therein). These transactions, which will be accounted for under the purchase method, were financed through the use of internally generated funds and issuance of long-term debt.

  Columbia/HCA expects to finance all capital expenditures with internally generated and borrowed funds. Available sources of capital include public or private debt, commercial paper, unused bank revolving credits and equity. At December 31, 1994, there were projects under construction which had an esti-mated additional cost to complete of approximately $379 million.

  At December 31, 1993, Columbia/HCA was a party to certain interest rate swap agreements covering $380 million of commercial paper classified as long-term debt. These transactions were consummated in prior years in connection with the refinancing of high-coupon debt with an average interest rate approximat-ing 13% and provided a cost-effective source of fixed rate financing averaging 7.9%. As part of the previously discussed refinancing of $2.2 billion of long-term debt in 1994, Columbia/HCA terminated all of its interest rate agreements in advance of their scheduled maturities. The after-tax loss on refinancing of long-term debt aggregating $115 million includes a loss of $13 million related to the termination of these agreements. At December 31, 1994, Columbia/HCA was not a party to any interest rate swap agreements. Subject to market conditions and certain other factors, Columbia/HCA may enter into similar arrangements in the future as a means of effecting fixed rate financing.

  In connection with the Spinoff, common stockholder's equity was reduced by $802 million in 1993 as a result of the following transactions with Humana:
(i) distribution of the net assets of

                      COLUMBIA/HCA HEALTHCARE CORPORATION
        SUPPLEMENTAL MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                CONDITION AND RESULTS OF OPERATIONS (CONTINUED)
CAPITAL RESOURCES (CONTINUED)

the health plan business ($392 million) and the net assets of a hospital fa-cility ($25 million), (ii) payment of cash ($135 million) and (iii) issuance of notes ($250 million). The notes were refinanced in September 1993.

  In connection with the Healthtrust Merger, Columbia/HCA amended its revolv-ing credit agreements from an aggregate amount of $2.25 billion to $3.75 bil-lion. In addition, Columbia/HCA intends to refinance approximately $1 billion of Healthtrust long-term debt and all outstanding borrowings under the Healthtrust $1.2 billion bank credit agreement. Management anticipates that losses resulting from these refinancing activities will reduce Columbia/HCA's second quarter 1995 net income by approximately $70 million.

  Columbia/HCA's credit facilities contain customary covenants which include
(i) limitations on additional debt, (ii) limitations on sales of assets, merg-ers and changes of ownership and (iii) maintenance of certain interest cover-age ratios. Columbia/HCA was in compliance with all such covenants at December 31, 1994.

EFFECTS OF INFLATION AND CHANGING PRICES

  Various federal, state and local laws have been enacted that, in certain cases, limit Columbia/HCA's ability to increase prices. Revenues for hospital services rendered to Medicare patients are established under the federal gov-ernment's prospective payment system. Medicare revenues approximated 35% of total revenues in 1994, 34% in 1993 and 31% in 1992.

  Management believes that hospital industry operating margins have been, and may continue to be, under significant pressure because of deterioration in in-patient volumes and changes in payer mix, and growth in operating expenses in excess of the increase in prospective payments under the Medicare program. Management expects that the average rate of increase in Medicare prospective payments will approximate 2% in 1995. In addition, as a result of increasing regulatory and competitive pressures, Columbia/HCA's ability to maintain oper-ating margins through price increases to non-Medicare patients is limited.

HEALTH CARE REFORM

  In recent years, an increasing number of legislative proposals have been in-troduced or proposed in Congress and in some state legislatures that would significantly affect health care systems in Columbia/HCA's markets. Proposals under consideration include cost controls on hospitals, insurance market re-forms that increase the availability of group health insurance to small busi-nesses, requirements that all businesses offer health insurance to their em-ployees and creation of a single government health insurance plan that would cover all citizens. The cost of certain proposals would be funded in signifi-cant part by reductions in payments by government programs, including Medicare and Medicaid, to health care providers such as hospitals. There can be no as-surance that health care proposals adverse to the business of Columbia/HCA will not be adopted.

OTHER INFORMATION

  Columbia/HCA is contesting income taxes and related interest aggregating $1.5 billion at December 31, 1994 proposed by the IRS for prior years. Manage-ment believes that final resolution

                      COLUMBIA/HCA HEALTHCARE CORPORATION
        SUPPLEMENTAL MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                CONDITION AND RESULTS OF OPERATIONS (CONTINUED)
OTHER INFORMATION (CONTINUED)

of these disputes will not have a material adverse effect on the financial po-sition, results of operations or liquidity of Columbia/HCA. However, if all or a majority of the positions of the IRS are upheld, the financial position, re-sults of operations and liquidity of Columbia/HCA would be materially ad-versely affected.

  In March 1994 Columbia/HCA made an advance payment to the IRS of approxi-mately $75 million in connection with certain disputed prior year income taxes and related interest. This payment did not have a material effect on 1994 earnings.

  Resolution of various other loss contingencies, including litigation pending against Columbia/HCA in the ordinary course of business, is not expected to have a material adverse effect on its financial position or results of opera-tions.

  During 1992 Columbia/HCA adopted the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which increased net income by $51 million ($.13 per share).

  Columbia/HCA expects to incur certain expenses related to the Healthtrust Merger, the amounts of which have not been determined. These costs will in-clude, among other things, amounts for investment advisory and professional fees, expenses of printing and distributing proxy materials, severance pay-ments and provisions for loss related to the consolidation of the operations of Columbia/HCA and Healthtrust. Management anticipates that these expenses will be recorded in the second quarter of 1995.

                        REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders
Columbia/HCA Healthcare Corporation

We have audited the accompanying supplemental consolidated balance sheet of Columbia/HCA Healthcare Corporation (formed as a result of the merger of Columbia/HCA Healthcare Corporation and Healthtrust, Inc. -- The Hospital Com-
pany) as of December 31, 1994 and 1993, and the related consolidated state-ments of income, common stockholders' equity and cash flows for each of the three years in the period ended December 31, 1994. The supplemental consoli-dated financial statements give retroactive effect to the merger of Columbia/HCA Healthcare Corporation and Healthtrust, Inc. -- The Hospital Com-pany consummated on April 24, 1995, which has been accounted for using the pooling-of-interests method as described in the notes to the supplemental con-solidated financial statements. These supplemental financial statements are the responsibility of the Company's management. Our responsibility is to ex-press an opinion on these supplemental financial statements based on our au-dits.

We conducted our audits in accordance with generally accepted auditing stan-dards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of mate-rial misstatement. An audit includes examining, on a test basis, evidence sup-porting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement pre-sentation. We believe that our audits provide a reasonable basis for our opin-ion.

In our opinion, the supplemental financial statements referred to above pres-ent fairly, in all material respects, the consolidated financial position of Columbia/HCA Healthcare Corporation at December 31, 1994 and 1993, and the consolidated results of its operations and cash flows for each of the three years in the period ended December 31, 1994 after giving retroactive effect to the merger of Healthtrust, Inc. -- The Hospital Company, as described in the notes to the supplemental consolidated financial statements, in conformity with generally accepted accounting principles.

As discussed in Note 11 to the supplemental consolidated financial statements, effective January 1, 1992, the Company adopted the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."

                                                         /s/ Ernst & Young LLP
                                                             ERNST & YOUNG LLP

Louisville, Kentucky
April 24, 1995

                      COLUMBIA/HCA HEALTHCARE CORPORATION
                 SUPPLEMENTAL CONSOLIDATED STATEMENT OF INCOME
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                       1994     1993     1992
                                                      -------  -------  -------
Revenues............................................  $14,543  $12,678  $12,226
                                                      -------  -------  -------
Salaries, wages and benefits........................    5,963    5,202    5,062
Supplies............................................    2,144    2,015    1,948
Other operating expenses............................    2,722    2,351    2,292
Provision for doubtful accounts.....................      853      699      652
Depreciation and amortization.......................      804      689      670
Interest expense....................................      387      415      506
Investment income...................................      (69)     (74)     (88)
Non-recurring transactions..........................      159      151      532
                                                      -------  -------  -------
                                                       12,963   11,448   11,574
                                                      -------  -------  -------
Income from continuing operations before minority
 interests
 and income taxes...................................    1,580    1,230      652
Minority interests in earnings of consolidated
 entities...........................................       40       18       25
                                                      -------  -------  -------
Income from continuing operations before income
 taxes..............................................    1,540    1,212      627
Provision for income taxes..........................      611      492      334
                                                      -------  -------  -------
Income from continuing operations...................      929      720      293
Discontinued operations:
  Income (loss) from operations of discontinued
   health plan segment, net of income tax (benefit)
   of $9 in 1993 and
   ($46) in 1992....................................        -       16     (108)
  Costs associated with discontinuance of health
   plan
   segment, net of income tax benefit of $2.........        -        -      (17)
Extraordinary loss on extinguishment of debt, net of
 income
 tax benefit of $72 in 1994, $59 in 1993 and $15 in
 1992...............................................     (115)     (97)     (23)
Cumulative effect on prior years of a change in
 accounting for income taxes........................        -        -       51
                                                      -------  -------  -------
      Net income....................................  $   814  $   639  $   196
                                                      =======  =======  =======
Earnings per common and common equivalent share:
  Income from continuing operations.................  $  2.16  $  1.75  $   .75
  Discontinued operations:
    Income (loss) from operations of discontinued
     health plan segment............................        -      .04     (.27)
    Costs associated with discontinuance of health
     plan segment...................................        -        -     (.05)
  Extraordinary loss on extinguishment of debt......     (.27)    (.24)    (.06)
  Cumulative effect on prior years of a change in
   accounting for income taxes......................        -        -      .13
                                                      -------  -------  -------
      Net income....................................  $  1.89  $  1.55  $   .50
                                                      =======  =======  =======

  The accompanying notes are an integral part of the supplemental consolidated financial statements.

                      COLUMBIA/HCA HEALTHCARE CORPORATION
                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEET
                           DECEMBER 31, 1994 AND 1993
                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                            1994     1993
                                                           -------  -------
                                  ASSETS
Current assets:
  Cash and cash equivalents............................... $    68  $   348
  Accounts receivable less allowance for loss of $784 --
    1994 and $637 -- 1993.................................   2,346    1,960
  Inventories.............................................     373      299
  Other...................................................     560      475
                                                           -------  -------
                                                             3,347    3,082
Property and equipment, at cost:
  Land....................................................     874      708
  Buildings...............................................   6,086    5,045
  Equipment...............................................   5,175    4,353
  Construction in progress (estimated cost to complete and
   equip after December 31, 1994 -- $379).................     478      499
                                                           -------  -------
                                                            12,613   10,605
  Accumulated depreciation................................  (3,987)  (3,431)
                                                           -------  -------
                                                             8,626    7,174
Investments of professional liability insurance
 subsidiary...............................................     888      700
Intangible assets net of accumulated amortization of
 $310 -- 1994 and $219 -- 1993............................   3,058    1,425
Other.....................................................     359      304
                                                           -------  -------
                                                           $16,278  $12,685
                                                           =======  =======
               LIABILITIES AND COMMON STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable........................................ $   609  $   520
  Salaries, wages and other compensation..................     391      285
  Other accrued expenses..................................   1,131    1,002
  Income taxes............................................       -       41
  Long-term debt due within one year......................     124      399
                                                           -------  -------
                                                             2,255    2,247
Long-term debt............................................   5,548    4,283
Deferred credits and other liabilities....................   2,107    1,930
Minority interests in equity of consolidated entities.....     278       67
Contingencies
Common stockholders' equity:
  Common stock $.01 par; authorized 800,000,000 voting
   shares and 25,000,000 nonvoting shares; issued and
   outstanding 427,837,300 voting shares and 14,119,000
   nonvoting shares -- 1994 and 389,112,700 voting shares
   and 18,990,000 nonvoting shares -- 1993................       4        4
  Capital in excess of par value..........................   4,405    3,210
  Other...................................................      23       58
  Retained earnings.......................................   1,658      886
                                                           -------  -------
                                                             6,090    4,158
                                                           -------  -------
                                                           $16,278  $12,685
                                                           =======  =======

                 The accompanying notes are an integral part of
              the supplemental consolidated financial statements.

                      COLUMBIA/HCA HEALTHCARE CORPORATION
       SUPPLEMENTAL CONSOLIDATED STATEMENT OF COMMON STOCKHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
                             (DOLLARS IN MILLIONS)

                            COMMON STOCK
                            -------------- CAPITAL IN
                            SHARES    PAR  EXCESS OF          RETAINED
                             (000)   VALUE PAR VALUE   OTHER  EARNINGS  TOTAL
                            -------  ----- ----------  -----  --------  ------
Balances, December 31,
 1991...................... 323,076   $ 3      $1,750  $ 461    $1,005  $3,219
  Net income...............                                        196     196
  Cash dividends (Galen
   Health Care, Inc. common
   stock)..................                                       (143)   (143)
  Issuance of common stock.  57,309     1       1,040                    1,041
  Stock options exercised
   and related tax
   benefits, net of 30,000
   shares tendered in
   partial payment
   therefor................  22,967               331   (386)              (55)
  Other....................    (266)               (8)    (9)              (17)
                            -------   ---  ----------  -----  --------  ------
Balances, December 31,
 1992...................... 403,086     4       3,113     66     1,058   4,241
  Net income...............                                        639     639
  Cash dividends (Columbia
   Healthcare Corporation
   common stock)...........                                         (9)     (9)
  Stock options exercised
   and related tax
   benefits, net of 87,000
   shares tendered in
   partial payment
   therefor................   4,099                72    (35)               37
  Spinoff transaction with
   Humana Inc.:
    Cash payment to Humana
     Inc...................                                       (135)   (135)
    Noncash transactions:
     Issuance of notes
      payable..............                                       (250)   (250)
     Distribution of net
      investment in
      discontinued health
      plan operations......                                       (392)   (392)
     Transfer of a hospital
      facility.............                                        (25)    (25)
  Net unrealized gains on
   investment securities...                               27                27
  Other....................     918                25                       25
                            -------   ---  ----------  -----  --------  ------
Balances, December 31,
 1993...................... 408,103     4       3,210     58       886   4,158
  Net income...............                                        814     814
  Cash dividends
   (Columbia/HCA
   Healthcare Corporation
   common stock)...........                                        (42)    (42)
  Issuance of common stock.  26,356             1,066                    1,066
  Stock options exercised
   and related tax
   benefits, net of 23,000
   shares tendered in
   partial payment
   therefor................   1,898                46    (16)               30
  Net unrealized losses on
   investment securities...                              (30)              (30)
  Other....................   5,599                83     11                94
                            -------   ---  ----------  -----  --------  ------
Balances, December 31,
 1994...................... 441,956   $ 4      $4,405  $  23    $1,658  $6,090
                            =======   ===  ==========  =====  ========  ======

               The accompanying notes are an integral part of
             the supplemental consolidated financial statements.

                      COLUMBIA/HCA HEALTHCARE CORPORATION
               SUPPLEMENTAL CONSOLIDATED STATEMENT OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
                             (DOLLARS IN MILLIONS)

                                                      1994     1993     1992
                                                     -------  -------  -------
Cash flows from continuing operations:
  Net income........................................ $   814  $   639  $   196
  Adjustments to reconcile net income to net cash
   provided by operating activities:
    Discontinued operations.........................       -      (16)     127
    Minority interests in earnings of consolidated
     entities.......................................      40       18       25
    Non-recurring transactions......................     159      151      532
    Depreciation and amortization...................     804      689      670
    Amortization of debt discounts and loan costs...      29       47       88
    Deferred income taxes...........................      27      (58)      20
    Change in operating assets and liabilities:
      (Increase) decrease in accounts receivable....     (99)      12      142
      Increase in inventories and other assets......     (80)      (9)     (71)
      Increase (decrease) in income taxes...........       1       (4)     (94)
      Increase (decrease) in other liabilities......    (172)     (66)     112
    Change in accounting for income taxes...........       -        -      (51)
    Extraordinary loss on extinguishment of debt....     187      156       38
    Other...........................................      37       26       42
                                                     -------  -------  -------
      Net cash provided by continuing operations....   1,747    1,585    1,776
                                                     -------  -------  -------
Cash flows from investing activities:
  Purchase of property and equipment................  (1,206)  (1,066)    (842)
  Cash acquired in connection with Medical Care
   America, Inc. merger transaction.................     106        -        -
  Acquisition of EPIC Holdings, Inc.................    (221)       -        -
  Acquisition of hospitals and health care
   facilities.......................................    (370)    (167)     (39)
  Sale of assets....................................      88      298      134
  Investment in discontinued operations.............       -        -      (71)
  Change in investments.............................    (226)      21      (66)
  Other.............................................    (117)     (53)     (20)
                                                     -------  -------  -------
      Net cash used in investing activities.........  (1,946)    (967)    (904)
                                                     -------  -------  -------
Cash flows from financing activities:
  Issuance of long-term debt........................   2,361    2,113    1,022
  Net change in commercial paper borrowings and
   lines of credit..................................   1,148      342     (176)
  Repayment of long-term debt.......................  (3,724)  (2,973)  (2,742)
  Payment to Humana Inc. in spinoff transaction.....       -     (135)       -
  Payment of cash dividends.........................     (36)     (40)    (143)
  Issuance of common stock..........................     191       43      858
  Other.............................................     (21)     (34)     (31)
                                                     -------  -------  -------
      Net cash used in financing activities.........     (81)    (684)  (1,212)
                                                     -------  -------  -------
Change in cash and cash equivalents.................    (280)     (66)    (340)
Cash and cash equivalents at beginning of period....     348      414      754
                                                     -------  -------  -------
Cash and cash equivalents at end of period.......... $    68  $   348  $   414
                                                     =======  =======  =======
Interest payments................................... $   404  $   375  $   411
Income tax payments, net of refunds.................     508      484      368

  The accompanying notes are an integral part of the supplemental consolidated financial statements.

                      COLUMBIA/HCA HEALTHCARE CORPORATION
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- ACCOUNTING POLICIES

Reporting Entity

  Columbia/HCA Healthcare Corporation ("Columbia/HCA") is a Delaware corpora-tion that operates hospitals and ancillary health care facilities through ei-ther (i) wholly owned subsidiaries, (ii) joint ventures or (iii) ownership of controlling interests in various partnerships in which subsidiaries of Columbia/HCA serve as the managing general partner.

  On April 24, 1995, Columbia/HCA completed a merger transaction with Healthtrust, Inc. -- The Hospital Company ("Healthtrust") (the "Healthtrust Merger"). See Note 2 for a description of the specific terms of the Healthtrust Merger.

  On September 16, 1994, Columbia/HCA completed a merger transaction with Med-ical Care America, Inc. ("MCA") (the "MCA Merger"). See Note 3 for a descrip-tion of the specific terms of the MCA Merger.

  On May 5, 1994, Columbia/HCA completed a merger transaction with EPIC Holdings, Inc. ("EPIC") (the "EPIC Merger"). See Note 4 for a description of the specific terms of the EPIC Merger.

  On February 10, 1994, Columbia Healthcare Corporation ("Columbia") merged with HCA - Hospital Corporation of America ("HCA") (the "HCA Merger") to form Columbia/HCA. See Note 5 for a description of the specific terms of the HCA Merger.

  Prior to the HCA Merger, Columbia was formed on September 1, 1993 as a re-sult of a merger involving Columbia Hospital Corporation ("CHC") and Galen Health Care, Inc. ("Galen") (the "Galen Merger"). See Note 6 for a description of the specific terms of the Galen Merger.

Basis of Presentation

  The supplemental consolidated financial statements include all subsidiaries and less than 100% owned entities controlled by Columbia/HCA. Significant intercompany transactions have been eliminated.

  The MCA and EPIC Mergers and various other acquisitions and joint venture transactions have been accounted for under the purchase method. Accordingly, the accounts of these entities have been consolidated with those of Columbia/HCA since the acquisition of controlling interest.

  The Healthtrust, HCA and Galen Mergers have been accounted for by the pool-ing-of-interests method. Accordingly, the supplemental consolidated financial statements included herein give retroactive effect to these transactions and include the combined operations of Healthtrust, HCA, Galen and CHC for all pe-riods presented. In addition, the historical financial information related to Healthtrust and Galen (which prior to the respective mergers were reported on a fiscal year ending August 31) have been recast to conform to Columbia/HCA's annual reporting period ending December 31.

  Generally accepted accounting principles proscribe giving effect to a con-summated business combination accounted for by the pooling-of-interests method in financial statements that do not include the date of consummation. These financial statements do not extend through the consummation date of the Healthtrust Merger; however, they will become the historical consolidated fi-nancial statements of Columbia/HCA after the financial statements including the consummation date of the Healthtrust Merger are issued.

                      COLUMBIA/HCA HEALTHCARE CORPORATION
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 1 -- ACCOUNTING POLICIES (CONTINUED)

Revenues

  Columbia/HCA's health care facilities have entered into agreements with third-party payers, including government programs and managed care health plans, under which Columbia/HCA is paid based upon established charges, cost of providing services, predetermined rates by diagnosis, fixed per diem rates or discounts from established charges.

  Revenues are recorded at estimated amounts due from patients and third-party payers for health care services provided, including anticipated settlements under reimbursement agreements with third-party payers.

Cash and Cash Equivalents

  Cash and cash equivalents include highly liquid investments with an original maturity of three months or less. Carrying values of cash and cash equivalents approximate fair value due to the short-term nature of these instruments.

Accounts Receivable

  Accounts receivable consist primarily of amounts due from the Medicare and Medicaid programs, other government programs, managed care health plans, com-mercial insurance companies and individual patients.

Inventories

  Inventories are stated at the lower of cost (first-in, first-out) or market.

Property and Equipment

  Depreciation expense, computed by the straight-line method, was $722 million in 1994, $631 million in 1993 and $615 million in 1992. Columbia/HCA uses com-ponent depreciation for buildings. Depreciation rates for buildings are equiv-alent to useful lives ranging generally from 20 to 25 years. Estimated useful lives of equipment vary generally from 3 to 10 years.

Investments

  On December 31, 1993, Columbia/HCA adopted the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS 115"), which requires that investments in debt and equity securities be classified according to certain criteria.

Intangible Assets

  Intangible assets consist primarily of costs in excess of the fair value of identifiable net assets of acquired entities and are amortized using the straight-line method generally over a period of 40 years. To the extent that operating results indicate the probability that the carrying values of such assets have been impaired, provisions for loss are recorded based upon the undiscounted cash flows of the acquired entity over the remaining amortization period.

  Noncompete and debt issuance costs are amortized based upon the lives of the respective contracts or loans.

                      COLUMBIA/HCA HEALTHCARE CORPORATION
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
NOTE 1 -- ACCOUNTING POLICIES (CONTINUED)

Professional Liability Insurance Claims

  Provisions for loss for professional liability risks are based upon actuari-ally determined estimates. To the extent that subsequent claims information varies from management's estimates, earnings are charged or credited.

Minority Interests in Consolidated Entities

  The supplemental consolidated financial statements include all assets, lia-bilities, revenues and expenses of less than 100% owned entities controlled by Columbia/HCA. Accordingly, management has recorded minority interests in the earnings and equity of such entities.

  Generally, partnership agreements include provisions for the redemption of minority shareholder interests using specified valuation techniques.

Earnings per Common and Common Equivalent Share

  Earnings per common and common equivalent share are based upon the weighted average number of common shares outstanding adjusted for the dilutive effect of common stock equivalents consisting primarily of stock options. The compu-tation also gives retroactive effect to the exchange of common shares in con-nection with the Healthtrust Merger.

  The following is a summary of shares used in the computation of earnings per common and common equivalent share (amounts in thousands):

                                                        1994    1993    1992
                                                       ------- ------- -------
Columbia/HCA (prior to Healthtrust Merger):
  Weighted average shares outstanding................. 346,219 334,160 301,921
  Common stock equivalents............................   3,856   5,062  26,643
                                                       ------- ------- -------
  Columbia/HCA common and common equivalent shares.... 350,075 339,222 328,564
                                                       ------- ------- -------
Healthtrust:
  Weighted average shares outstanding.................  87,507  81,141  81,386
  Common stock equivalents............................   2,516   2,739   1,952
                                                       ------- ------- -------
  Healthtrust common and common equivalent shares.....  90,023  83,880  83,338
  Merger exchange ratio...............................    0.88    0.88    0.88
                                                       ------- ------- -------
  Adjusted Healthtrust common and common equivalent
   shares.............................................  79,220  73,814  73,337
                                                       ------- ------- -------
Pooling adjustment:
  Healthtrust common shares held as an investment by
   Columbia/HCA.......................................       -       -  (8,549)
  Merger exchange ratio...............................    0.88    0.88    0.88
                                                       ------- ------- -------
  Pooling adjustment..................................       -       -  (7,523)
                                                       ------- ------- -------
    Shares used in computation of earnings per common
     and common equivalent share...................... 429,295 413,036 394,378
                                                       ======= ======= =======

  Fully diluted earnings per common and common equivalent share are not pre-sented because such amounts approximate earnings per common and common equiva-lent share.

                      COLUMBIA/HCA HEALTHCARE CORPORATION
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 2 -- HEALTHTRUST MERGER

  On October 4, 1994, Columbia/HCA entered into a definitive agreement to merge with Healthtrust. This transaction was approved by the stockholders of both companies on February 28, 1995 and was consummated on April 24, 1995. In connection with the Healthtrust Merger, each share of Healthtrust common stock will be converted on a tax-free basis into 0.88 of a share of Columbia/HCA common stock. At December 31, 1994, approximately 90,896,000 shares of Healthtrust common stock were outstanding.

  The Healthtrust Merger has been accounted for as a pooling of interests, and accordingly, the supplemental consolidated financial statements give retroac-tive effect to the Healthtrust Merger and include the combined operations of Columbia/HCA and Healthtrust for all periods presented. The following is a summary of the results of operations of the separate entities for periods prior to the Healthtrust Merger (dollars in millions):

                             COLUMBIA/HCA
                         (PRIOR TO HEALTHTRUST               POOLING
                                MERGER)        HEALTHTRUST ADJUSTMENTS COMBINED
                         --------------------- ----------- ----------- --------
1994:
  Revenues..............        $11,132          $3,430       $(19)    $14,543
  Income from continuing
   operations...........            745             186         (2)        929
  Net income............            630             186         (2)        814
1993:
  Revenues..............        $10,252          $2,443       $(17)    $12,678
  Income from continuing
   operations...........            575             147         (2)        720
  Net income............            507             134         (2)        639
1992:
  Revenues..............        $ 9,932          $2,309       $(15)    $12,226
  Income from continuing
   operations...........            239             114        (60)        293
  Net income............            165              91        (60)        196

  Pooling adjustments have been recorded to eliminate (i) revenues and ex-penses associated with computer information services provided to Healthtrust by Columbia/HCA, (ii) discounting of Healthtrust professional liability loss provisions to conform to the Columbia/HCA method and (iii) gains recorded by Columbia/HCA on the sale of its investments in Healthtrust common stock total-ing $93 million ($58 million net of tax) in 1992.

NOTE 3 -- MCA MERGER

  The MCA Merger was consummated on September 16, 1994. MCA was a national provider of alternative-site health care services through the operation of freestanding surgical centers and certain other outpatient ancillary facili-ties.

  In connection with the MCA Merger, all outstanding shares of MCA common stock were converted on a tax-free basis into approximately 21,093,600 shares of Columbia/HCA voting common stock (an exchange ratio of 0.7042 of a share of Columbia/HCA common stock for each share of MCA common stock). The following is a summary of the aggregate purchase price (dollars in millions, except per share data):

   Fair value of Columbia/HCA common stock ($42.25 per share) issued in exchange for all outstanding MCA common stock.......................  $ 891
   Fair value of options to purchase Columbia/HCA common stock issued in
    exchange for all outstanding options to purchase MCA common stock...     15
   Transaction costs....................................................      6
                                                                          -----
                                                                          $ 912
                                                                          =====

                      COLUMBIA/HCA HEALTHCARE CORPORATION
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 3 -- MCA MERGER (CONTINUED)

  The MCA Merger has been accounted for by the purchase method, and according-ly, the accounts of MCA have been consolidated with those of Columbia/HCA since September 1, 1994. The excess of the aggregate purchase price over the estimated fair value of net assets acquired (including property and equipment of $217 million) approximated $891 million.

NOTE 4 -- EPIC MERGER

  The EPIC Merger was completed on May 5, 1994. EPIC was a health care serv-ices provider that owned and operated 32 general acute care hospitals.

  In connection with the EPIC Merger, EPIC shareholders were paid $7.00 for each outstanding share of EPIC common stock (an aggregate cost of $266 mil-lion, including transaction costs). In addition, Columbia/HCA assumed approxi-mately $713 million of EPIC long-term debt, of which approximately $681 mil-lion was refinanced. The EPIC Merger was financed through the public offering of 5,262,400 shares of Columbia/HCA common stock (effected for the Healthtrust Merger exchange ratio), issuance of $200 million of 10.25% subordinated notes, borrowings under a bank credit agreement and use of existing cash and cash equivalents.

  The EPIC Merger has been accounted for under the purchase method, and ac-cordingly, the accounts of EPIC have been consolidated with those of Columbia/HCA since May 1, 1994. The excess of the aggregate purchase price over the estimated fair value of net assets acquired (including property and equipment of $516 million) approximated $577 million.

NOTE 5 -- HCA MERGER

  The HCA Merger was completed on February 10, 1994. In connection with the HCA Merger, Columbia stockholders approved an amendment to Columbia's Certifi-cate of Incorporation changing the name of the corporation to "Columbia/HCA Healthcare Corporation". HCA was then merged into a wholly owned subsidiary of Columbia/HCA. Shares of HCA Class A voting common stock and Class B nonvoting common stock were converted on a tax-free basis into approximately 166,846,000 shares of Columbia/HCA voting common stock and approximately 18,990,000 shares of Columbia/HCA nonvoting common stock, respectively (an exchange ratio of 1.05 shares of Columbia/HCA common stock for each share of HCA voting and non-voting common stock).

  The HCA Merger has been accounted for as a pooling of interests, and accord-ingly, the supplemental consolidated financial statements give retroactive ef-fect to the HCA Merger and include the combined operations of Columbia and HCA for all periods presented. The following is a summary of the results of opera-tions of the separate entities for periods prior to the HCA Merger (dollars in millions):

                                                      COLUMBIA   HCA   COMBINED
                                                      -------- ------- --------
One month ended January 31, 1994 (unaudited):
  Revenues........................................... $   480  $   460 $    940
  Income from continuing operations..................      33       44       77
  Net income.........................................      33       44       77
1993:
  Revenues........................................... $ 5,130  $ 5,122 $ 10,252
  Income from continuing operations..................     193      382      575
  Net income.........................................     139      368      507
1992:
  Revenues........................................... $ 4,806  $ 5,126 $  9,932
  Income from continuing operations..................     211       28      239
  Net income.........................................     137       28      165

                      COLUMBIA/HCA HEALTHCARE CORPORATION
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 6 -- GALEN MERGER

  On August 31, 1993, the stockholders of both CHC and Galen approved the Ga-len Merger, effective as of September 1, 1993. In connection with the Galen Merger, CHC, a Nevada corporation, was merged into Columbia. Each CHC share of common stock was converted on a tax-free basis into one share of Columbia com-mon stock. Immediately subsequent thereto, a wholly owned subsidiary of Colum-bia was merged into Galen, at which time Galen became a wholly owned subsidi-ary of Columbia. In connection with this transaction, Columbia issued approxi-mately 123,830,000 shares of common stock in a tax-free exchange for all of the outstanding common shares of Galen (an exchange ratio of 0.775 of a share of Columbia common stock for each share of Galen common stock).

  The Galen Merger has been accounted for as a pooling of interests, and ac-cordingly, the supplemental consolidated financial statements give retroactive effect to the Galen Merger and include the combined operations of CHC and Ga-len for all periods presented. The following is a summary of the results of operations of the separate entities for periods prior to the Galen Merger (dollars in millions):

                                                            CHC  GALEN  COMBINED
                                                            ---- ------ --------
Eight months ended August 31, 1993 (unaudited):
  Revenues................................................. $823 $2,600  $3,423
  Income from continuing operations........................   17    176     193
  Net income...............................................   17    192     209
1992:
  Revenues................................................. $819 $3,987  $4,806
  Income from continuing operations........................   26    185     211
  Net income...............................................   26    111     137

NOTE 7 -- SPINOFF TRANSACTION AND DISCONTINUED OPERATIONS

  Prior to the Galen Merger, Galen began operating its hospital business as an independent publicly held corporation on March 1, 1993 as a result of a tax-free spinoff transaction (the "Spinoff") by Humana Inc. ("Humana"), which re-tained its managed care health plan business. The Spinoff separated Humana's previously integrated hospital and managed care health plan businesses and was effected through the distribution of Galen common stock to then current Humana common stockholders on a one-for-one basis.

  For accounting purposes, because of the relative significance of the hospi-tal business, the pre-Spinoff consolidated financial statements of Galen (and now those of Columbia/HCA) include the separate results of Humana's hospital business, while the operations and net assets of Humana's managed care health plans have been classified as discontinued operations.

  In connection with the Spinoff, Galen entered into various agreements with Humana which were intended to facilitate orderly changes for both the hospital and managed care health plan businesses in a way which would be minimally dis-ruptive to each entity. Principal contracts are summarized below:

  Operations -- Certain former Galen hospitals will provide medical services to insureds of Humana for three years subsequent to the Spinoff. The contract includes, among other things, established payment rates for various inpatient and outpatient services and annual increases therein, and hospital utilization guarantees and related penalties. Contract rates associated with this business are comparable to other managed care plan contracts covering similar volumes.

                      COLUMBIA/HCA HEALTHCARE CORPORATION
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 7 -- SPINOFF TRANSACTION AND DISCONTINUED OPERATIONS (CONTINUED)

  Liabilities and indemnification -- Each entity assumed liability for speci-fied claims. The entities will also share risks with respect to certain liti-gation and other contingencies, both identified and unknown.

  Income taxes -- Each entity entered into risk-sharing arrangements in con-nection with the ultimate resolution of various income tax disputes.

  Financing -- In January 1993 certain subsidiaries issued $250 million of notes payable to Humana, and paid to Humana $135 million in cash on March 1, 1993 which was financed principally through the issuance of commercial paper. The $250 million of notes were repaid in September 1993 in connection with the refinancing of certain long-term debt.

  Administration -- These arrangements relate to leasing of certain adminis-trative facilities, division of information systems, employee benefit and stock option plans, and various administrative service arrangements.

  Revenues of the discontinued managed care health plan business (included in discontinued operations in the accompanying supplemental consolidated state-ment of income) were $523 million in 1993 and $2.9 billion in 1992.

NOTE 8 -- NON-RECURRING TRANSACTIONS

1994

  In the first quarter of 1994, the following pretax charges were recorded in connection with the HCA Merger (dollars in millions):

    Employee benefit and certain severance actions........................ $ 40
    Investment advisory and professional fees.............................   12
    Writedown of assets in connection with consolidation of duplicative
     facilities...........................................................   53
    Costs of information systems consolidations primarily related to the
     writedown of assets..................................................   42
    Other.................................................................   12
                                                                           ----
                                                                           $159
                                                                           ====

1993

  In the third quarter of 1993, the following pretax charges were recorded in connection with the Galen Merger (dollars in millions):

    Employee benefit and certain severance actions........................ $ 47
    Investment advisory and professional fees.............................   15
    Writedown of assets in connection with consolidation of duplicative
     facilities...........................................................   63
    Administrative facility asset writedowns and conversion costs associated
     with the transaction.................................................   16
    Provision for loss on planned sales of assets.........................   10
                                                                           ----
                                                                           $151
                                                                           ====

  In the third quarter of 1993, Columbia/HCA realized a pretax gain of $38 million on the sale of a hospital and also recorded a provision for loss in connection with the anticipated sale of certain hospitals totaling $38 mil-lion.

                      COLUMBIA/HCA HEALTHCARE CORPORATION
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 8 -- NON-RECURRING TRANSACTIONS (CONTINUED)

1992

  In the third quarter of 1992, a pretax charge of $394 million was recorded in connection with the planned divestiture of 22 psychiatric hospitals and the unrelated sale of two other facilities. The charge included the writedown to estimated net realizable value of the hospitals to be sold, a $231 million writeoff of permanently impaired cost in excess of net assets acquired, and the costs associated with the replacement of certain credit agreements.

  Income from continuing operations in 1992 includes $138 million of pretax charges incurred primarily in connection with the Spinoff, including a provi-sion for loss on the planned sale of hospitals, writedowns of assets in mar-kets with significant declines in operations, administrative facility asset writedowns and certain other costs associated with the separation of the hos-pital and health plan businesses. Non-recurring charges aggregating $171 mil-lion (before income taxes) incurred by Humana primarily in connection with the Spinoff are included in discontinued operations in 1992.

NOTE 9 -- OTHER BUSINESS COMBINATIONS

  During the past three years, Columbia/HCA has acquired various hospitals and related ancillary health care facilities (or controlling interests in such fa-cilities), all of which have been accounted for by the purchase method. Ac-cordingly, the aggregate purchase price of these transactions has been allo-cated to tangible and identifiable intangible assets acquired and liabilities assumed based upon their respective fair values. The supplemental consolidated financial statements include the accounts of acquired entities since the re-spective acquisition dates.

  The following is a summary of acquisitions and joint ventures consummated during the last three years under the purchase method of accounting (excluding the MCA and EPIC Mergers) (dollars in millions):

                                                            1994   1993   1992
                                                            -----  -----  -----
Number of hospitals........................................    12      6     17
Number of licensed beds.................................... 3,065  1,297  2,432
Purchase price information:
  Fair value of assets acquired............................ $ 608  $ 254  $ 493
  Fair value of liabilities assumed........................   (63)   (50)  (279)
                                                            -----  -----  -----
    Net assets acquired....................................   545    204    214
  Issuance of common stock.................................     -      -   (119)
  Cash received from sale of certain acquired assets.......     -      -    (40)
  Net assets sold in exchange for acquired properties......   (45)     -      -
  Contributions from minority partners.....................  (124)   (28)    (1)
  Other....................................................    (6)    (9)   (15)
                                                            -----  -----  -----
    Net cash paid.......................................... $ 370  $ 167  $  39
                                                            =====  =====  =====

  In July 1992 Columbia/HCA acquired Basic American Medical, Inc. ("BAMI") (included in the table above) through a merger into a wholly owned subsidiary. The assets of BAMI included eight hospitals containing 1,203 licensed beds and certain other health care businesses. The transaction was financed through the assumption of approximately $140 million of long-term debt, issuance of 6,995,000 shares of common stock and payment of $38 million in cash to BAMI stockholders.

                      COLUMBIA/HCA HEALTHCARE CORPORATION
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 9 -- OTHER BUSINESS COMBINATIONS (CONTINUED)

  The purchase price paid in excess of the fair value of identifiable net as-sets of acquired entities included in the table above aggregated $118 million in 1994, $18 million in 1993 and $97 million in 1992.

  The pro forma effect of these acquisitions on Columbia/HCA's results of op-erations prior to consummation was not significant.

NOTE 10 -- PRO FORMA INFORMATION

  The following unaudited pro forma information reflects the combined operat-ing results of Columbia/HCA, MCA and EPIC as if the MCA Merger and EPIC Merger had occurred at the beginning of the periods indicated (dollars in millions, except per share data).

                                                                 1994    1993
                                                                ------- -------
Revenues....................................................... $15,222 $14,157
Income from continuing operations..............................     950     711
Net income.....................................................     923     528
Earnings per common and common equivalent share:
  Income from continuing operations............................    2.13    1.60
  Net income...................................................    2.07    1.18

NOTE 11 -- INCOME TAXES

  Provision for income taxes consists of the following (dollars in millions):

                                                                1994 1993  1992
                                                                ---- ----  ----
Current:
  Federal...................................................... $447 $463  $269
  State........................................................   83   89    52
                                                                ---- ----  ----
                                                                 530  552   321
                                                                ---- ----  ----
Deferred:
  Federal......................................................   70  (60)   15
  State........................................................   11    -    (2)
                                                                ---- ----  ----
                                                                  81  (60)   13
                                                                ---- ----  ----
                                                                $611 $492  $334
                                                                ==== ====  ====

  Reconciliation of federal statutory rate to effective income tax rate fol-lows:

                                                               1994  1993  1992
                                                               ----  ----  ----
Federal statutory rate........................................ 35.0% 35.0% 34.0%
State income taxes, net of federal income tax benefit.........  4.0   4.5   5.1
Merger costs..................................................  0.3   0.5     -
Costs in excess of net assets acquired........................  1.3   1.2  14.5
Tax exempt investment income.................................. (0.5) (0.7) (1.4)
Other items, net.............................................. (0.4)    -   1.2
                                                               ----  ----  ----
Effective income tax rate..................................... 39.7% 40.5% 53.4%
                                                               ====  ====  ====

  In August 1993 Congress enacted the Omnibus Budget Reconciliation Act of 1993 which included, among other things, an increase in corporate income tax rates retroactive to January 1, 1993. This legislation had no material effect on 1993 net income.

                      COLUMBIA/HCA HEALTHCARE CORPORATION
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 11 -- INCOME TAXES (CONTINUED)

  Columbia/HCA adopted the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"), as of January 1, 1992, the effect of which increased 1992 net income by $51 million. The provisions of SFAS 109 require, among other things, recognition of deferred income taxes using statutory rates at which temporary differences in the tax and book bases of assets and liabilities are expected to affect taxable income in future years.

  A summary of deferred income taxes by source included in the supplemental consolidated balance sheet at December 31 follows (dollars in millions):

                                                  1994               1993
                                           ------------------ ------------------
                                           ASSETS LIABILITIES ASSETS LIABILITIES
                                           ------ ----------- ------ -----------
Depreciation.............................. $    -   $  887    $   -    $1,018
Long-term debt............................      -       22        -        26
Professional liability risks..............    366        -      430         -
Doubtful accounts.........................    216        -      168         -
Property losses...........................     46        -       87         -
Cash basis................................      -       39        -        66
Compensation..............................     63        -       26         -
Capitalized leases........................     19        -       11         -
Other.....................................    362      346      248       222
                                           ------   ------    -----    ------
                                           $1,072   $1,294    $ 970    $1,332
                                           ======   ======    =====    ======

  Deferred income taxes totaling $314 million and $299 million at December 31, 1994 and 1993, respectively, are included in other current assets. Noncurrent deferred income taxes, included in deferred credits and other liabilities, to-taled $536 million and $661 million at December 31, 1994 and 1993, respective-ly.

  At December 31, 1994, federal and state net operating loss carryforwards (expiring in years 1995 through 2010) available to offset future taxable income approximated $85 million and $520 million, respectively. Utilization of net operating loss carryforwards in any one year may be limited and, in certain cases, result in a reduction of intangible assets. Net deferred tax assets included in the table above related to such carryforwards are not significant.

  The Internal Revenue Service (the "IRS") has issued statutory notices of de-ficiency in connection with its examinations of HCA's federal income tax re-turns for 1981 through 1988. Columbia/HCA is currently contesting these claimed deficiencies in the United States Tax Court. In addition, the IRS has proposed certain adjustments in connection with its examinations of HCA's 1989 and 1990 federal income tax returns. The following is a discussion of the dis-puted items with respect to these years.

Method of Accounting

  For years 1981 through 1986, most of HCA's hospital subsidiaries (the "Sub-sidiaries") reported taxable income primarily using the cash method of ac-counting. This method was prevalent within the hospital industry and the Sub-sidiaries applied the method in accordance with prior agreements with the IRS. The IRS now asserts that the accrual method of accounting should have been used by the Subsidiaries. The Tax Reform Act of 1986 (the "1986 Act") requires the use of the accrual method of accounting beginning in 1987. Consequently, the Subsidiaries changed to the accrual method beginning January 1, 1987. In accordance with the provisions of the 1986 Act, income that had been deferred at the end of 1986 is being recognized as taxable income by the

                      COLUMBIA/HCA HEALTHCARE CORPORATION
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
NOTE 11 -- INCOME TAXES (CONTINUED)

Subsidiaries in equal annual installments over ten years. If the IRS should ultimately prevail in its claim that the Subsidiaries should have used the ac-crual method for 1981 through 1986, the claim would be reduced to the extent that HCA has recognized as taxable income a portion of such deferred income taxes since 1986. In addition, the sale by HCA of numerous Subsidiaries in 1987 that had been using the cash method resulted in the recognition of a sub-stantial gain that would not have been recognized had the Subsidiaries been using the accrual method. If the IRS were successful with respect to this is-sue, Columbia/HCA would owe an additional $68 million in income taxes and $479 million in interest as of December 31, 1994.

Hospital Acquisitions

  In connection with hospitals acquired by HCA in 1981 and 1985, the IRS has asserted that a portion of the costs allocated to identifiable assets with as-certainable useful lives should be reclassified as nondeductible goodwill. If the IRS ultimately prevails in this regard, Columbia/HCA would owe an addi-tional $122 million in income taxes and $175 million in interest as of Decem-ber 31, 1994.

Insurance Subsidiary

  Based on a Sixth Circuit Court of Appeals decision (the Court having juris-diction over the HCA issues), HCA has claimed that insurance premiums paid to its wholly owned insurance subsidiary ("Parthenon") are deductible, while the IRS asserts that such premiums are not deductible and that corresponding losses are only deductible at the time and to the extent that claims are actu-ally paid. HCA has claimed the additional deductions in its Tax Court peti-tions. Through December 31, 1994, Columbia/HCA is seeking a refund totaling $63 million in income taxes and $120 million in interest in connection with this issue.

  As an alternative to its position, HCA has asserted that in connection with the sale of hospitals to Healthtrust in 1987, premiums paid to Parthenon by the sold hospitals, if not deductible as discussed above, became deductible at the time of the sale. Accordingly, HCA claimed such deduction in its 1987 fed-eral income tax return. The IRS has disallowed the deduction and is claiming an additional $4 million in income taxes and $17 million in interest. A final determination that the premiums are not deductible either when paid to Parthe-non or upon the sale of certain hospitals to Healthtrust would increase the taxable basis in the hospitals sold, thereby reducing HCA's gain realized on the sale.

Healthtrust Sale

  In connection with its sale of certain Subsidiaries to Healthtrust in 1987 in exchange for cash, Healthtrust preferred stock and stock purchase warrants, HCA calculated its gain based on the valuation of such stock and warrants by an independent appraiser. The IRS claims a higher aggregate valuation, based on the face amount of the preferred stock and a separate appraisal Healthtrust obtained for the stock purchase warrants. Application of the higher valuation would increase the gain recognized by HCA on the sale. However, if the IRS succeeds in its assertion, HCA's tax basis in its Healthtrust preferred stock and warrants will be increased accordingly, thereby substantially reducing the tax from the sale of such preferred stock and warrants by a corresponding amount. By December 31, 1992, HCA had sold its entire interest in the Healthtrust preferred stock and warrants. Including the effect of the sales of these securities, the IRS is claiming additional interest of $73 million through December 31, 1994.

                      COLUMBIA/HCA HEALTHCARE CORPORATION
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 11 -- INCOME TAXES (CONTINUED)

  Also in connection with the 1987 sale of certain Subsidiaries to Healthtrust, the IRS claims that HCA's basis in the stock of the Subsidiaries sold to Healthtrust should be calculated by adjusting such basis to reflect accelerated rather than straight-line depreciation, which would reduce HCA's basis in the stock sold and increase the taxable gain on the sale. The IRS po-sition is contrary to a Tax Court decision in a similar case. The IRS is claiming additional income taxes of $79 million and interest of $81 million through December 31, 1994.

  In connection with the 1987 Healthtrust transactions, the IRS further as-serts that, to the extent the Subsidiaries were properly on the cash method through 1986, and therefore properly recognizing taxable income over the ten-year transition period, HCA should have additional income in 1987 equal to the unamortized portion of the deferred income. It is HCA's position that no addi-tional income need be included in 1987 and that the deferred income continues to qualify for the ten-year transition period after the sale. Should the IRS prevail, Columbia/HCA would owe $9 million of additional income taxes and $22 million of interest through December 31, 1994. The position of the IRS is an alternative to its denial of the use of the cash method of accounting previ-ously discussed.

Doubtful Accounts

  The IRS is asserting that in 1986 HCA was not entitled to include charity care writeoffs in the formula used to calculate its deduction for doubtful ac-counts. For years 1987 and 1988, the IRS is asserting that HCA was not enti-tled to exclude from income amounts which are unlikely to be collected. Man-agement believes that such exclusions are permissible under an accrual method of accounting, and because HCA is a "service business" and not a "merchandis-ing business," it is entitled to a special exclusion provided to service busi-nesses by the 1986 Act. The IRS disagrees, asserting that HCA is engaged, at least in part, in a merchandising business. Notwithstanding this assertion, the IRS contends that the exclusion taken by HCA is excessive under applicable Temporary Treasury Regulations. Columbia/HCA believes that the calculation of the exclusion is inaccurate since it does not permit the exclusion in accor-dance with the controlling statute. If the IRS prevails, Columbia/HCA would owe additional income taxes of $137 million and interest of $74 million through December 31, 1994.

Leveraged Buy-out Expenses

  The IRS has asserted that no deduction is allowed for various expenses in-curred in connection with HCA's leveraged buy-out transaction in 1989, includ-ing the amortization of loan costs incurred to borrow funds to acquire the stock of the former shareholders, certain fees incurred by the Special Commit-tee of HCA's Board of Directors to evaluate the buy-out proposal, compensation payments to cancel employee stock plans, and various other costs incurred af-ter the buy-out which have been treated as part of the transaction by the IRS. Columbia/HCA believes that all of these costs are deductible. If the IRS pre-vails on these issues, Columbia/HCA would owe income taxes of $104 million and interest of $39 million through December 31, 1994.

Other Issues

  Additional federal income tax issues primarily concern disputes over the de-preciable lives utilized by HCA for constructed hospital facilities, invest-ment tax credits, vacation pay deductions and income from foreign operations. Many of these items, including depreciation, investment tax credits and for-eign issues, have been resolved favorably in previous settlements. The IRS is claiming an additional $38 million in income taxes and $20 million in interest through December 31, 1994 with respect to these issues.

                      COLUMBIA/HCA HEALTHCARE CORPORATION
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 11 -- INCOME TAXES (CONTINUED)

  On March 24, 1994, Columbia/HCA made an advance payment to the IRS of ap-proximately $75 million in connection with certain disputed prior years income taxes and related interest. This payment did not have a material effect on 1994 earnings.

  In September 1994, Columbia/HCA presented its case in Tax Court for all is-sues other than the deductibility of insurance premiums paid to Parthenon (which was presented in November 1994). A Tax Court decision is expected in 1995. Resolution of disputed income tax issues by the Tax Court will not be affected by the Healthtrust Merger.

  Management believes that HCA had properly reported its income and paid its taxes in accordance with applicable laws and agreements established with the IRS during previous examinations, and that final resolution of these disputes will not have a material adverse effect on the results of operations or finan-cial position of Columbia/HCA.

NOTE 12 -- PROFESSIONAL LIABILITY RISKS

  Columbia/HCA insures a substantial portion of its professional liability risks through a wholly owned insurance subsidiary. Provisions for such risks underwritten by the subsidiary and deductibles at certain hospitals, including expenses incident to claim settlements, were $134 million for 1994, $132 mil-lion for 1993 and $140 million for 1992. Amounts funded to the insurance sub-sidiary were $253 million for 1994 (including approximately $146 million of previously unfunded risks related to prior years), $62 million for 1993 and $55 million for 1992.

  Allowances for professional liability risks, included principally in de-ferred credits and other liabilities, were $1.2 billion and $1 billion at De-cember 31, 1994 and 1993, respectively.

  As discussed in Note 1, Columbia/HCA adopted the provisions of SFAS 115 on December 31, 1993. Accordingly, common stockholders' equity was increased by $27 million (net of deferred income taxes) to reflect the net unrealized gain on investments (all held by the wholly owned insurance subsidiary) classified as available for sale. Prior to the adoption of SFAS 115, debt securities were recorded at amortized cost (which approximated fair value), while equity secu-rities were recorded at the lower of aggregate cost or fair value. The adop-tion of SFAS 115 had no effect on earnings in 1993.

  The provisions of SFAS 115 require that investments in debt and equity secu-rities be classified according to the following criteria:

  Trading account -- Assets held for resale in anticipation of short-term changes in market conditions are recorded at fair value and gains and losses, both realized and unrealized, are included in income. Columbia/HCA does not maintain a trading account portfolio.

  Held to maturity -- Certain debt securities of Columbia/HCA's professional liability insurance subsidiary are expected to be held to maturity as a result of management's intent and ability to do so. These investments are carried at amortized cost.

  Available for sale -- Debt and equity securities not classified as either trading securities or held to maturity are classified as available for sale and recorded at fair value. Unrealized gains and losses are excluded from in-come and recorded as a separate component of common stockholders' equity.

                      COLUMBIA/HCA HEALTHCARE CORPORATION
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 12 -- PROFESSIONAL LIABILITY RISKS (CONTINUED)

  A summary of the insurance subsidiary's investments at December 31 follows (dollars in millions):

                                                           1994
                                               --------------------------------
                                                    UNREALIZED AMOUNTS
                                                    ------------------    FAIR
                                               COST  GAINS     LOSSES     VALUE
                                               ---- --------  ---------   -----
   Held to maturity:
     United States Government obligations..... $  5  $      -  $       -  $  5
     Commercial paper.........................  192         -          -   192
                                               ----  --------  ---------  ----
                                                197         -          -   197
                                               ----  --------  ---------  ----
   Available for sale:
     Bonds:
       United States Government...............   38         -         (1)   37
       States and municipalities..............  360         3        (12)  351
       Mortgage-backed securities.............   57         -         (3)   54
       Corporate and other....................   79         -         (3)   76
     Money market funds.......................   58         -          -    58
     Redeemable preferred stocks..............   16         -         (1)   15
                                               ----  --------  ---------  ----
                                                608         3        (20)  591
                                               ----  --------  ---------  ----
     Equity securities:
       Adjustable rate preferred stocks.......   29         1          -    30
       Common stocks..........................  144        19         (8)  155
                                               ----  --------  ---------  ----
                                                173        20         (8)  185
                                               ----  --------  ---------  ----
                                               $978  $     23  $     (28)  973
                                               ====  ========  =========
   Amounts classified as current assets.......                             (85)
                                                                          ----
   Investment carrying value..................                            $888
                                                                          ====
                                                           1993
                                               --------------------------------
                                                    UNREALIZED AMOUNTS
                                                    ------------------    FAIR
                                               COST  GAINS     LOSSES     VALUE
                                               ---- --------  ---------   -----
   Held to maturity:
     United States Government obligations..... $ 44  $      -  $       -  $ 44
                                               ----  --------  ---------  ----
   Available for sale:
     Bonds:
       United States Government...............   19         1          -    20
       States and municipalities..............  372        16          -   388
       Mortgage-backed securities.............   54         1          -    55
       Corporate and other....................   51         2         (1)   52
     Money market funds.......................   31         -          -    31
     Redeemable preferred stocks..............   17         1          -    18
                                               ----  --------  ---------  ----
                                                544        21         (1)  564
                                               ----  --------  ---------  ----
     Equity securities:
       Adjustable rate preferred stocks.......   13         1          -    14
       Common stocks..........................  133        27         (4)  156
                                               ----  --------  ---------  ----
                                                146        28         (4)  170
                                               ----  --------  ---------  ----
                                               $734  $     49  $      (5)  778
                                               ====  ========  =========
   Amounts classified as current assets.......                             (78)
                                                                          ----
   Investment carrying value..................                            $700
                                                                          ====

                      COLUMBIA/HCA HEALTHCARE CORPORATION
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
NOTE 12 -- PROFESSIONAL LIABILITY RISKS (CONTINUED)

  The cost and estimated fair value of debt and equity securities at December 31, 1994 by contractual maturity are shown below (dollars in millions). Ex-pected and contractual maturities will differ because the issuers of certain securities may have the right to prepay or otherwise redeem such obligations without penalty.

                                                                           FAIR
                                                                      COST VALUE
                                                                      ---- -----
   Held to maturity:
     Due in one year or less......................................... $197 $197
                                                                      ---- ----
   Available for sale:
     Due in one year or less.........................................   95   95
     Due after one year through five years...........................  126  122
     Due after five years through ten years..........................  141  136
     Due after ten years.............................................  246  238
                                                                      ---- ----
                                                                       608  591
     Equity securities...............................................  173  185
                                                                      ---- ----
                                                                       781  776
                                                                      ---- ----
                                                                      $978 $973
                                                                      ==== ====

  The fair value of the subsidiary's investments is based generally on quoted market prices.

  The average life of the above investments (excluding common stocks) approxi-mated four years at December 31, 1994 and five years at December 31, 1993, and the tax equivalent yield on such investments averaged 8% for 1994 and 10% for 1993 and 1992. Tax equivalent yield is the rate earned on invested assets, ex-cluding unrealized gains and losses, adjusted for the benefit of nontaxable investment income.

  Sales of securities for the years ended December 31 are summarized below (dollars in millions):

                                                 1994               1993
                                           ------------------ ------------------
                                           TYPE OF SECURITY   TYPE OF SECURITY
                                           ------------------ ------------------
                                            DEBT     EQUITY    DEBT     EQUITY
                                           -------- --------- -------- ---------
   Cash proceeds.......................... $    134  $     98 $    185  $    106
   Gross realized gains...................        1        16        4        19
   Gross realized losses..................        2         5        -        10

                      COLUMBIA/HCA HEALTHCARE CORPORATION
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 13 -- LONG-TERM DEBT

Capitalization

  A summary of long-term debt at December 31 follows (dollars in millions):

                                                                   1994   1993
                                                                  ------ ------
Senior collateralized debt, 5% to 16% (rates generally fixed)
 payable in periodic installments through 2034................... $  239 $  228
Senior debt, 3.6% to 13.3% (rates generally fixed) payable in periodic installments through 2024..............................  1,522  1,158
Senior debt (floating rates averaging 6.7%) payable in periodic
 installments through 1997.......................................    299      -
Fixed rate note agreement (13% rate).............................      -    100
Commercial paper (floating rates averaging 6.3%).................  1,630    495
Commercial paper (rates fixed under interest rate agreements)....      -    380
Bank credit agreements (floating rates averaging 7.3%)...........    709  1,339
Bank line of credit (floating rates averaging 6.3%)..............    149    100
Subordinated notes due 2002 (10.75% rate)........................    500    500
Subordinated notes due 2004 (10.25% rate)........................    200      -
Subordinated debentures due 2005 (8.75% rate)....................    300    300
Subordinated debt, 6.8% to 11.5% (rates generally fixed) payable
 in periodic installments through 2015...........................    124     82
                                                                  ------ ------
Total debt, average life of six years (rates averaging 8%).......  5,672  4,682
Amounts due within one year......................................    124    399
                                                                  ------ ------
Long-term debt................................................... $5,548 $4,283
                                                                  ====== ======

Credit Facilities

  In connection with the Healthtrust Merger, Columbia/HCA amended its revolv-ing credit agreements (the "Credit Facilities") from an aggregate amount of $2.25 billion to $3.75 billion. The Credit Facilities comprise a $2 billion five-year revolving credit agreement and a $1.75 billion 364-day revolving credit agreement. The Credit Facilities were established to support Columbia/HCA's commercial paper programs and replace prior revolving credit agreements associated with Columbia/HCA ($2.25 billion) and Healthtrust ($1.2 billion). Interest is payable generally at either LIBOR plus .18% to .53% (de-pending on Columbia/HCA's credit rating), the prime lending rate or a competi-tive bid rate. The Credit Facilities contain customary covenants which include
(i) limitations on additional debt, (ii) limitations on sales of assets, merg-ers and changes of ownership and (iii) maintenance of certain interest cover-age ratios.

Significant Financing Activities

HEALTHTRUST MERGER

  In connection with the Healthtrust Merger and subject to market conditions, Columbia/HCA may tender for or seek consent from debt holders to change cer-tain covenants under the respective indentures related to the 10.75% subordi-nated notes due 2002, the 10.25% subordinated notes due 2004 and the 8.75% subordinated debentures due 2005. In addition, Columbia/HCA intends to refi-nance all outstanding borrowings under the Healthtrust $1.2 billion bank credit agreement.

                      COLUMBIA/HCA HEALTHCARE CORPORATION
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
NOTE 13 -- LONG-TERM DEBT (CONTINUED)

1994

  During 1994 Columbia/HCA issued $175 million of 6.5% notes due 1999; $50 million of 7.6% notes due 2001; $50 million of 8.02% notes due 2002; $100 mil-lion of 8.13% notes due 2003; $150 million of 7.15% notes due 2004; $200 mil-lion of 10.25% notes due 2004; $55 million of 8.05% notes due 2006; $150 mil-lion of 8.85% notes due 2007; and $150 million of 8.36% notes due 2024. Addi-tionally, Columbia/HCA issued $100 million and $200 million of LIBOR-based notes with final maturities of 1996 and 1997, respectively.

  During 1994 a $40 million 9% subordinated mandatory convertible note due 1999 was converted into approximately 2.2 million shares of Columbia/HCA com-mon stock.

1993

  During 1993 Columbia/HCA issued $150 million of 6.13% notes due 2000, $300 million of 8.75% subordinated debentures due 2005 and $150 million of 7.5% notes due 2023.

1992

  During 1992 Columbia/HCA sold $100 million face amount of 10.88% senior sub-ordinated notes due 2002 and $135 million face amount of 11.5% senior subordi-nated notes due 2002. In September 1993 $232 million face amount of these notes were retired through the completion of a tender offer.

  Proceeds from the public offering of 41,055,000 shares of voting common stock in 1992 were used to repay $352 million of debt outstanding under a bank credit agreement and redeem the 15.75% subordinated discount debentures and related interest aggregating $444 million.

  In connection with the acquisition of BAMI in 1992, Columbia/HCA assumed ap-proximately $140 million of long-term debt, including approximately $64 mil-lion of senior collateralized notes payable in quarterly installments through 1998 at interest rates ranging from 10.7% to 11.7%. In September 1993 Columbia/HCA effected the defeasance of these notes.

  During 1992 Columbia/HCA issued $500 million of 10.75% subordinated notes due 2002.

General Information

  Borrowings under the commercial paper programs are classified as long-term debt due to the credit available under the revolving credit agreements dis-cussed above and management's intention to refinance these borrowings on a long-term basis.

  Maturities of long-term debt in years 1996 through 1999 are $329 million, $369 million, $233 million and $340 million, respectively. Such amounts re-flect maturities of debt issued for refinancings through February 8, 1995 and, as to short-term debt classified as long-term, are based upon maturities of the revolving credit agreements. Approximately 5% of Columbia/HCA's property and equipment is pledged on senior collateralized debt. In addition, all of the shares of

                      COLUMBIA/HCA HEALTHCARE CORPORATION
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 13 -- LONG-TERM DEBT (CONTINUED)

common stock of former Healthtrust subsidiaries have been pledged as collat-eral in connection with certain debt agreements.

  During the past three years Columbia/HCA has reduced interest costs and eliminated certain restrictive covenants by refinancing or prepaying high in-terest rate debt, primarily through the use of existing cash and cash equiva-lents and issuance of long-term debt, commercial paper and equity. Amounts re-financed or prepaid totaled $2.2 billion in 1994 and $1.4 billion in both 1993 and 1992. After-tax losses from refinancing activities aggregated $115 million ($.27 per share) in 1994, $97 million ($.24 per share) in 1993 and $23 million ($.06 per share) in 1992.

  The estimated fair value of Columbia/HCA's long-term debt was $5.7 billion and $5.3 billion at December 31, 1994 and 1993, respectively, compared to car-rying amounts aggregating $5.7 billion and $4.7 billion, respectively. The es-timate of fair value is based upon the quoted market prices for the same or similar issues of long-term debt, or on rates available to Columbia/HCA as a result of the Healthtrust Merger for debt of the same remaining maturities.

  At December 31, 1993, Columbia/HCA was a party to certain interest rate swap agreements covering $380 million of commercial paper classified as long-term debt. These transactions were consummated in prior years in connection with the refinancing of high-coupon debt with an average interest rate approximat-ing 13% and provided a cost-effective source of fixed rate financing averaging 7.9%. As part of the previously discussed refinancing of $2.2 billion of long-term debt in 1994, Columbia/HCA terminated all of its interest rate agreements in advance of their scheduled maturities. The after-tax loss on refinancing of long-term debt aggregating $115 million includes a loss of $13 million related to the termination of these agreements. At December 31, 1994, Columbia/HCA was not a party to any interest rate swap agreements. Subject to market conditions and certain other factors, Columbia/HCA may enter into similar arrangements in the future as a means of effecting fixed rate financing.

NOTE 14 -- LEASES

  Columbia/HCA leases real estate and equipment under cancelable and non-can-celable arrangements. Future minimum payments under non-cancelable operating leases follow (dollars in millions):

   1995.................................................................... $175
   1996....................................................................  138
   1997....................................................................  117
   1998....................................................................   94
   1999....................................................................   75
   Thereafter..............................................................  240

  Rent expense aggregated $304 million, $239 million and $229 million for the years ended December 31, 1994, 1993 and 1992, respectively.

NOTE 15 -- CONTINGENCIES

  Management continually evaluates contingencies based upon the best available evidence. In addition, allowances for loss are provided currently for disputed items that have continuing sig-

                      COLUMBIA/HCA HEALTHCARE CORPORATION
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 15 -- CONTINGENCIES (CONTINUED)

nificance, such as certain third-party reimbursements and deductions that con-tinue to be claimed in current cost reports and tax returns.

  Management believes that allowances for loss have been provided to the ex-tent necessary and that its assessment of contingencies is reasonable. Manage-ment believes that resolution of contingencies will not materially affect Columbia/HCA's financial position or results of operations.

  Principal contingencies are described below:

    Revenues -- Certain third-party payments are subject to examination by agencies administering the programs. Columbia/HCA is contesting certain is-sues raised in audits of prior year cost reports.

    Professional liability risks -- Columbia/HCA has provided for loss for professional liability risks based upon actuarially determined estimates. Actual settlements and expenses incident thereto may differ from the provi-sions for loss.

    Income taxes -- Columbia/HCA is contesting adjustments proposed by the IRS.

    Spinoff -- Certain subsidiaries of Columbia/HCA are parties to risk-shar-ing arrangements with Humana.

    Regulatory review -- Federal regulators are investigating certain finan-cial arrangements with physicians at two psychiatric hospitals.

    Litigation -- Various suits and claims arising in the ordinary course of business are pending against Columbia/HCA.

    Columbia/HCA is a party to a class action lawsuit originally initiated against certain subsidiaries, directors and officers of MCA alleging viola-tion of various sections of the Securities Act of 1933 and Securities Ex-change Act of 1934 as well as various provisions of state law. The litiga-tion is generally based on claims that the defendants knew or should have known earlier than reported that MCA's earnings for the quarter ended Sep-tember 30, 1992 would be below analysts' published expectations and that the defendants made false and misleading statements concerning MCA's earn-ings prospects, leading to the subsequent loss in the value of MCA common stock. In December 1994 the litigation was tentatively settled for $60 mil-lion, subject to the approval of the court and a majority of the class mem-bers. This settlement will not have any impact on earnings since this amount was reflected in the purchase price allocation of the MCA Merger.

NOTE 16 -- CAPITAL STOCK

  The terms and conditions associated with each class of Columbia/HCA common stock are substantially identical except for voting rights. All nonvoting com-mon stockholders may convert their shares on a one-for-one basis into voting common stock, subject to certain limitations. In addition, certain voting com-mon stockholders may convert their shares on a one-for-one basis into nonvot-ing common stock.

                      COLUMBIA/HCA HEALTHCARE CORPORATION
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
NOTE 16 -- CAPITAL STOCK (CONTINUED)

  The following shares of common stock were reserved at December 31, 1994 (amounts in thousands):

   Stock option plans.................................................... 41,754
   Retirement and savings plans..........................................  5,135
   Other.................................................................  1,196
                                                                          ------
                                                                          48,085
                                                                          ======

  Columbia/HCA has plans under which options to purchase common stock may be granted to officers, employees and directors. Generally options have been granted at not less than market price on the date of grant. Exercise provi-sions vary, but most options are exercisable in whole or in part beginning one to four years after grant and ending four to fifteen years after grant. Activ-ity in the plans is summarized below (share amounts in thousands):

                                                   SHARES UNDER   OPTION PRICE
                                                      OPTION       PER SHARE
                                                   ------------ ----------------
Balances, December 31, 1991.......................    39,576    $ 0.22 to $25.71
  Granted.........................................     6,606      0.60 to  22.62
  Conversion of BAMI stock options................       466      3.18 to  11.59
  Exercised.......................................   (22,997)     0.22 to  17.25
  Cancelled or lapsed.............................    (7,438)     0.22 to  23.37
                                                     -------
Balances, December 31, 1992.......................    16,213      0.22 to  25.71
  Granted.........................................     2,613      0.01 to  33.38
  Exercised.......................................    (4,123)     0.01 to  23.37
  Cancelled or lapsed.............................      (852)     0.22 to  25.71
                                                     -------
Balances, December 31, 1993.......................    13,851      0.01 to  33.38
  Granted.........................................     5,271     34.24 to  43.38
  Conversion of MCA stock options.................       938      5.64 to  57.16
  Exercised.......................................    (1,921)     0.22 to  37.63
  Cancelled or lapsed.............................    (1,574)     0.22 to  57.16
                                                     -------
Balances, December 31, 1994.......................    16,565    $ 0.01 to $57.16
                                                     =======

  At December 31, 1994, options for 5,409,200 shares were exercisable. Shares of common stock available for future grants were 25,188,600 at December 31, 1994 and 12,263,800 at December 31, 1993.

  In connection with the HCA Merger, Columbia/HCA stockholders voted to in-crease the aggregate number of authorized voting shares of common stock from 400 million to 800 million, and the number of authorized nonvoting common shares was established at 25 million. In addition, authorized shares of pre-ferred stock (none of which are outstanding) were increased from 10 million to 25 million.

  In connection with the Galen Merger, certain preferred stock purchase rights were redeemed which were previously issued to Galen common stockholders. The cost of this transaction was not significant. In addition, a stockholder rights plan was adopted upon consummation of the Galen Merger (similar to that of Galen) under which common stockholders have the right to purchase Series A Preferred Stock in the event of accumulation of or tender offer for certain percentages of Columbia/HCA's common stock. The rights will expire in 2003 un-less redeemed earlier by Columbia/HCA.

                      COLUMBIA/HCA HEALTHCARE CORPORATION
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
NOTE 16 -- CAPITAL STOCK (CONTINUED)

  In September 1993 the Board of Directors initiated a regular quarterly cash dividend on common stock of $.03 per share.

  In March 1992 Columbia/HCA issued 41,055,000 shares of voting common stock, the net proceeds from which ($796 million) were used to reduce long-term debt. Assuming that these shares were issued and the proceeds therefrom were used to reduce long-term debt at the beginning of the year, earnings per common and common equivalent share would have been $.52 in 1992.

NOTE 17 -- EMPLOYEE BENEFIT PLANS

  Columbia/HCA maintains noncontributory defined contribution retirement plans covering substantially all employees. Benefits are determined as a percentage of a participant's earned income and are vested over specified periods of em-ployee service. Retirement plan expense was $107 million for 1994, $121 mil-lion for 1993 and $128 million for 1992. Amounts equal to retirement plan ex-pense are funded annually.

  Columbia/HCA maintains various contributory savings plans which are avail-able to employees who meet certain minimum requirements. Certain of the plans require that Columbia/HCA match an amount ranging from 25% to 100% of a par-ticipant's contribution up to certain maximum levels. The cost of these plans totaled $39 million for 1994, $33 million for 1993 and $32 million for 1992. Columbia/HCA contributions are funded periodically during the year.

NOTE 18 -- ACCRUED EXPENSES

  A summary of other accrued expenses at December 31 follows (dollars in mil-lions):

                                                                   1994   1993
                                                                  ------ ------
   Workers' compensation......................................... $  136 $  112
   Taxes other than income.......................................    181    161
   Professional liability risks..................................    133    105
   Employee benefit plans........................................    187    203
   Interest......................................................    170    199
   Other.........................................................    324    222
                                                                  ------ ------
                                                                  $1,131 $1,002
                                                                  ====== ======

NOTE 19 -- FAIR VALUE INFORMATION

  A summary of fair value information at December 31 follows (dollars in mil-lions):

                                                      1994            1993
                                                 --------------- ---------------
                                                 CARRYING  FAIR  CARRYING  FAIR
                                                  VALUE   VALUE   VALUE   VALUE
                                                 -------- ------ -------- ------
Cash and cash equivalents (Note 1).............   $   68  $   68  $  348  $  348
Investments of professional liability insurance
 subsidiary (Note 12)..........................      978     973     734     778
Long-term debt, including amounts due within
 one year (Note 13)............................    5,672   5,692   4,682   5,279

                      COLUMBIA/HCA HEALTHCARE CORPORATION
           SUPPLEMENTAL QUARTERLY CONSOLIDATED FINANCIAL INFORMATION
                                  (UNAUDITED)
                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                        1994
                                        ------------------------------------
                                        FIRST     SECOND    THIRD     FOURTH
                                        ------    ------    ------    ------
Revenues............................... $3,432    $3,521    $3,668    $3,922
Net income:
  Continuing operations (a)............    187       243       213       286
  Extraordinary loss on extinguishment
   of debt.............................    (92)        -       (23)        -
    Net income.........................     95       243       190       286
Per common share:
  Earnings:
    Continuing operations (a)..........    .45       .58       .49       .64
    Extraordinary loss on extinguish-
     ment of debt......................   (.22)        -      (.05)        -
      Net income.......................    .23       .58       .44       .64
  Cash dividends.......................    .03       .03       .03       .03
  Market prices (b):
    High...............................     45 1/4    43        44        43 3/4
    Low................................     33 1/4    36 1/2    38 1/4    33 1/2

                                                        1993
                                        ------------------------------------
                                        FIRST     SECOND    THIRD     FOURTH
                                        ------    ------    ------    ------
Revenues............................... $3,255    $3,122    $3,095    $3,206
Net income (loss):
  Continuing operations (c)............    251       194        53       222
  Discontinued operations..............     16         -         -         -
  Extraordinary loss on extinguishment
   of debt.............................     (1)      (12)      (84)        -
    Net income (loss)..................    266       182       (31)      222
Per common share:
  Earnings (loss):
    Continuing operations (c)..........    .61       .47       .13       .54
    Discontinued operations............    .04         -         -         -
    Extraordinary loss on extinguish-
     ment of debt......................      -      (.03)     (.21)        -
      Net income (loss)................    .65       .44      (.08)      .54
  Cash dividends.......................      -         -       .03       .03
  Market prices (b):
    High...............................     24 1/2    27 3/4    31        33 7/8
    Low................................     16 1/4    19 1/4    25 3/8    27

- --------
(a) First quarter results include $102 million ($.24 per share) of costs re-lated to the HCA Merger. See Note 8 of the Notes to Supplemental Consoli-dated Financial Statements.
(b) Represents high and low sales prices of CHC common stock for periods prior to the Galen Merger and Columbia common stock prior to the HCA Merger. Columbia/HCA common stock is traded on the New York Stock Exchange (ticker symbol COL).
(c) Third quarter results include $98 million ($.24 per share) of costs re-lated to the Galen Merger. See Note 8 of the Notes to Supplemental Consol-idated Financial Statements.

                                                                      APPENDIX A

                      COLUMBIA/HCA HEALTHCARE CORPORATION
                      1995 MANAGEMENT STOCK PURCHASE PLAN

                                 ELECTION FORM



PARTICIPANT NAME:_______________________________________________________
                              (PLEASE PRINT)


SOCIAL SECURITY NUMBER:_________________________________________________


Subject to the provisions of the Columbia/HCA Healthcare Corporation 1995 Management Stock Purchase Plan (the "Plan"), I hereby elect to receive a portion or all of my Annual Bonus, if any, as follows:

        Restricted Shares                           Cash


        ____________________________     ____________________________
        (Percentage of Annual Bonus)     (Percentage of Annual Bonus)

Note: If you elect to receive Restricted Shares it must be a minimum of 20 percent of the Annual Bonus. If you elect not to purchase Restricted Shares, you will need to put "0" in Restricted Shares and 100% in Cash.

______ I hereby elect to have my withholding taxes taken at the time of purchase.

______ I hereby elect to have my withholding taxes taken at the end of the restricted period.

I have read the Columbia/HCA Healthcare Corporation 1995 Management Stock Purchase Plan and understand that the Restricted Shares and this form are subject to the terms of the Plan. I understand that this form must be returned to Columbia/HCA Healthcare Corporation, Compensation Committee, c/o Annie Middlebrook, One Park Plaza, Nashville, TN 37203 no later than June 30, 1995. If this form is not filed timely with the Compensation Committee, I will be deemed to have elected the option to receive all of my bonus in cash.


Signed: _________________________________

Date:_____________________________

                      Columbia/HCA Healthcare Corporation
                      1995 Management Stock Purchase Plan


1.   Purposes;  Construction.
     -----------------------

     This Plan shall be known as the "Columbia/HCA Healthcare Corporation 1995 Management Stock Purchase Plan" and is hereinafter referred to as the "Plan". The purposes of the Plan are to attract and retain highly-qualified executives, to align executive and stockholder long-term interests by creating a direct link between executive compensation and stockholder return, to enable executives to develop and maintain a substantial share ownership position in Columbia/HCA Healthcare Corporation (the "Company"), and to provide incentives to such executives to contribute to the success of the Company's business. The provisions of the Plan are intended to satisfy the requirements of Section 16(b) of the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act"), and shall be interpreted in a manner consistent with the requirements thereof, as now or hereafter construed, interpreted and applied by regulation, rulings and cases.


2.   Administration of the Plan.
     --------------------------

     (a) The Plan shall be administered by the Compensation Committee ("the Committee") which consists of two or more directors of the Company, none of whom shall be officers or employees of the Company and all of whom shall be "disinterested persons" with respect to the Plan within the meaning of Rule 16(b) under the Exchange Act. The members of the Committee shall be appointed by and serve at the pleasure of the Board of Directors.

     (b) The Committee shall have plenary authority in its discretion, but subject to the express provisions of the Plan, (i) to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Agreements (which need not be identical), and (ii) to make all other determinations deemed necessary or advisable for the administration of the Plan. The Committee's determinations on the foregoing matters shall be final and conclusive.

     (c) No member of the Board or the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any grant hereunder.


3.   Definitions.
     -----------

     As used in this Plan, the following words and phrases shall have the meanings indicated:

     (a) "Agreement" shall mean an agreement entered into between the Company and a Participant in connection with a grant under the Plan.

     (b)  "Board" shall mean the Board of Directors of the Company.

     (c) "Annual Bonus" shall mean the bonus earned by a Participant under the Annual Bonus Plan.

     (d) "Annual Bonus Plan" shall mean the Columbia/HCA Healthcare Corporation Annual Incentive Plan, as amended from time to time.

     (e) "Cause" shall mean the Participant's fraud, embezzlement, defalcation, gross negligence in the performance or nonperformance of the Participant's duties or failure or refusal to perform the Participant's duties (other than as a result of Disability) at any time while in the employ of the Company or a Subsidiary.

     (f) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     (g)  "Committee" shall mean the Compensation Committee of the Board.

     (h) "Company" shall mean Columbia/HCA Healthcare Corporation, a Delaware corporation, or any successor corporation.

     (i) "Disability" shall mean a Participant's total and permanent inability to perform his or her duties with the Company or any or its subsidiaries or affiliates by reason of any medically determinable physical or mental impairment, within the meaning of Code Section 22(e)(3).

     (j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

     (k) "Fair Market Value" per Share or Restricted Share shall mean the average of the closing prices on the New York Stock Exchange Composite Transactions Tape (or its equivalent if the Shares are not traded on the New York Stock Exchange) of a Share for the five trading days prior to the relevant valuation date.

     (l) "Participant" shall mean a person who receives a grant of Restricted Shares under the Plan.

     (m) "Plan" shall mean the Columbia/HCA Healthcare Corporation 1995 Management Stock Purchase Plan.

     (n) "Restricted Period" shall have the meaning given in Section 6(d) hereof.

     (o) "Restricted Share" or "Restricted Shares" shall mean the common stock purchased hereunder subject to restrictions.

     (p) "Restricted Share Unit" or "Restricted Share Units" shall have the meaning given in Section 6(j) hereof.

     (q) "Rule 16(b)-3" shall mean Rule 16(b)-3, as in effect from time to time, promulgated by the Securities and Exchange Commission under
          Section 16 of the Exchange Act, including any successor to such Rule.

     (r) "Section 16 Person" shall mean a Participant who is subject to the reporting and short swing liability provisions of Section 16 of the Exchange Act.

     (s) "Shares" shall mean the voting shares of common stock of the Company, with a par value of $.01 per share.

     (t) "Subsidiary" shall mean any subsidiary of the Company (whether or not a subsidiary at the date the Plan is adopted) which is designated by the Committee or Board to participate in the Plan.


4.   Stock Subject to Plan.
     ---------------------

     The maximum number of Shares which shall be reserved for the purchase of Restricted Shares under the Plan shall be 2,000,000 Shares, which number shall be subject to adjustment as provided in Article 7 hereof. Such Shares may be either authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company.

     If any outstanding Restricted Shares under the Plan should be forfeited and reacquired by the Company, the Shares so forfeited shall (unless the Plan shall have been terminated) again become available for use under the Plan, to the extent permitted by Rule 16(b)-3.


5.   Eligibility.
     -----------

     All Company officers shall be eligible to become Participants in this Plan. Each Participant may elect to apply an amount equal to not less than 20 percent of his or her Annual Bonus (less applicable payroll deductions) to the receipt of Restricted Shares granted pursuant to, and subject to the terms and conditions of this Plan. At the election of any Participant, he or she may elect to apply an amount equal to up to 100 percent of the Annual Bonus (less applicable payroll deductions) to the receipt of Restricted Shares granted pursuant to, and subject to the terms and conditions of, this Plan. The amount of the Annual Bonus used to purchase such Restricted Shares shall be calculated in accordance with the Company's Annual Bonus Plan. Since the Restricted Shares are "purchased" with part or all of the Annual Bonus, all Restricted Share grants under this Plan are sometimes referred to herein as "purchases". Any such election shall be made in accordance with rules established by the Committee; provided, however, that any such election by a Section 16 Person must be made at least six months prior to the day the amount of the Section 16 Person's Annual Bonus is finally determined under the Annual Bonus Plan. Elections must be irrevocable and made not later than 90 days after the commencement of the fiscal year to which the Annual Bonus relates (except, in the Committee's discretion, an election as to the first Annual Bonus under the Annual Bonus Plan).


6.   Restricted Shares.
     -----------------

     Each grant of Restricted Shares under the Plan shall be evidenced by a written Agreement between the Company and Participant, in such form as the Committee may from time to time approve, and shall comply with the following terms and conditions (and with such other terms and conditions not inconsistent with the terms of this Plan as the Committee, in its discretion, shall establish):

     (a) Number of Shares. Each Agreement shall state the number of Restricted Shares to be granted.

     (b) Price. The price of each Restricted Share granted under the Plan shall be discounted 25 percent from its Fair Market Value on the relevant valuation date. The relevant valuation date shall be the date the Committee designates as the payment date for the Annual Bonus.

     (c) Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of (except by will or the applicable laws of descent and distribution) during the Restricted Period. The Committee may also impose such other restrictions and conditions on the Restricted Shares as it deems appropriate.

     (d) Restricted Period. Subject to such exceptions as may be determined by the Committee in its discretion, the Restricted Period for Restricted Shares granted under the Plan shall be three years from the date of grant.

     (e) Termination of Employment During Restricted Period. Except as provided in this Section 6(e) or in Section 6(g) hereof, if during the Restricted Period a Participant's employment is terminated either (i) for Cause by the Company or a Subsidiary or (ii) for any reason by the Participant, the Participant shall receive a cash payment equal to the lesser of (i) the Fair Market Value on the last day of employment or
          (ii) the aggregate amount of the Annual Bonus applied to the receipt, in either case, of all Restricted Shares held by the Participant. Any additional value shall be forfeited.

          Except as otherwise provided in Section 6(e) or Section 6(g) hereof, if during the Restricted Period a Participant's employment is terminated by the Company or a Subsidiary without Cause, the Participant shall receive a cash payment equal to either

          (i) the Fair Market Value on the last day of employment or (ii) the aggregate amount of the Annual Bonus applied to the receipt, in either case, of all Restricted Shares held by the Participant. The Committee shall have the sole discretion as to the amount of the payment. Any additional value shall be forfeited.

          If the employment of a Participant holding Restricted Share Units terminates during the Restricted Period relating to such Restricted Share Units, they shall be treated in a manner substantially equivalent to the treatment of Restricted Shares set forth above.

     (f) Ownership. At the time of grant of Restricted Shares, a certificate representing the number of Shares thereunder shall be registered in the name of the Participant. Such certificate shall be held by the Company or any custodian appointed by the Company for the account of the Participant subject to the terms and conditions of the Plan, and shall bear such a legend setting forth the restrictions imposed thereon as the Committee, in its discretion, may determine. The Participant shall have all rights of a stockholder with respect to the Shares, including the right to receive dividends and the right to vote such Shares, subject to the following restrictions: (i) the Participant shall not be entitled to delivery of the stock certificate until the expiration of the Restricted Period and the fulfillment of any other restrictive conditions set forth in this Plan or the Agreement with respect to such Restricted Shares; (ii) none of the Restricted Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during such Restricted Period or until after the fulfillment of any such other restrictive conditions; and (iii) except as otherwise determined by the Committee, all of the Restricted Shares shall be forfeited and all rights of the Participant to such Shares shall terminate, without further obligation on the part of the Company, unless the Participant remains in the continuous employment of the Company for the entire Restricted Period and unless any other restrictive conditions relating to the Restricted Shares are met. Any common stock, any other securities of the Company and any other property (except cash dividends) distributed with respect to the Restricted Shares shall be subject to the same restrictions, terms and conditions as such Restricted Shares.

     (g) Accelerated Lapse of Restrictions. Upon the termination of Participant's employment which results from the Participant's death or Disability, all restrictions then outstanding with respect to Restricted Shares held by such Participant shall automatically expire and be of no further force and effect.

     (h) Termination of Restrictions. At the end of the Restricted Period and provided that any other restrictive conditions of the Restricted Shares are met, or at such earlier time as otherwise determined by the Committee, all restrictions set forth in the Agreement relating to the Restricted Shares or in the Plan shall lapse as to the Restricted Shares subject thereto, and a stock certificate for the appropriate number of Shares, free of the restrictions and restrictive stock legend (other than required under the Securities Act of 1933 or otherwise), shall be delivered to the Participant or his or her beneficiary or estate, as the case may be.

     (i) Retirement of Participant. Upon retirement of Participant from the Company, the Committee shall have the sole discretion as to the status of the Restricted Shares.

     (j) Restricted Share Units. If, during the Restricted Period relating to a Participant's Restricted Shares, the Committee determines that the Company may lose its federal income tax deduction in connection with the future lapsing of the restrictions on such Restricted Shares because of the deductibility cap of Section 162(m) of the Code, the Committee, in its discretion, may convert some or all of such Restricted Shares into an equal number of Restricted Share Units, as to which payment will be postponed until such time as the payment will not cause the Company to lose its federal income tax deduction for such payment under Section 162(m). Until payment of the Restricted Share Units is made, the Participant will be credited with dividend equivalents on the Restricted Share Units, which dividend equivalents will be converted into additional Restricted Share Units. When payment of any Restricted Share Units is made, it will be made in unrestricted Shares, except as provided in Section 6(e) or Section 6(h) hereof.

7.   Dilution and Other Adjustments.
     ------------------------------

     In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, or other change in corporate structure affecting the Shares, such substitution or adjustment shall be made in the aggregate number of Shares reserved for issuance under the Plan and in the number of Restricted Shares outstanding under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of Shares subject to the Plan shall always be a whole number.

8.   Payment of Withholding Taxes.
     ----------------------------

     Subject to the requirements of Section 16(b) of the Exchange Act, the Committee shall have discretion to permit or require a Participant, on such terms and conditions as it determines, to pay all or a portion of any taxes arising in connection with a grant of Restricted Shares hereunder or the lapse of restrictions with respect thereto by having the applicable employer withhold Shares or by the Participant's delivering other Shares having a then-current Fair Market Value equal to the amount of taxes to be withheld.

9.   No Rights to Employment.
     -----------------------

     Nothing in the Plan or in any grant made or Agreement entered into pursuant hereto shall confer upon any Participant the right to continue in the employ of the Company or any Subsidiary or to be entitled to any remuneration or benefits not set forth in the Plan or such Agreement or to interfere with, or limit in any way, the right of the Company or any Subsidiary to terminate such Participant's employment. Grants made under the Plan shall not be affected by any change in duties or position of a Participant as long as such Participant continues to be employed by the Company or any Subsidiary.

10.  Amendment and Termination of the Plan.
     -------------------------------------

     The Board at any time and from time to time may suspend, terminate, modify or amend the Plan; provided, however, that an amendment which requires stockholder approval in order for the Plan to continue to comply with Rule 16(b)-3 or any other law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders. No suspension, termination, modification or amendment of the Plan may adversely affect any grants previously made, unless the written consent of the Participant is obtained.

11.  Approval of Stockholders.
     ------------------------

     The Plan shall take effect upon its adoption by the Board but the Plan (and any purchases made prior to the stockholder approval described in this Article) shall be subject to the approval of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting of stockholders held in accordance with applicable law, which approval must occur within twelve months of the date the Plan is adopted by the Board.

12.  Term of the Plan.
     ----------------

     The Plan shall terminate ten years from the date that the Plan was approved by the Board. No other grants may be made after such termination, but termination of the Plan shall not, without the consent of the holder of the Restricted Shares, alter or impair any rights or obligations under any option or other award theretofore granted.

13.  Governing Law.
     -------------

     The Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to the choice of law principles thereof, except to the extent that such law is preempted by federal law.

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                      COLUMBIA/HCA HEALTHCARE CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
        The undersigned hereby (1) acknowledges receipt of the Notice of Annual Meeting of Stockholders (the "Meeting") of Columbia/HCA Healthcare Corporation, a Delaware corporation (the "Company"), to be held at the offices of the Company, One Park Plaza, Nashville, Tennessee on June 8, 1995 at 9:00 a.m., Central Daylight Time, and the Proxy Statement in connection therewith (the "Proxy Statement") and (2) appoints Richard L. Scott, David
    T. Vandewater and Stephen T. Braun, and each of them, his proxies with full power of substitution for and in the name, place, and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock of the Company standing in the name of the undersigned, or with
P respect to which the undersigned is entitled to vote and act, at the Meeting and at any adjournment(s) or postponement(s) thereof.

R       The undersigned directs that this proxy be voted as follows:
    1. ELECTION OF DIRECTORS:
       [_] FOR all nominees listed below      [_] WITHHOLD AUTHORITY to vote for
O          (except as marked to the               all nominees listed below
           contrary below)
       T. Michael Long, Donald S. MacNaughton, Rodman W. Moorhead III,
X                   Carl E. Reichardt and William T. Young
    (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)
Y
       _________________________________________________________________________
    2. APPROVAL OF AMENDMENTS TO THE COLUMBIA/HCA HEALTHCARE CORPORATION EMPLOYEE STOCK PURCHASE PLAN, AS DESCRIBED IN THE PROXY STATEMENT.
                 [_] FOR        [_] AGAINST        [_] ABSTAIN
    3. APPROVAL OF THE ADOPTION OF THE COLUMBIA/HCA HEALTHCARE CORPORATION 1995 MANAGEMENT STOCK PURCHASE PLAN, AS DESCRIBED IN THE PROXY STATEMENT.
                 [_] FOR        [_] AGAINST        [_] ABSTAIN
    4. IN THE DISCRETION OF THE PROXIES, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

    THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS.

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    The undersigned hereby revokes any proxy heretofore given to vote or act with respect to the Common Stock of the Company and hereby ratifies and confirms all that the proxies, their substitutes, or any of them may lawfully do by virtue hereof.
    If one or more of the proxies named shall be present in person or by substitute at the Meeting or at any adjournment(s) or postponement(s) thereof, the proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.
    Please date, sign and mail this proxy in the enclosed envelope. No postage is required.

                                                    Dated: ______________, 1995

                                                    ___________________________
                                                     Signature of Stockholder


                                                    ___________________________
                                                     Signature of Stockholder

                                                    Please date this proxy and
                                                    sign your name exactly as
                                                    it appears hereon. Where
                                                    there is more than one
                                                    owner, each should sign.
                                                    When signing as an
                                                    attorney, administrator,
                                                    executor, guardian, or
                                                    trustee, please add your
                                                    title as such. If executed
                                                    by a corporation, the
                                                    proxy should be signed by
                                                    a duly authorized officer.
                                                    If a partnership, please
                                                    sign in partnerhsip name
                                                    by authorized person.

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